PROSPECTUS

MAY 1, 2006

SUN LIFE FINANCIAL MASTERSSM CHOICE

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following funds (the "Funds"):
Large-Cap Value Equity Funds	Mid-Cap Growth Equity Funds
Franklin Templeton VIP Trust Templeton Foreign	Lord Abbett Series Fund Growth Opportunities
Securities Fund, Class 2	Portfolio
Franklin Templeton VIP Trust Templeton Growth	Wanger Select, Variable Series
Securities Fund, Class 2	Small-Cap Value Equity Funds
Franklin Templeton VIP Trust Mutual	Columbia Small Cap Value Fund, Variable Series -
Shares Securities Fund, Class 2	Class B4
Lord Abbett Series Fund All Value Portfolio	Franklin Templeton VIP Trust Franklin Small Cap
Lord Abbett Series Fund Growth & Income Portfolio	Value Securities Fund, Class 2
MFS/Sun Life Total Return - S Class	Small-Cap Blend Equity Funds
MFS/ Sun Life Value - S Class	Oppenheimer Main Street Small Cap Fund/VA
Large-Cap Blend Equity Funds	- Service Shares
Franklin Templeton VIP Trust Templeton Developing	Small-Cap Growth Equity Funds
Markets Securities Fund - Class 2	MFS/ Sun Life New Discovery - S Class
MFS/ Sun Life Capital Opportunities - S Class	Wanger US Smaller Companies, Variable Series
MFS/Sun Life Emerging Markets Equity - S Class	Multi-Cap Equity Funds
MFS/ Sun Life Massachusetts Investors Trust	Sun Capital® All Cap Fund - S Class
- S Class	Specialty Funds
MFS/ Sun Life Research - S Class	MFS/ Sun Life Utilities - S Class
MFS/ Sun Life Research International - S Class	PIMCO VIT CommodityRealReturn Strategy
Oppenheimer Main Street Fund/VA - Service Shares	Portfolio
Large-Cap Growth Equity Funds	Sun Capital Real Estate Fund® - S Class
MFS/ Sun Life Emerging Growth - S Class	High-Quality Short-Term Bond Funds
MFS/ Sun Life Massachusetts Investors Growth	PIMCO VIT Low Duration Portfolio
Stock - S Class	High-Quality Intermediate-Term Bond Funds
MFS/ Sun Life Strategic Growth - S Class	MFS/ Sun Life Government Securities - S Class
Columbia Marsico 21st Century Fund, Variable Series[1]	Sun Capital Investment Grade Bond Fund®
Columbia Marsico Growth Fund, Variable Series[2]	- S Class
Columbia Marsico International Opportunities	PIMCO VIT All Asset Portfolio
Fund, Variable Series[3]	PIMCO VIT Total Return Portfolio
Oppenheimer Global Securities Fund/VA -	PIMCO VIT Real Return Portfolio
Service Shares	Medium-Quality Intermediate-Term Bond Funds
Oppenheimer Capital Appreciation Fund/VA -	PIMCO VIT Emerging Markets Bond Portfolio
Service Shares	Low-Quality Short-Term Bond Funds
SC FI Large Cap Growth Fund - S Class	MFS/ Sun Life High Yield - S Class
Mid-Cap Value Equity Funds	Money Market Funds
Lord Abbett Series Fund Mid Cap Value Portfolio	Sun Capital Money Market Fund® - S Class
Moderate Allocation Funds
Fidelity VIP Freedom 2010 Portfolio Service - Class 2
Fidelity VIP Freedom 2015 Portfolio Service - Class 2
Fidelity VIP Freedom 2020 Portfolio Service - Class 2

[1]	Formerly known as Nations Marsico 21st Century Portfolio.
[2]	Formerly known as Nations Marsico Growth Portfolio.
[3]	Formerly known as Nations Marsico International Opportunities Portfolio.
[4]	Formerly known as Colonial Small Cap Value Fund, Variable Series, Class B.

Columbia Management Advisors, LLC, advises the Columbia Funds (with Marsico Capital Management, LLC, sub-advising the Columbia Marsico Funds). Columbia Wanger Asset Management, LLP, advises Wanger U.S. Smaller Companies and Wanger Select. Franklin® Advisers, Inc. advises Franklin Small Cap Value Securities Fund. Franklin® Mutual Advisers, LLC advises Mutual Shares Securities Fund. Lord, Abbett & Co. LLC advises the Lord Abbett Series Fund Portfolios. Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Pacific Investment Management Company LLC advises the PIMCO VIT Portfolios. OppenheimerFunds, Inc. advises the Oppenheimer Funds. Strategic Advisers®, Inc. advises the Fidelity VIP Freedom Portfolios. Sun Capital Advisers LLC advises the Sun Capital Funds; SC FI Large Cap Growth Fund (sub-advised by Pyramis Global Advisors, LLC). Templeton® Asset Management Ltd. advises the Templeton Developing Markets Securities Fund. Templeton® Investment Counsel, LLC advises Templeton Foreign Securities Fund and Templeton Growth Securities Fund.

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated May 1, 2006 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 59 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TABLE OF CONTENTS

SPECIAL TERMS *

PRODUCT HIGHLIGHTS *

FEES AND EXPENSES *

EXAMPLE *

CONDENSED FINANCIAL INFORMATION *

THE ANNUITY CONTRACT *

COMMUNICATING TO US ABOUT YOUR CONTRACT *

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) *

THE VARIABLE ACCOUNT *

VARIABLE ACCOUNT OPTIONS: THE FUNDS *

THE FIXED ACCOUNT *

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS *

THE ACCUMULATION PHASE *

Issuing Your Contract *

Amount and Frequency of Purchase Payments *

Allocation of Net Purchase Payments *

Your Account *

Your Account Value *

Variable Account Value *

Fixed Account Value *

Transfer Privilege *

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates *

Other Programs *

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT *

Cash Withdrawals *

Withdrawal Charge *

Types of Withdrawals Not Subject to Withdrawal Charge *

Market Value Adjustment *

CONTRACT CHARGES *

Account Fee *

Administrative Expense Charge and Distribution Fee *

Mortality and Expense Risk Charge *

Charges for Optional Benefit Riders *

Premium Taxes *

Fund Expenses *

Modification in the Case of Group Contracts *

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE *

Guaranteed Minimum Accumulation Benefit ("AB") Plan *

Guaranteed Minimum Withdrawal Benefit ("WB") Plan *

Cost of the Optional Living Benefit Rider *

Withdrawals Under the Optional Living Benefit Rider *

Annuitization Under the WB Plan *

Cancellation of the Optional Living Benefit Rider *

Revocation of the Optional Living Benefit Rider *

Step-Up *

Subsequent Purchase Payments After a Step-Up *

Renewal of the Optional Living Benefit Rider *

Refund of Rider Charges Under the AB Plan *

Tax Issues *

Your Death Under the AB Plan *

Your Death Under the WB Plan *

DEATH BENEFIT *

Amount of Death Benefit *

The Basic Death Benefit *

Optional Death Benefit Riders *

Spousal Continuance *

Calculating the Death Benefit *

Method of Paying Death Benefit *

Non-Qualified Contracts *

Selection and Change of Beneficiary *

Payment of Death Benefit *

THE INCOME PHASE -- ANNUITY PROVISIONS *

Selection of Annuitant(s) *

Selection of the Annuity Commencement Date *

Annuity Options *

Selection of Annuity Option *

Amount of Annuity Payments *

Exchange of Variable Annuity Units *

Account Fee *

Annuity Payment Rates *

Annuity Options as Method of Payment for Death Benefit *

OTHER CONTRACT PROVISIONS *

Exercise of Contract Rights *

Change of Ownership *

Voting of Fund Shares *

Periodic Reports *

Substitution of Securities *

Change in Operation of Variable Account *

Splitting Units *

Modification *

Discontinuance of New Participants *

Reservation of Rights *

Right to Return *

TAX CONSIDERATIONS *

U.S. Federal Income Tax Considerations *

Puerto Rico Tax Considerations *

ADMINISTRATION OF THE CONTRACT *

DISTRIBUTION OF THE CONTRACT *

PERFORMANCE INFORMATION *

AVAILABLE INFORMATION *

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE *

STATE REGULATION *

LEGAL PROCEEDINGS *

FINANCIAL STATEMENTS *

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION *

APPENDIX A - GLOSSARY *

APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT *

APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT *

APPENDIX D - CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX E - CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT *

APPENDIX F - CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT *

APPENDIX G - CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT *

APPENDIX H - CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT *

APPENDIX I - SECURED RETURNS FOR LIFE BENEFIT EXAMPLES *

APPENDIX J - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS *

APPENDIX K - SECURED RETURNS BENEFIT *

APPENDIX L - SECURED RETURNS 2 BENEFIT *

APPENDIX M - Build Your Portfolio *

APPENDIX N - CONDENSED FINANCIAL INFORMATION *

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Sun Life Financial MastersSM Choice Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase. Currently, there is no minimum amount required for additional Purchase Payments. However, we reserve the right to limit additional Purchase Payments to at least $1,000. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate securities portfolio of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.05% of the average daily value of the Contract invested in the Variable Account, if you were under 76 years of age on the Open Date, or 1.25% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution fee of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% and declines to 0% after the Purchase Payment has been in the Contract for seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

If you elect the optional living benefit rider, we will assess a quarterly charge currently equal to 0.125% of your Account Value. In the state of Washington, we assess the charge on Variable Account Value only.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

Optional Living Benefit Rider: Secured Returns for Life

Secured Returns for Life guarantees a return of your initial Purchase Payment plus portions of your subsequent Purchase Payments (adjusted for withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. You may choose to receive your Secured Returns for Life under one of two plans. Under the terms of the Guaranteed Minimum Accumulation Benefit Plan, on your 10th Account Anniversary, or some later date if you choose to "step-up" your Guaranteed Living Benefit amount ("GLB amount"), we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. (Your first step-up of your GLB amount to your current Account Value may be made any time on or after your third Account Anniversary. A full three years must pass before you may elect to step-up your GLB amount again.) Under this Plan, if your Account Value is greater than or equal to your GLB amount on the date the Plan matures, we will refund the charges you paid for the Benefit. Under the terms of the Guaranteed Minimum Withdrawal Benefit Plan, we guarantee a return of your Remaining Guaranteed Living Benefit amount ("RGLB amount") through periodic withdrawals and, if you meet certain conditions, you may receive payments for life. Secured Returns for Life is available only if you are age 85 or younger on the Open Date. If you annuitize, Secured Returns for Life terminates.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the Beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing an optional death benefit rider that is available in your state. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. For the first Account Year, this "free withdrawal amount" equals 15% of the amount of all Purchase Payments you have made. For all other Account Years, the "free withdrawal amount" is equal to the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) 15% of all Purchase Payments made within the past seven Account Years or (2) all earnings minus any free withdrawals taken during the life of the Contract. All other Purchase Payments will be subject to a withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it (or later, if allowed by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses
Sales Load Imposed on Purchases (as a percentage of purchase payments):		0%

Maximum Withdrawal Charge (as a percentage of purchase payments): [1]

Number of Complete Account Years Since Purchase Payment has been in the Account	Withdrawal Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

Maximum Fee Per Transfer (currently $0):		$15[2]

Premium Taxes (as a percentage of Certificate Value or total purchase payments):		0% - 3.5%[3]

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.
Annual Account Fee	$ 50[4]

Variable Account Annual Expenses

(as a percentage of net Variable Account assets) 5
Mortality and Expense Risks Charge:	1.25%[6]
Administrative Expenses Charge:	0.15%
Distribution Fee:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.55%
[1]

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge. (See "Withdrawal Charges.")

[2]

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See "Transfer Privilege".)

[3]

The premium tax rate and base vary by your state of residence and the type of Certificate you own. Currently, we deduct premium taxes from Certificate Value upon full surrender (including a surrender for the death benefit) or annuitization. (See "Contract Charges -- Premium Taxes.")

[4]

The Annual Account Fee is waived if 100% of your Account Value has been allocated to the Fixed Account during the entire Account Year or if your Account Value is $100,000 or more on your Account Anniversary. (See "Account Fee.")

[5]

All of the Variable Account Annual Expenses, except for the charges for the Secured Returns for Life Plus Optional Living Benefit Rider, are assessed as a percentage of average daily net Variable Account assets. The charge for Secured Returns for Life Plus Benefit Rider is assessed on a quarterly basis from your total Account Values. In the state of Washington the charge is assessed on Variable Account Value only.

[6]

If you are age 75 or younger on the Open Date, the mortality and expense risks charge will be 1.05% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and the distribution fee will never be greater than 1.60% of average daily net Variable Account assets, regardless of your age on the Open Date. (See "Mortality and Expense Risks Charge.")

Charges for Optional Features
Maximum Charge for Optional Death Benefit Rider (as a percentage of average daily net assets):	0.40%[7]

Maximum Charge for Secured Returns Optional Benefit Rider (as a percentage of average daily net assets):	0.40%[8]

Maximum Charge for Optional Living Benefit Rider (Secured Returns for Life or Secured Returns 2) (assessed at a quarterly rate of 0.125% of Account Value):	0.50%[9]

Total Variable Account Annual Expenses with Maximum Charges for Optional Death Benefit and Living Benefit Riders:	2.45%[9]

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. More detail concerning each Fund's fees and expenses is contained in the prospectus for each Fund.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)
Prior to any fee waiver or expense reimbursement[10]	0.25%	3.04%
[7]

The optional death benefit riders are defined under "Death Benefit." These riders are available only if you are younger than age 80 on the Open Date. The charge varies depending upon the rider selected as follows:

Riders Elected	% of Average Daily Net Assets
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%
[8]

Available on Contracts issued prior to September 7, 2004. We will continue to deduct this annual charge until you annuitize your Contract or your Secured Returns Benefit Rider expires or is revoked. If your optional living benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary, except in the state of Oregon. (See "Appendix K Secured Returns Benefit" for more information)

[9]

If you elect the Optional Living Benefit Rider, you may choose any one of the optional death benefit riders, except EEB Premier Plus. The charge for the Optional Living Benefit may be increased at the time of step-up to equal the rider fee imposed on newly issued Contracts at that time. If your Optional Living Benefit is cancelled, you will continue to pay the charge for the Benefit until your 7th Account Anniversary, except in the state of Oregon.

[10]	The expenses shown are for the year ended December 31, 2005, and do not reflect any fee waiver or expense reimbursement.

The advisers and/or other service providers of certain Funds have agreed to reduce their fees and/or reimburse the Funds' expenses in order to keep the Funds' expenses below specified limits. The expenses of certain Funds are reduced by contractual fee reduction and expense reimbursement arrangements that will remain in effect at least through December 31, 2006. Other Funds have voluntary fee reduction and/or expense reimbursement arrangements that may be terminated at any time. The minimum and maximum Total Annual Fund Operating Expenses for all Funds after all fee reductions and expense reimbursement arrangements are taken into consideration are 0.25% and 1.56%, respectively. Each fee reduction and/or expense reimbursement arrangement is described in the relevant Fund's prospectus.

THE ABOVE EXPENSES FOR THE FUNDS WERE PROVIDED BY THE FUNDS. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses, and are based on a sample Contract with the maximum possible fees.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for optional benefits. If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $50,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:
(1)	If you surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$1,233	$2,416	$3,487	$6,048
(2)	If you annuitize your Contract or if you do not surrender your Contract at the end of the applicable time period:
1 year	3 years	5 years	10 years

$557	$1,847	$3,096	$6,048

The fee table and example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. Similarly, the 5% annual rate of return assumed in the example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract ("Variable Accumulation Units") is included in the back of this Prospectus as Appendix N.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax-deferral without the need for purchasing an annuity contract.

Your Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your Account Value will change in response to changes in the return available from the different types of investments you select under your Contract. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts." A qualified retirement plan generally provides tax-deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

Some broker/dealers may limit their clients from purchasing some optional benefits based upon the client's age. Your individual representative will describe any such limitations. You should work with your registered representative to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. ("Sun Life Financial"). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefit riders, and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected under "Fees and Expenses."

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

You may elect one or more Guarantee Periods from those we make available from time to time. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. In addition, we reserve the right not to make any Guarantee Periods available. In such event, renewals will be made into the Money Market Sub-Account. We may choose to exercise this right before the Open Date or at some later time. At any time, we can reverse our decision to exercise this right.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the "Covered Person" dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge and distribution fee) plus any applicable asset-based charge for optional benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
●	written notice from you electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the Money Market Sub-Account.

These automatic transfers of Fixed Account Value into the Money Market Sub-Account will not count as a transfer for purposes of the transfer restrictions described under "Transfer Privilege."

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	at least 6 days must elapse between transfers to and from the Sub-Accounts;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions. Additional restrictions apply to transfers made under the Secured Returns for Life Benefit. (See "Optional Living Benefit Rider: Secured Returns for Life.")

We reserve the right to waive these restrictions and exceptions at any time. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Contract Owners and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Contract Owners or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Contract Owners. Short-term trading can increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies.

The Company has policies and procedures to discourage frequent transfers of contract value. As described above under "Transfer Privilege," such policies include limiting the number and timing of certain transfers, subject to exceptions described in that section and exceptions designed to protect the interests of individual Contract Owners. The Company also reserves the right to charge a fee for transfers.

Short-term trading activities whether by the Contract Owner or a third party authorized to initiate transfer requests on behalf of Contract Owner(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges more narrowly than the policies described under "Transfer Privilege," such as requiring transfer requests to be submitted in writing through regular first-class U.S. mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Contract Values on behalf of multiple Contract Owners at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Contract Owner be equal to 100% of that Contract Owner's value in the Sub-Account.

We will provide you written notification of any restrictions imposed.

In addition, some of the Funds impose, or reserve the right to impose, additional restrictions on transfers if the Fund's short-term trading strategy is more restrictive than the Company's policy. Accordingly, the Variable Account may not be in a position to effectuate some transfers with such Funds and, therefore, will be unable to process such transfer requests. We also reserve the right to refuse requests involving transfers to or from the Fixed Account.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:
●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Contract Owners to certain risks. The short-term trading could increase costs for all Contract Owners as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund's performance. If large amounts of money are suddenly transferred out of a Fund, the Fund's investment adviser cannot effectively invest in accordance with the Fund's investment objectives and policies. Unless the short-term trading policy and the permitted waivers of that policy are applied uniformly, some Contract Owners may experience a different application of the policy and therefore may experience some of the risks. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Contract Owners could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Other Programs

     Monitoring Service

You may elect, no later than your Issue Date, to participate in the Privacy Guard program offered through Affinion Services Group, Inc. ("Affinion"). This program is designed to help you access and monitor personal information that is recorded by national credit reporting agencies, by supplying you with a credit report and providing periodic monitoring of any new activity on your credit accounts. To participate in this program, you must authorize us to release certain information to Affinion. This will allow Affinion to set up your participation in Privacy Guard. If you elect Privacy Guard, your participation in this program will be free of charge for a period of twelve months from your Issue Date or until you cancel your Contract, if sooner. After the initial twelve-month period, you will be billed directly by Affinion for this service. You may terminate your participation in this program at any time. If you surrender your Contract within the first year, your participation in the program will automatically end. This program may not be available in your state.

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 free transfers per year allowed under the section entitled "Transfer Privilege."

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.) Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

Our asset allocation programs are "static" programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose, but we do not change your original percentage allocations among the Sub-Accounts in your chosen model, unless you advise us to do so. Nevertheless, we have selected an independent third-party administrator who reviews the existing models annually to determine whether the investment objective of the model is being met in light of changing markets. Based upon this review, the third-party administrator may recommend that new models be substituted for the existing models. If so, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Owners who elect an asset allocation program on or after that date. Owners of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

     Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically. Under the Interest Out Program, we automatically pay you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: we start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will deduct the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Partial withdrawals may affect any death benefit or living benefit amount. In calculating the amount payable under the living benefit or death benefit, we may reduce the benefit amount to an amount equal to the benefit amount payable immediately before withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See "Withdrawals Under the Optional Living Benefit Rider" and "Calculating the Death Benefit.")

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
●	when the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

●	when it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

●	when an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See "Tax Considerations -- Tax-Sheltered Annuities.")

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last 7 Account Years, including the current Account Year, as "New Payments," and we refer to Purchase Payments made before the last 7 Account Years as "Old Payments."

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:
●	your Contract's earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract's earnings are equal to:
●	your Account Value as of the close of business on the previous business day, minus

●	all Purchase Payments made, plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Withdrawal Charge on Purchase Payments

If you withdraw more than the free withdrawal amount in any Account Year, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge in any Account Year will never be more than the total of all New Payments that you have not previously withdrawn.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The Withdrawal Charge scale is as follows:

Number of Account Years
Payment Has Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

The withdrawal charge will never be greater than 8% of the excess of your Account Value over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full withdrawal if:
●	at least one year has passed since your Issue Date;

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state; and

●	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program, amounts we pay as a death benefit, except under the Cash Surrender method, or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.05% if you are age 75 or younger on the Open Date (1.25% if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (This credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Benefit Riders

If you elect Secured Returns for Life, we will deduct a specific charge from your Account Value on the last day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is currently equal to 0.50% of your Account Value. See "Cost of the Optional Living Benefit Rider" under "Optional Living Benefit Rider: Secured Returns for Life." For Contracts issued in the state of Washington the charge is assessed on Variable Account Value only.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.

% of Average
Rider(s) You Elect*	Daily Net Assets

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

                         * As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

OPTIONAL LIVING BENEFIT RIDER: SECURED RETURNS FOR LIFE

At issue, you may elect to participate in an optional living benefit rider: Secured Returns for Life (an "Optional Living Benefit" or a "Benefit"). The Benefit provides a guarantee of a return of your initial Purchase Payment (adjusted for subsequent Purchase Payments and withdrawals), during the accumulation period. You may elect the Benefit on or before the Issue Date, provided:
●	the rider is available for sale in the state where the Contract is sold;

●	you limit the allocation of your Purchase Payments and Account Value to the investment options, known as "Designated Funds" that we make available with each rider; and

●	the oldest Owner has not attained age 86 on the Open Date.

You have the option of choosing between two different payment options under Secured Returns for Life: the Guaranteed Minimum Accumulation Benefit ("AB Plan") and the Guaranteed Minimum Withdrawal Benefit ("WB Plan"). These options are described in detail under captions containing those names.

We use the following definitions to describe how Secured Returns for Life works:
AB Plan Maturity Date	The date when the AB Plan matures which is on the 10th Account Anniversary, or if you elect to "step-up" your guaranteed values under the rider, 10 years from the date of the last step-up.

Guaranteed Living Benefit Amount (the "GLB amount"):

The minimum amount guaranteed under the Contract while you are participating in the AB Plan. The GLB amount is initially equal to your initial Purchase Payment, which is adjusted for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB amount is also used to set the GLB Base, Lifetime Income Base, and RGLB amount on the date you elect the WB Plan.

Guaranteed Living Benefit Base (the "GLB Base"):

A value equal to the RGLB amount on the date you elect to participate in the WB Plan. The GLB Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The GLB Base is used to establish the Maximum WB Amount.

Lifetime Income Base:

A value equal to the RGLB amount on the later of the date you elect to participate in the WB Plan if you are age 60 or older and the first Account Anniversary after your 59th birthday. The Lifetime Income Base is adjusted later for any subsequent Purchase Payments, step-ups, and partial withdrawals. The Lifetime Income Base is used to establish the Maximum WB for Life Amount.

Maximum WB Amount:	The maximum guaranteed amount available for annual withdrawal until your RGLB amount has been reduced to zero. The annual Maximum WB Amount is equal to 5% of the GLB Base.

Maximum WB For Life Amount:

The maximum guaranteed amount available for annual withdrawal during your lifetime. The Maximum WB for Life Amount is equal to 4% or 5% of the current Lifetime Income Base depending upon the age of the Contract Owner on the date of the first withdrawal under the WB Plan or last Step-Up Date. If your Contract is co-owned, the age of the oldest co-owner will be used to determine the Maximum WB for Life Amount.

Remaining Guaranteed Living Benefit (the "RGLB amount"):

If you elect the WB Plan, the minimum amount guaranteed under the Plan. The RGLB amount equals the GLB amount on the date you choose to participate in the WB Plan. This amount will be adjusted for subsequent Purchase Payments, step-ups, and partial withdrawals.

To participate in Secured Returns for Life, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the RGLB amount is reduced to zero and the Lifetime Income Base is zero. Your application lists the only Funds, Guarantee Period dollar cost averaging programs, and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change in the Designated Funds, your Account Value will remain in the previously available Designated Funds. However, any future transfers or Purchase Payments you make may only be allocated to the Designated Funds then available.

You may combine your optional living benefit rider with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns for Life and any elected optional death benefit rider automatically terminate.

Secured Returns for Life guarantees a return of your initial Purchase Payment regardless of the investment performance of the underlying funds, provided that you comply with certain requirements. The amount guaranteed can be greater than or less than your Account Value. The guaranteed amount can be paid out under a Guaranteed Minimum Accumulation Benefit ("AB") Plan, which provides for a return of your guaranteed amount on the AB Plan Maturity Date, or a Guaranteed Minimum Withdrawal Benefit ("WB") Plan, which provides for a return of your guaranteed amount through periodic withdrawals or, if you meet certain conditions, payments for life.

If you elect Secured Returns for Life, you are automatically enrolled in the AB Plan. At any time, you may elect instead to receive your benefit under the WB Plan, provided that you make the election prior to the earliest of the Contract's maximum Annuity Commencement Date (the first day of the month following the youngest Annuitant's 95th birthday), the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

Guaranteed Minimum Accumulation Benefit ("AB") Plan

Under its terms, the AB Plan matures on the AB Plan Maturity Date. On that date, we will credit your Account Value with any excess of your GLB amount over your Account Value after adjusting for any Contract charges or credits. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time.

Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for step-ups (described below under "Step -Up") and partial withdrawals. If you make one or more subsequent Purchase Payments during the 10-year period, the period will not restart. Rather, the percentage of guaranteed return for each subsequent Purchase Payment after the second Account Anniversary will be reduced depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage added to the GLB amount
1-2	100%
3-5	85%
6-8	70%
9-10	60%

Note that the timing and amount of subsequent Purchase Payments and withdrawals may significantly affect the total Secured Returns for Life Benefit.

If your Account Value is greater than your GLB amount on the AB Plan Maturity Date, we will credit your Account Value with an amount equal to the charges you paid for Secured Returns for Life. (See "Refund of Rider Charges Under the AB Plan.") For examples of how we calculate benefits under the AB Plan, see Examples 1 through 3 in Appendix I.

Guaranteed Minimum Withdrawal Benefit ("WB") Plan

Under the terms of the WB Plan, you are guaranteed a return of your RGLB amount even if your Account Value becomes zero. Each Account Year during which the WB Plan is in effect, you can withdraw up to your Maximum WB Amount until your RGLB amount has been depleted. Once the RGLB amount is reduced to zero, your GLB Base is permanently set to zero as well. However, if you exceed your Maximum WB Amount in any one Account Year, your RGLB and future guaranteed withdrawals will be reduced in the manner described below under "Withdrawals Under the Optional Living Benefit Rider."

The WB Plan also guarantees that, if you have chosen the WB Plan and if you are age 60 or older, you can withdraw up to your Maximum WB for Life Amount every Account Year that you are alive, even if your Account Value has been depleted. If you are younger than age 60, you may withdraw up to your Maximum WB for Life Amount every Account Year after your first Account Anniversary following your 59th birthday. If you exceed your Maximum WB for Life Amount in any one Account Year, the amount of your subsequent guaranteed lifetime withdrawals will be reduced in the manner discussed below under "Withdrawals Under the Optional Living Benefit Rider."

Your Maximum WB Amount is a set dollar amount equal to 5% of your GLB Base. On the day you elect to participate in the WB Plan, we set your RGLB amount to equal your GLB amount as described under "Guaranteed Minimum Accumulation Benefit ("AB") Plan." Your GLB Base also is set equal to the RGLB amount on the date you elect to participate in the WB Plan. This value is used to determine your Maximum WB Amount as discussed further below.

To calculate your Maximum WB for Life Amount, we must first determine your Lifetime Income Base. The Lifetime Income Base is an amount equal to the RGLB amount on:

●	the date you elected to participate in the WB Plan if you are age 60 or older on that date, or

●	your first Account Anniversary after your 59th birthday, if you are 59 or younger on the date you elect to participate in the WB Plan.

The Maximum WB for Life Amount will then be calculated, based upon your age on the date of the first withdrawal under the WB Plan , as follows:

Your Age on Date of First Withdrawal under WB Plan	Maximum WB for Life Amount

65 or older	5% of the Lifetime Income Base

64 or younger	4% of the Lifetime Income Base

You are not required to make any withdrawals after you have elected the WB Plan; however, each time you make a withdrawal, we determine whether the withdrawal has exceeded the Maximum WB Amount, the Maximum WB for Life Amount, or both. If you have exceeded the Maximum WB Amount or the Maximum WB for Life Amount, we determine the new maximum amount(s) for future withdrawals. In any one Account Year, withdrawals in excess of your Maximum WB Amount or your Maximum WB for Life Amount may reduce or eliminate your future guaranteed withdrawals, possibly reducing the guaranteed minimum withdrawal benefit to an amount less than the sum of your Purchase Payments. (See "Withdrawals Under the Optional Living Benefit Rider.")

Provided your RGLB amount and Account Value have not been reduced to zero, any Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your RGLB amount, your GLB Base, and your Lifetime Income Base each by 100% of such Purchase Payment. Therefore, your Maximum WB Amount will equal 5% of your new GLB Base. Your Maximum WB for Life Amount will equal 4% or 5% of your new Lifetime Income Base, depending upon your age on the date of your first withdrawals under the WB Plan as shown in the above chart or your last "Step-Up Date," described under "Step-Up." Under the WB Plan, after your fourth Account Anniversary, you may not make any additional Purchase Payments unless your benefit under the rider has been cancelled, terminated, or revoked.

For examples of how we calculate benefits under the WB Plan, see Examples 4, 5, and 6 in Appendix I.

     "Build Your Portfolio"

Among the choices of "Designated Funds" is a selection of funds ("portfolio model")," that you design yourself using certain broad guidelines that we provide. To "build your portfolio," you pick funds from each of five asset classes: cash and short-term bonds fund; intermediate and long-term bond funds; core equity funds; growth equity funds; and specialty funds. Altogether you must pick at least three funds but no more than 18 funds for your portfolio model. The amount you may invest in each asset class is determined by a percentage range that we provide for each asset class. The sum of the percentages you invest in the five asset classes altogether must total 100%. A chart showing the funds available in each asset class and the percentage range assigned to each asset class is included in Appendix M.

You may transfer funds within the asset classes as long as your allocations remain within the percentage ranges we have established, and you adhere to the transfer provisions of your Contract. (See "Transfer Privilege.") Withdrawals out of your portfolio model will be taken pro-rata from each of your selected funds. Any additional Purchase Payments will be allocated proportionally to your current fund selection. At any time you can change your fund selection by providing new allocation instructions. Your new instructions will change your existing allocations accordingly. Your portfolio will be rebalanced quarterly to maintain your percentage allocations in line with the performance of the funds over the prior quarter.

If at any time, a fund is closed to new business, no new payments or transfers into the fund will be permitted, however, portfolio rebalancing of the fund will continue. To make a payment into your portfolio model after a fund within the model has been closed, you must redesign your portfolio model without the closed fund. Your entire Account Value will then be reallocated to your new portfolio model.

     Replacement Program

If you purchased the Secured Returns 2 Benefit ("Secured Returns 2"), prior to the later of the effective date of this Prospectus or 30 days after the date Secured Returns for Life became available for sale in your state, you may replace Secured Returns 2 with Secured Returns for Life, subject to our current underwriting rules. If you decide to replace Secured Returns 2 with Secured Returns for Life, you must notify us of your decision within 30 days of date Secured Returns for Life is available for sale in your state. After you replace Secured Returns 2 with Secured Returns for Life, the following terms and conditions apply to your Contract:

●	Your GLB amount will not change upon replacement.

●	All benefits provided under Secured Returns for Life will commence on the date we receive your notification to participate in Secured Returns for Life ("Notification Date").

●	Any refund of rider charges (described below) will be applied to rider charges paid while participating in Secured Returns 2 as well as those paid while participating in Secured Returns for Life.

●

The time period for measuring the duration of your Secured Returns for Life Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange Secured Returns 2 for Secured Returns for Life twelve months after your Issue Date, your AB Plan will mature in nine years.

●	If you are participating in the WB Plan on the Notification Date, then you must remain in the WB Plan.

●	If you are participating in the WB Plan on the Notification Date then, on that Date, we will calculate your GLB Base as follows:

Your GLB Base = your Maximum WB Amount under Secured Returns 2
0.07

●

If you are participating in the WB Plan on the Notification Date, have passed your first Account Anniversary after your 59th birthday, and have never withdrawn more than your Maximum WB Amount in any Account Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your Maximum WB Amount under Secured Returns 2
0.07

●

If you are participating in the WB Plan on the Notification Date, have passed your first Account Anniversary after your 59th birthday, and have withdrawn more than your Maximum WB Amount in any one Account Year, then, on the Notification Date, we will calculate your Lifetime Income Base as follows:

Your Lifetime Income Base = your GLB amount

●

If you are participating in the WB Plan on the Notification Date, but have not passed your first Account Anniversary after your 59th birthday as of that Date, then we will calculate your Lifetime Income Base on your first Account Anniversary after your 59th birthday using your GLB amount on that Account Anniversary.

Cost of the Optional Living Benefit Rider

Unlike other Contract charges, the charge for Secured Returns for Life will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year for Secured Returns for Life is currently equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 7 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement.

We will continue to deduct this charge until:
●	you annuitize or

●	under the provisions of Secured Returns for Life;

●	your benefit matures;

●	your benefit is revoked (see "Revocation of the Optional Living Benefit Rider"); or

●	your RGLB amount and your Lifetime Income Base are both reduced to zero under the WB Plan.

Cancellation of the Benefit (caused by a transfer out of the Designated Funds, a Purchase Payment allocation to a non-Designated Fund, or an assignment) will not terminate the charge (except in Oregon), until the 7th Account Anniversary. (See "Cancellation of the Optional Living Benefit Rider.")

Withdrawals Under the Optional Living Benefit Rider

All withdrawals under Secured Returns for Life are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, any withdrawals you take under Secured Returns for Life Plus will reduce the value of your benefit under the rider. Such withdrawals affect your benefit differently depending upon whether you are participating in the AB Plan or the WB Plan.

Assume you are participating in the AB Plan. Any withdrawals you make will reduce the dollar value of your benefits under this rider proportionally to the amount withdrawn. For example, after a partial withdrawal, the new GLB amount will equal

old GLB amount	x	Account Value immediately before partial withdrawal
Account Value immediately after partial withdrawal

Therefore, on your AB Maturity Date, instead of crediting your Account Value with the full amount of your benefit, we will reduce the amount we credit proportionally to the amount withdrawn.

Assume you are participating in the WB Plan and you want to receive the full amount of your guaranteed benefit over a period of years. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. In other words, each year, you may withdraw no more than your Maximum WB Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year until your guaranteed benefit amount is completely withdrawn.

If, however, in any one Account Year, you withdraw more than the current Maximum WB Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new RGLB amount will be the lesser of:
●	your previous RGLB amount, reduced dollar for dollar by the amount of the withdrawal and

●	your Account Value after the withdrawal.

Your new GLB will be the lesser of:
●	your previous GLB Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	your Account Value after the withdrawal.

Your new Maximum WB Amount will be 5% of you new reduced GLB Base. Going forward, this will be the maximum amount that you can withdraw annually without further reducing your benefit.

The Maximum WB Amount is not cumulative. If you withdraw less than the Maximum WB Amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to increase the Maximum WB Amount.

Assume you are participating in the WB Plan and, instead, you want to receive a guaranteed annual amount for the rest of your life. To maximize your guaranteed benefit, you may withdraw no more than a specified amount each year. Under this scenario, you may withdraw no more than your Maximum WB for Life Amount. Your guaranteed benefit amount (the RGLB amount) will be reduced dollar for dollar, but your Maximum WB for Life Amount will remain unchanged. In other words, you will be able to take the same maximum amount each year as long as you are alive.

If, however, in any one Account Year, you withdraw more than the current Maximum WB for Life Amount, the dollar value of your guaranteed benefits will be reduced and the amount of each future annual guaranteed withdrawal will be less. Here is how we calculate the benefit reduction. Your new Lifetime Income Base will be the lesser of:

●	your previous Lifetime Income Base reduced dollar for dollar by the amount of the excess withdrawal, and

●	the Account Value after the withdrawal.

A new Maximum WB for Life Amount will be determined based upon your age on the date of the first withdrawal under the WB Plan (or your age on the last "Step-Up Date," if later) as follows:

Your Age on the later of Date of First Withdrawal under WB Plan or Last Step-Up Date	New Maximum WB for Life Amount

65 or older	5% of the new Lifetime Income Base

64 or younger	4% of the new Lifetime Income Base

The Maximum WB for Life Amount is not cumulative. That is to say, the unused portion in any Account Year cannot be applied in future years to increase the Maximum WB for Life Amount.

In general when participating in the WB Plan, you should keep the following in mind:
● A withdrawal in excess of the Maximum WB Amount or the Maximum WB for Life Amount might reduce or eliminate your Secured Returns for Life Benefits.

●

If your Account Value drops to zero and, in the same year, you withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will terminate.

●

If your Account Value drops to zero but you did not, in the same year, withdraw more than your Maximum WB Amount or your Maximum WB for Life Amount, your benefits under Secured Returns for Life will continue. However, no subsequent Purchase Payment will be accepted, no death benefit or annuity benefits will be payable, and all benefits under your Contract, except the right to continue annual withdrawals under this rider, will terminate. You will have two choices:

(1)

You could choose to receive the Maximum WB for Life Amount, if any, until an Owner dies. After the death of an Owner, your beneficiary receives the Maximum WB Amount until the RGLB amount, if any, is reduced to zero; or

(2) You (or your beneficiary if an Owner has died) could choose to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

If you do not make a choice, we will default you to option 1.

For examples showing how withdrawals affect your benefits under the WB Plan, see Examples 10, 11, and 12 in Appendix I.

Annuitization Under the WB Plan

Under the WB Plan, if your RGLB Amount and your Account Value are greater than zero on the maximum Annuity Commencement Date, you may annuitize your Contract rather than receiving periodic payments under the WB plan. If no prior election to annuitize is on file with the Company, on the maximum Annuity Commencement Date, you may elect to:

●	annuitize your Contract;

●	surrender your Contract;

●	receive the Maximum WB Amount each year until the RGLB amount is reduced to zero; or

●	receive the Maximum WB for Life Amount each year until an Owner dies and, thereafter, allow the beneficiary to receive the Maximum WB Amount until the RGLB amount, if any, is reduced to zero.

Regardless of whether you elect to annuitize, surrender or receive payments under the WB plan, all other Contract benefits, including the Death Benefit, will terminate on the Annuity Commencement Date. If you fail to make an election, we will automatically annuitize your Contract and provide a life annuity with 120 monthly payments certain.

Cancellation of the Optional Living Benefit Rider

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If, however, you transfer some or all of your Account Value out of the Designated Funds, the Secured Returns for Life benefits will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns for Life benefits will be cancelled.

An assignment of ownership of the Contract will also cancel Secured Returns for Life.

Once Secured Returns for Life has been cancelled, it cannot be reinstated. After cancellation of the benefits, you will continue to pay the annual charge for Secured Returns for Life (except in Oregon) until your 7th Account Anniversary.

Revocation of the Optional Living Benefit Rider

Anytime after your 7th Account Anniversary, you may revoke Secured Returns for Life. (In Oregon, you may elect to revoke at any time.) Once revoked, Secured Returns for Life may not be reinstated. After Secured Returns for Life has been revoked, all benefits and charges will end.

Step-Up

On or after your third Account Anniversary, you may elect to increase your guaranteed amount to your then current Account Value. Currently, this step-up election may be made on any day after your third Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the third or any subsequent Account Anniversary.)

If you are participating in the AB Plan, on the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:
●	your current Account Value is greater than the current GLB amount, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

If you are participating in the WB Plan on the Step-Up Date, we will step up your GLB Base, your RGLB amount, and your Lifetime Income Base to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up, at least 3 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up if:
●	your current Account Value is greater than the current GLB Base and the current Lifetime Income Base, and

●	your Account Value is $5,000,000 or less on your Step-Up Date.

For purposes of determining the $5,000,000 limit, we reserve the right to aggregate your Account Value with the account values of all other Sun Life variable annuity contracts you own.

If you are in the AB Plan, your Step-Up Date must be at least 10 years prior to your maximum Annuity Commencement Date. If you have selected an Annuity Commencement Date that is prior to the maximum Annuity Commencement Date but is less than 10 years after your Step-Up Date, we will automatically extend your Annuity Commencement Date to equal your AB Plan Maturity Date.

Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns for Life Rider charge, i.e. the "AB Plan Maturity Date"). If you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date, unless you elect the WB Plan any time before the AB Plan matures. (See Examples 13, 14, and 15 in Appendix I.)

Following your step-up election, the rider fee will be changed to an amount equal to the Secured Returns for Life fee charged on newly issued Contracts at that time. This fee may be higher than your current fee as set forth above under "Cost of the Optional Living Benefit Rider." If we are no longer issuing new Contracts with the Secured Returns for Life Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you have been receiving benefits under the WB Plan, a step-up will change your Maximum WB Amount and your Maximum WB for Life Amount. Your Step-Up Date must be a date prior to your maximum Annuity Commencement Date. After the step up, your Maximum WB Amount will be 5% of the new GLB Base, and your Maximum WB for Life Amount will be 4% or 5% of your new Lifetime Income Base depending upon your age. If you are 65 or older on the Step-Up Date and your Maximum WB for Life Amount has been equal to 4% of your GLB Base, your Maximum WB for Life Amount will be increased to 5% of your GLB Base. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new Maximum WB Amount and your new Maximum WB for Life Amount. (See Example 14 in Appendix I.)

If your benefit is under the AB Plan, at the time of step-up, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above under "Guaranteed Minimum Withdrawal Benefit ('WB') Plan". (See Examples 14 and 15 in Appendix I.)

Subsequent Purchase Payments After a Step-Up

Under the WB Plan, subsequent Purchase Payments will increase, on a dollar-for-dollar basis, the RGLB amount, the GLB Base, and the Lifetime Income Base. After your fourth Account Anniversary, if you are participating in the WB Plan, subsequent Purchase Payments are not allowed.

Under the AB Plan, after your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount would increase by the following percentages of such Purchase Payments:

Step-Up Year	Payments Made Between	Percentage Added to the GLB amount
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, only 70% of a subsequent Purchase Payment made on October 2, 2015, would be guaranteed whereas 85% of a subsequent Purchase Payment made on October 1, 2015, would be guaranteed.

Renewal of the Optional Living Benefit Rider

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns for Life, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns for Life Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under Secured Returns for Life will be discontinued. We reserve the right to stop offering any Optional Living Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns for Life.

Refund of Rider Charges Under the AB Plan

If your Contract remains in the AB Plan until the AB Plan Maturity Date, and the Account Value is greater than or equal to the GLB amount, then we will refund the charges you have paid for Secured Returns for Life ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such AB Plan Maturity Date. No refund of the Secured Returns for Life rider charges will be made if you change from the AB Plan to the WB Plan.

Tax Issues

If your Contract is a Non-Qualified Contract, it is possible that the election of an optional living benefit rider might increase the taxable portion of any withdrawal you make from the Contract.

If your Contract is a Qualified Contract, the retirement plan governing that Qualified Contact may be subject to certain required minimum distribution ("RMD") provisions imposed by the Internal Revenue Code (the "Code") and IRS regulations (collectively, the "Federal Tax Laws"). These RMD provisions require that a yearly amount be distributed from the retirement plan beginning generally in the calendar year you attain age 70 1/2. Your failure to withdraw your yearly RMD amount from your Qualified Contract ("Yearly RMD Amount") could result in adverse tax treatment.

When you elect to participate in the WB Plan, we will inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit. To assist you in complying with the RMD requirements, each year, we will notify you in early January of your calculated Yearly RMD Amount and inform you that you may withdraw annual amounts up to your Yearly RMD Amount without reducing your guaranteed withdrawal benefit.

In the event that your Yearly RMD Amount attributable to your Contract is greater than the maximum withdrawal amount permitted each year under the WB Plan, we are currently waiving withdrawal provisions under Secured Returns for Life Plus as follows. If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the WB Plan, we reduce your Account Value and your RGLB amount, dollar for dollar, by the amount of the withdrawal. We will not, however, penalize you if the current Federal Tax Laws require you to withdraw from your Contract an amount greater than either your Maximum WB Amount, or your Maximum WB for Life Amount. In other words, we will not reduce your GLB Base, or Lifetime Income Base, if a Yearly RMD Amount exceeds either your Maximum WB Amount or your Maximum WB for Life Amount, provided that

(1)

you withdraw your Qualified Contract's first Yearly RMD Amount in the calendar year you attain age 70 1/2 rather than postponing the withdrawal of that Amount until the first quarter of the next calendar year, and

(2)	you do not make any withdrawal from your Qualified Contract that would result in you receiving, in any Account Year, more than one calendar year's Yearly RMD Amount.

If there is any change to the current Code or IRS rules governing the timing or determination of RMD amounts (including, but not limited to, amendments to the current IRS regulations or the issuance of IRS guidance), then we reserve the right to reduce GLB Base, or Lifetime Income Base, or both of these amounts, per the terms of the Contract regarding excess withdrawals (see "Withdrawals Under the Optional Living Benefit Rider"), when a Yearly RMD Amount withdrawn from your Contract exceeds either your Maximum WB Amount or your Maximum WB for Life Amount.

If you withdraw all or a portion of your Qualified Contract's Yearly RMD Amount from the Contract while participating in the AB Plan, we reduce your Account Value by the amount of the withdrawal and your GLB amount proportionally (see "Withdrawals Under the Optional Living Benefit Rider").

Please refer to "Tax Considerations - Impact of Optional Death Benefit and Optional Living Benefit Riders" for more information regarding these and other tax issues that you should consider before electing to participate in an optional living benefit rider.

Your Death Under the AB Plan

If you die while participating in the AB Plan, all benefits and charges under Secured Returns for Life will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary and elects to continue the Contract. Your surviving spouse has three options under the Contract.

(1)

Your spouse can automatically continue in the AB Plan even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The GLB amount, however, will not be reset.

(2)

Your surviving spouse can elect to switch to the WB Plan; however, such election must be made prior to the earliest of annuitization, the maximum Annuity Commencement Date, and the scheduled AB Plan Maturity Date. The same WB Plan benefits will apply, except the surviving spouse will not be entitled to receive lifetime withdrawal benefits under the original optional living benefit rider.

(3)

Your surviving spouse can elect to participate in a new optional living benefit rider on the original Contract (assuming that the rider is available to new Owners at the time of such election) and, thus, be eligible to receive lifetime withdrawal benefits. If the surviving spouse makes such election: (a) the rider charge will be equal to the rider charge on newly issued Contracts; (b) the GLB amount will be equal to the Account Value after the death benefit has been credited; and (c) the spouse will be enrolled in the AB Plan. If the spouse elects to switch to the WB Plan, the GLB Base and the RGLB amount will be the GLB amount on the date the spouse elected to participate in the WB Plan. The Lifetime Income Base will be the RGLB amount on:

●	the date the surviving spouse elected to participate in the WB Plan, if the spouse is age 60 or older on that date, or

●	the Account Anniversary after the surviving spouse reaches age 59, if the spouse is 59 or younger on the date of the WB Plan Election.

Your Death Under the WB Plan

If you die while participating in the WB Plan, your Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract or, alternatively, to receive the Maximum WB Amount on an annual basis until the RGLB amount has been reduced to zero. If your surviving spouse is the sole Beneficiary and elects to continue the Contract, your spouse has two additional options under the Contract:
(1)

Your surviving spouse can automatically continue to participate in the WB Plan, but lifetime withdrawal benefits will not be available to your spouse. All other benefits under the WB Plan will continue, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") The charges under Secured Returns for Life will be assessed against the enhanced Account Value. The RGLB amount, however, will not be reset.

(2)

Your surviving spouse can elect to participate in a new rider on the original contract (as described above under "Your Death Under the AB Plan") and, thus, be eligible to receive lifetime withdrawal benefits.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)	your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the Issue Date. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of these optional benefits to you. Please refer to "Impact of Optional Death Benefit and Optional Living Benefit Riders" under "TAX CONSIDERATIONS" for more information regarding tax issues that you should consider before electing these optional benefits.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit (above), or

●

your Highest Account Value on any Account Anniversary before the Covered Person's 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

In determining the Highest Account Value, on the second and each subsequent Account Anniversary, the current Account Value is compared to the previous Highest Account Value, adjusted for any Purchase Payments and partial withdrawals made during the Account Year ending on that Account Anniversary. If the current Account Value exceeds the adjusted Highest Account Value, the current Account Value will become the new Highest Account Anniversary Value.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
●	the amount payable under the basic death benefit (above), or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:
●

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

●

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit riders you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our Annuity Mailing Address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See "Withdrawals, Withdrawal Charge and Market Value Adjustment.")

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
●	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

●

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, in a form acceptable to us, with the following additional limitations:
●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

     Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, and 9-year period certain options are not available if your Account has been issued within the past 7 years.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.60% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days or longer if allowed by your state after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

      Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

      Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

      Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

      Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive a distribution for a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity or an individual retirement annuity "IRA" and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan or tax-sheltered annuity will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:
●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan.

      Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your surviving spouse Beneficiary may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

      Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The IRS has stated that satisfaction of the diversification requirements described above by itself does not prevent a contract owner from being treated as the owner of separate account assets under an "owner control" test. If a contract owner is treated as the owner of separate account assets for tax purposes, the contract owner would be subject to taxation on the income and gains from the separate account assets. In published revenue rulings through 1982 and then again in 2003, the IRS has stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets, such as the ability to exercise control over the investment of the assets. In Revenue Ruling 2003-91, the IRS considered certain variable annuity and variable life insurance contracts and concluded that the owners of the variable contracts would not be considered the owners of the contracts' underlying assets for federal income tax purposes.

Revenue Ruling 2003-91 states that the determination of whether the owner of a variable contract possesses sufficient incidents of ownership over the assets underlying the variable contract so as to be deemed the owner of those assets for federal income tax purposes will depend on all the facts and circumstances. We do not believe that the differences between the Contract and the contracts described in Revenue Ruling 2003-91 should prevent the holding in Revenue Ruling 2003-91 from applying. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

      Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

      Qualified Retirement Plans

"Qualified Contracts" are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax-deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not received additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax-sheltered annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax-qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should consult with a qualified tax professional.

      Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

      Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, has a severance from employment with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

      Individual Retirement Arrangements

Sections 219 and 408 of the Code permit eligible individuals to contribute to a so-called "traditional" individual retirement program, including Individual Retirement Accounts and Annuities, Simplified Employee Pension Plans, and SIMPLE Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Annuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled "Right to Return." If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Roth Individual Retirement Arrangements

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you convert a traditional Individual Retirement Annuity Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract's account balance. Thus, you should consult with a qualified tax professional prior to any conversion.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account's trustee or custodian.

      Impact of Optional Death Benefit and Optional Living Benefit Riders

Qualified Contracts. If your Contract is a traditional IRA annuity or a 403(b) TSA annuity, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70 1/2 or, for non-IRAs, the date of retirement instead of age 70 1/2 if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract's value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations. For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account's trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract's value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account's RMD calculations.

Effective with the 2006 distribution calendar year, the actuarial present value as of 12/31 of any additional benefits that are provided under your Contract (such as optional death and living benefits) will be added to the Contract's Account Value as of 12/31 in order to calculate the RMD amount. There are two exceptions to the requirement that the actuarial present value of an additional benefit must be added to the Account Value for RMD calculation purposes. First, if the only additional benefit provided under a Contract is a return of premium death benefit (i.e., a benefit under which the final payment does not exceed the amount of purchase payments made less prior distributions), then the additional benefit is disregarded and the RMD calculation uses only the 12/31 Account Value. Second, if (1) the Contract provides only for additional benefits that are each reduced on a proportional basis in the event of distributions, with or without a return of premium death benefit that is not reduced in amount proportionately in the event of distributions and (2) the actuarial present value of all the Contract's additional benefits is no more than 20% of the 12/31 Account Value, then the additional benefits are disregarded and the RMD calculation uses only the 12/31 Account Value. When we notify you of the RMD amount for a distribution calendar year, we will inform you if the calculation included the actuarial present value of additional benefits. Because of the above requirements, your initial or renewal election of an optional rider could cause your RMD amount to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular IRA annuity from that annuity or from another IRA account or IRA annuity of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If you are subject to the RMD requirements while you are enrolled in the AB Plan under any optional living benefit rider, any RMD amount that you take from the Contract will reduce the amount of the benefit under the AB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

If you are subject to the RMD requirements while you are enrolled in the WB Plan under any optional living benefit rider, and any RMD amount that you take from the Contract ever exceeds the maximum amount that you may withdraw under the terms of the WB Plan, the additional withdrawal amount will reduce the amount of the benefit available under the WB Plan. This reduction could significantly reduce the value of the optional living benefit to you.

Participants in 403(b) plans who are under age 59 1/2, are subject to withdrawal restrictions under the Internal Revenue Code that may prevent them from being able to make any withdrawals under the WB Plan while they remain under age 59 1/2.

Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit rider, you should consult with a qualified tax professional as to the possible effect of RMD distributions on the benefits that might otherwise be available under any optional living benefit.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you might convert in the future to a Roth IRA (see "Roth Individual Retirement Arrangements"), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional living benefit or death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and you information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity's cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of "cash value" in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal, including a withdrawal under the WB Plan of any optional living benefit rider, to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider (or, if applicable, prior to renewing your participation in the optional living benefit rider), you should consult with a qualified tax professional as to the meaning of "cash value."

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered a non-qualified annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code. See the applicable text of this Prospectus under the heading "Federal Tax Status" dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico 1994 Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S.-source income that is subject to U.S. income tax withholding and reporting. Under "TAX CONSIDERATIONS," see "Pre-Distribution Taxation of Contracts," "Distributions and Withdrawals from Non-Qualified Contracts," "Withholding" and "Non-Qualified Contracts." You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents ("the Selling Agents") in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms ("the Selling Broker-Dealers") registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

The Company (or its affiliates, for purposes of this section only, collectively, "the Company"), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Contract Owner or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 7.50% of Purchase Payments, and 1.25% annually of the Participant's Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by NASD rules and other applicable laws and regulations.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company's products on the Selling Broker-Dealers' preferred or recommended list, access to the Selling Broker-Dealers' registered representatives for purposes of promoting sales of the Company's products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer's actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts (in most cases not to exceed 0.25% of aggregate sales and 0.10% of assets attributable to the Selling-Broker-Dealer, and/or may be a fixed dollar amount.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates." During 2003, 2004, and 2005, approximately $1,815,203, $3,622,354, and $3,910,993, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts.

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Sub-Account. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Account on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the available Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, and Standard and Poor's Insurance Rating Services. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. The Standard and Poor's rating measures the ability of an insurance company to meet its obligations under insurance policies it issues. This rating does not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2005 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Independent Registered Public Accounting Firm
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated May 1, 2006 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To: Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Sun Life Financial Masters Choice Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name        ________________________________________________

Address   _________________________________________________

                  _________________________________________________

City           ______________________   State ______   Zip ___________

Telephone _________________________________________________

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the "designated beneficiary" for purposes of Section 72(s) of the Code in the event of the Participant's death. Notwithstanding the foregoing, if there is more than one Participant of a Non-Qualified Contract, the surviving Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE (U.S.)"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES & MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
	Account	Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
	Year	Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	8.00%	$2,800
	2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	8.00%	$3,128
	3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	7.00%	$2,800
(b)	4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
	5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
	6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
	7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c)	8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the greater of (1) the Contract's earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)

In Account Year 4, the free withdrawal amount is $12,100, which equals the prior Contract's cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)

In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract's cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining
	Hypothetical				Free	Amount of			Hypothetical
	Account				Withdrawal	Withdrawal			Account
	Value				Amount	Subject to	Withdrawal	Withdrawal	Value
Account	Before		Cumulative	Amount of	After	Withdrawal	Charge	Charge	After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	8.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	8.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	7.00%	$ 0	$49,600
(a)4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b)4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c)4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d)4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)

In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract's cumulative earnings to date. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from deposits.

(c)

Since $10,900 of the 2 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from deposits.

(d)

Since $11,500 of the 3 prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from deposits. Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
(2)	The date of surrender is 2 years from the Expiration Date (N = 24).
(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.
(4)	The interest earned in the current Account Year is $674.16.
(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
(6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.
The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 74,750.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	= $100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $60,000.00
Cash Surrender Value*	= $55,150.00
Adjusted Purchase Payments**	= $75,000.00
The Basic Death Benefit would therefore be:	= $75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000.00 x ($60,000.00 divided by $80,000.00).

APPENDIX D -
CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 89,950
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000.

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E -
CALCULATION OF EEB PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185.

APPENDIX F -
CALCULATION OF EEB PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G -
CALCULATION OF EEB PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H -
CALCULATION OF EEB PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

--PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I -
SECURED RETURNS FOR LIFE BENEFIT EXAMPLES

All of the following examples are based upon the assumption that you purchased a Contract on January 1, 2006 with an initial Purchase Payment of $100,000 and you elected Secured Returns for Life. Your initial GLB amount equals your deposit amount of $100,000.

EXAMPLE 1: Calculation of Benefits under AB Plan.
●	Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.
●	Assume that on January 1, 2016, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.
●	Because your Account Value is less than your GLB amount by $15,000 [$100,000 - $85,000], an amount equal to $15,000 will be deposited into your Contract.
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Calculation of Benefits under AB Plan with Subsequent Purchase Payments.
●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●

Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $150,000. Assume that your total rider charges to date are $6,725.
●	Because your Account Value is less than your GLB amount by $18,000 [$168,000 - $150,000], an amount equal to $18,000 will be deposited into your Contract.
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $168,000 at the cost and terms available to new Owners.

EXAMPLE 3: Calculation of Benefits under AB Plan with Subsequent Purchase Payment; Refund Applies.
●	Assume that you did not elect the WB Plan at any time and that your Designated Funds had low investment performance.
●	On June 1, 2010, you deposit an additional $80,000.
●

Because the subsequent Purchase Payment was made in the fifth Account Year, we guarantee the return of 85% of that Purchase Payment, or $68,000. On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that on January 1, 2016, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.
●

Because your Account Value is greater than your GLB amount by $32,000 [$200,000 - $168,000], your Contract will be credited with an amount equal to the rider charges you have paid [$7,500], increasing your Account Value to $207,500.

●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Calculation of Benefits under WB Plan; Lifetime Withdrawals.
●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●

Assume you take only annual systematic withdrawals of $4,000 for a total of 20 years. Assume you make no subsequent Purchase Payments. Assume that, because of poor investment performance of your Designated Funds, your Account Value equals zero. On December 31, 2025:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawal, is $20,000 [$100,000-($4,000 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount. On December 31, 2030, when your GLB amount is reduced to zero.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $100,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
You will continue to receive $4,000 per year as long as you are alive.

EXAMPLE 5: Calculation of Benefits under WB Plan; Early Withdrawals.
●	Assume you are age 56 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday
●	Your Maximum WB for Life Amount is zero [4% of your Lifetime Income Base].
●	On December 31, 2006, after your first systematic withdrawal of $5,000, your Maximum WB Amount:
●	Your Account Value is reduced by the amount of the withdrawal [$5,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is zero because you have not passed your first Account Anniversary after your 59th birthday.
●

Assume you take only systematic withdrawals of $5,000 for a total of 3 years. Assume you make no subsequent Purchase Payments. On December 1, 2008, you celebrate your 59th birthday. On January 1, 2009:

●	Your Account Value has been reduced by the amount of the total withdrawals [$15,000].
●	Your GLB amount, reduced by the amount of the total withdrawal, is $85,000 [$100,000-($5,000 x 3)].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is set at $85,000 [an amount equal to the GLB amount on your first Account Anniversary after your 59th birthday].
●	Your Maximum WB for Life Amount is $3,400 [4% of your Lifetime Income Base because you are less than 65 years old].
●

Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$3,400] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2028:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals, is $17,000 [85,000 - ($3,400 x 20)].
●	Your GLB Base is still $100,000 because you did not withdraw more than the Maximum WB Amount in any Account Year.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than the Maximum WB for Life Amount in any Account Year.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount until your GLB amount is reduced to zero in 2033.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $85,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $3,400 per year as long as you are alive.

EXAMPLE 6: Calculation of Benefits under WB Plan with Subsequent Purchase Payments; Lifetime Withdrawals.
●	Assume you are age 60 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB for Life Amount annually.
●	On January 1, 2006:
●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 60].
●	On December 31, 2006, after your first systematic withdrawal of $4,000:
●	Your Account Value is reduced by the amount of the withdrawal [$4,000].
●	Your GLB amount, reduced by the amount of the withdrawal, is $96,000 [$100,000-$4,000].
●	Your GLB Base is still $100,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $100,000 because you did not withdraw more than your Maximum WB for Life Amount.
●

Assume you take only annual systematic withdrawals of $4,000 for a total of 4 years. Assume you make a subsequent Purchase Payment of $50,000, in your 4th Account Year. Assume also that, immediately before the subsequent Purchase Payment, your Account Value was $80,000. On December 31, 2009:

●	Your Account Value equals $130,000 [$80,000 + $50,000].
●	Your GLB amount, reduced by the amount of the total withdrawals and increased by the subsequent Purchase Payment, is $134,000 [$100,000 - ($4,000 x 4) + $50,000].
●	Your GLB Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB Amount is $7,500 [5% of your new GLB Base].
●	Your Lifetime Income Base, increased by the subsequent Purchase Payment, is $150,000.
●	Your Maximum WB for Life Amount is $6,000 [4% of your new Lifetime Income Base].

You may increase your annual systematic withdrawals to $6,000 without any effect on your future lifetime benefits.

●

Assume you elect to take only annual systematic withdraws of no more than your Maximum WB for Life Amount [$6,000] for an additional 20 years. Assume you make no subsequent Purchase Payments, and that your Account Value reduces to zero. On December 31, 2029:

●	Your Account Value equals zero.
●	Your GLB amount, reduced by the amount of the total withdrawals is $14,000 [$134,000 - ($6,000 x 20)].
●	Your GLB Base is still $150,000 because you did not withdraw more than your Maximum WB Amount.
●	Your Lifetime Income Base is $150,000 because you did not withdraw more than your Maximum WB for Life Amount in any Account Year.
Even though your rights under the annuity Contract terminated when the Account Value became zero, we will continue to make payments to you. At this point, however, you must choose between:

(1) withdrawing the Maximum WB for Life Amount each year until an Owner dies or
(2) withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

●	Assume you elect to take annual payments of your Maximum WB for Life Amount of $6,000 until your GLB amount is reduced to zero in 2032.
●	Your Account Value equals zero.
●	Your GLB amount equals zero.
●	Your GLB Base equals zero because your GLB amount equals zero.
●	Your Lifetime Income Base is still $150,000 because you did not withdraw more than your Maximum WB for Life Amount.
You will continue to receive $6,000 per year as long as you are alive.

EXAMPLE 7: Calculation of Explicit Rider Charges.
●

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●

On March 31, 2006, your Account Value before the charge for Secured Returns for Life is taken is $101,196.79. The charge deducted on March 31, 2006 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2006 is $101,070.29 ($101,196.79 - $126.50).

●

On June 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $102,307.23. The fee deducted on June 30, 2006 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2006 is $102,179.35 ($102,307.23 - $127.88).

●

On September 30, 2006, your Account Value before the charge for Secured Returns for Life is taken is $103,443.69. The fee deducted on September 30, 2006 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2006 is $103,314.39 ($103,443.69 - $129.30).

●

This pattern continues until the maturity date for your Benefit of January 1, 2016. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns for Life charges that have been made. Note that if Secured Returns for Life was revoked or cancelled before the maturity date for your Benefit of January 1, 2016, then no Secured Returns for Life credit will be made to your Account.

●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount equal to the ending January 1, 2016 Account Value at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals under the AB Plan; low investment performance.
●	Assume that you did not elect the WB plan at any time.
●	Assume that on January 1, 2007, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.
●	On January 1, 2007, your GLB amount will be reset to $90,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $100,000 x [$99,000/$110,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016 is $87,000. Assume that your total rider charges to date are $4,710.
●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
●	Assume that you did not elect the WB Plan at any time.
●	On June 1, 2010, you deposit an additional $80,000.
●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].
●	Assume that, on June 1, 2012, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.
●	On June 1, 2012, your GLB amount is reset to $140,000. This equals the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [$200,000/$240,000].
●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2016, is $125,000. Assume that your total rider charges to date are $7,200.
●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Poor Investment Performance.
●

Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $93,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●

Your Lifetime Income Base is reduced to $93,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$93,000]].

●	Your Maximum WB for Life Amount is $3,720 [4% of your new Lifetime Income Base].
●

Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 16 years. Because of poor investment performance of your Designated Funds, your Account Value decreases to $3,330. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is now $3,330. Your Maximum WB for Life Amount is now 4% or $3,330 or $133.

●	Assume you Designated Funds earn -2% in Account Year 17, and that you take another $5,000 withdrawal. On December 31, 2022:
●	Your Account Value is zero.
●	Your GLB amount is $15,000 [$100,000 - ($5,000 x 17)].
●	Your GLB Base is still $100,000 because you withdrew no more than the Maximum WB Amount.
●	Your Lifetime Income Base is zero [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$3,330 - ($5,000 - $133)] and (2) your new Account Value [$0]].
●	Your Maximum WB Amount is still $5,000 [5% of your GLB Base].
●	Your Maximum WB for Life Amount equals zero [4% of your new Lifetime Income Base].

Even though your Contract has terminated because your Account Value has reduced to zero, we will pay you the Maximum WB Amount of $5,000 per year for three more years, until your GLB amount is reduced to zero.

EXAMPLE 11: Withdrawals under WB Plan Exceeding Maximum WB for Life Amount; Positive Investment Performance.
●

Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had positive investment performance, gaining 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $97,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●

Your Lifetime Income Base is reduced to $97,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($5,000 - $4,000)] and (2) your new Account Value [$97,000]].

●	Your Maximum WB for Life Amount is $3,880 [4% of your new Lifetime Income Base].
●

Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $5,000 for a total of 19 years. Your GLB amount has been reduced to $5,000 [$100,000 - ($5,000 x 19)]. Because of good investment performance of your Designated Funds, your Account Value is now $31,478. In addition, because you have taken withdrawals in excess of the Maximum WB for Life Amount, your Lifetime Income Base is also now $31,478. Your Maximum WB for Life Amount is now 4% of $31,478, or $1,259.

●	Assume your Designated Funds earn 2% in Account Year 20, and that you take another $5,000 withdrawal. On December 31, 2025:
●	Your Account Value is $27,108.
●	Your GLB amount is zero [$5,000 remaining - $5,000 withdrawal].
●	Your GLB Base is zero because your GLB amount is equal to zero.
●	Your Lifetime Income Base is $27,108 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$31,478 - ($5,000 - $1,259)] and (2) your new Account Value [$27,108]].
●	Your Maximum WB for Life Amount equals $1,084 [4% of your new Lifetime Income Base of $27,108].

Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. If your Account Value is reduced to zero by a withdrawal that does not exceed you Maximum WB for Life Amount, we will continue to pay your then current Maximum WB for Life Amount each year as long as you are alive. If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount, your Lifetime Income Base will be reduced to zero, your Maximum WB for Life Amount will become zero, and no more benefits will be paid.

EXAMPLE 12: Withdrawals under WB Plan Exceeding Maximum WB Amount.
●

Assume you are age 63 at issue. Also assume that you elect the WB plan on January 1, 2006. Assume that your Designated Funds have had poor investment performance, losing 2% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $4,000 [4% of your Lifetime Income Base because you are age 63].
●	On December 31, 2006, after you take a withdrawal of $6,000, your Account Value is $92,000:
●	Your GLB amount is reduced to $92,000 [the lesser of (1) your current GLB amount minus the withdrawal [$100,000-$6,000] and (2) your new Account Value [$92,000]].
●	Your GLB Base is reduced to $92,000 [the lesser of (1) your current GLB Base minus the excess withdrawal [$100,000 - ($6,000 - $5,000)] and (2) your new Account Value [$92,000]].
●	Your Maximum WB Amount is now $4,600 [5% of your GLB Base].
●

Your Lifetime Income Base is reduced to $92,000 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$100,000 - ($6,000 - $4,000)] and (2) your new Account Value [$92,000]].

●	Your Maximum WB for Life Amount is $3,680 [4% of your new Lifetime Income Base of $92,000].
●

Assume you make no subsequent Purchase Payments, but you take annual systematic withdrawals of $6,000 for a total of 13 years. Due to the of poor investment performance of your Designated Funds, your Account Value is now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB amount is also now $7,609. Because you have taken withdrawals in excess of your Maximum WB Amount, your GLB Base is also now $7,609. Your Maximum WB Amount is 5% of $7,609, or $380. Because you have taken withdrawals in excess of your Maximum WB for Life Amount, your Lifetime Income Base is also now $7,609. Your Maximum WB for Life Amount is 4% of $7,609, or $304.

●	Assume your Designated Funds earn -2% in Account Year 14, and that you take another $6,000 withdrawal. On December 31, 2022:
●	Your Account Value is $1, 457 [$7,609 x (1 - 0.02) - $6,000].
●	Your GLB amount is $1,457 [the lesser of (1) your current GLB amount minus the withdrawal amount ($7,609 - $6,000) and (2) your new Account Value ($1,457)].
●	Your GLB Base is $1,457 [the lesser of (1) your current GLB Base minus the excess withdrawal [$7,609 - $6,000 - $380)] and (2) your new Account Value ($1,457)].
●	Your Maximum WB Amount equals $73 [5% of your new Lifetime Income Base].
●	Your Lifetime Income Base is $1,457 [the lesser of (1) your current Lifetime Income Base minus the excess withdrawal [$7,609 - ($6,000 - $304)] and (2) your new Account Value [$1,457]].
●	Your Maximum WB for Life Amount equals $58 [4% of your new Lifetime Income Base of $1,457].

Because your GLB Base is greater than zero, you may take annual withdrawals up to the Maximum WB Amount until your GLB amount becomes zero. Because your Lifetime Income Base is greater than zero, you may take annual withdrawals up to the Maximum WB for Life Amount until you die or annuitize. Any withdrawal you take that is greater than your Maximum WB Amount will reduce your GLB Base (and hence, give you a new, reduced Maximum WB Amount). Any withdrawal you take that is greater than your Maximum WB for Life Amount will reduce your Lifetime Income Base (and hence, give you a new, reduced Maximum WB for Life Amount).

If your Account Value is reduced to zero by a withdrawal that does not exceed your Maximum WB for Life Amount, you must choose between:

(1)	withdrawing the Maximum WB for Life Amount each year until an Owner dies, or
(2)	withdrawing your Maximum WB Amount each year until your GLB amount is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds your Maximum WB for Life Amount but does not exceed your Maximum WB Amount, your Lifetime Income Base will become zero, but we will continue to pay your then current Maximum WB Amount each year until your GLB is reduced to zero.

If your Account Value is reduced to zero by a withdrawal that exceeds both your Maximum WB for Life Amount and your Maximum WB Amount, your Lifetime Income Base, your GLB amount, and your GLB Base will all be reduced to zero, your Maximum WB for Life Amount and your Maximum WB Amount will both become zero, and no more benefits will be paid.

EXAMPLE 13: Step-up elected under AB Plan.
●

Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up.

●

Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up). Assume that on January 1, 2019, your Account Value is $130,000. Assume that your total rider charges to date are $8,875.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 14: Step-up elected under WB Plan.
●

Assume you are age 65 at issue. Also assume that you elect the WB plan on January 1, 2006, and that you choose to systematically withdraw the Maximum WB Amount annually. Assume that your Designated Funds have had good investment performance, gaining 6% a year over the course of the Contract. On January 1, 2006:

●	Your GLB Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 [the value of your GLB amount on the day you elect to participate in the WB Plan].
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base because you are age 65].
●	On December 31, 2006, after you take your first systematic withdrawal of $5,000, your Account Value is $101,000:
●	Your GLB amount, reduced by the amount of the withdrawal, is $95,000 [$100,000-$5,000].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].
●	Assume you make no subsequent Purchase Payments, but you take systematic withdrawals of $5,000 for a total of 3 years. On December 31, 2008:
●	Your Account Value is $103,184.
●	Your GLB amount is $85,000 [$100,000 - ($5,000 x 3)].
●	Your GLB Base is still $100,000 because you withdrew no more than your Maximum WB Amount.
●	Your Maximum WB Amount is $5,000 [5% of your GLB Base].
●	Your Lifetime Income Base is still $100,000 because you withdrew no more than your Maximum WB for Life Amount.
●	Your Maximum WB for Life Amount is $5,000 [5% of your Lifetime Income Base].

Because your Account Value is greater than your GLB amount, your GLB Base, and your Lifetime Income Base, you may step-up your GLB amount, your GLB Base, and your Lifetime Income Base each to an amount equal to your current Account Value. Assume you elect to step-up. On January 1, 2009*:

●	Your Account Value is $103,184.
●	Your GLB amount is $103,184.
●	Your GLB Base is $103,184.
●	Your Maximum WB Amount is $5,159 [5% of your new GLB Base].
●	Your Lifetime Income Base is $103,184.
●	Your Maximum WB for Life Amount is $5,159 [5% of your new Lifetime Income Base].
*

Note: Assume instead that you elected to step-up sometime in 2009 after your withdrawal of $5,000 was taken and that your Account Value at the time of the step-up was $103,184. Your new Maximum WB Amount and new Maximum WB for Life amount would apply so that you could withdraw an additional $159 without exceeding your maximum amounts.

EXAMPLE 15: Subsequent Purchase Payments after Step-up under the AB Plan, Refund Applies.
●

Assume that you did not elect the WB plan at any time. Assume that your Account Value was $150,000 on January 1, 2009. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you elect to step-up. Your Maturity Date is reset to January 1, 2019 (ten years after the date of the step-up).

●	On June 1, 2010, you deposit an additional $80,000.
●

On June 1, 2010, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has been less than two years since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●	Assume that on January 1, 2019 (your Maturity Date), your Account Value is $280,000. Assume that your total rider charges to date are $13,850.
●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $293,850.
●

If Secured Returns for Life is still available to new Owners, you may elect to renew your participation in Secured Returns for Life with a new GLB amount of $293,850 at the cost and terms available to new Owners.

APPENDIX J -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The current available variable investment options are those listed on page 1 of the prospectus.

If you purchased your Contract before February 2, 2004, you may make subsequent Purchase Payments into the following investment options that were available for investment prior to that date:

Large-Cap Value Equity Funds

   MFS/Sun Life Strategic Value - S Class

Large-Cap Growth Equity Funds

   MFS/Sun Life Capital Appreciation - S Class

   MFS/Sun Life Global Growth - S Class

Mid-Cap Value Equity Funds

   MFS/Sun Life Mid Cap Value - S Class

   Sun Capital Real Estate Fund® - Initial Class

Mid-Cap Growth Equity Funds

   MFS/Sun Life Mid Cap Growth - S Class

Medium Quality Intermediate-Term Bond Funds

   MFS/Sun Life Bond - S Class

   MFS/Sun Life Strategic Income - S Class

Massachusetts Financial Services Company advises the MFS/Sun Life Funds. Sun Capital Advisers, Inc. advises the Sun Capital Funds.

APPENDIX K -
SECURED RETURNS BENEFIT

The optional living benefit rider "Secured Returns Benefit" was available for on all Contracts issued prior to September 7, 2004. Subject to state availability, after September 7, 2004, a new enhanced living benefit rider, "Secured Returns 2", became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns 2 became available in your state and you have not elected to replace your Secured Returns Benefit with the Secured Returns 2.

The Secured Returns Benefit ("Benefit") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value.

To participate in the Secured Returns Benefit, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until your guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

If you elect the Secured Returns Benefit with the basic death benefit, we will assess your Contract an annual charge of 0.40% of your average daily net assets. If you elect the Secured Returns Benefit with the EEB Premier rider, we will assess your Contract an annual charge of 0.65% of your average daily net assets. We will continue to deduct this annual charge until you annuitize or your Secured Returns Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) may not terminate the annual charge.

Anytime after your 7th Account Anniversary, the Secured Returns Benefit may be revoked. Once revoked, the Benefit may not be reinstated. After the Benefit has been revoked, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elect the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be revoked and the charge of the rider (0.25% of your average daily Account Value) will continue.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns Benefit will be cancelled.

Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary. After your 7th Account Anniversary, your insurance charges will be reduced by 0.40% of your average daily Account Value. If you elected the Benefit in combination with the EEB Premier rider, the optional death benefit rider will not be cancelled and the cost of such rider (0.25% of your average daily Account Value) will remain.

If you elect the Secured Returns Benefit, you may choose to receive your Secured Returns Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan. You are automatically enrolled in the AB Plan at the time you elect the Secured Returns Benefit. Any time prior to your 81st birthday, you may elect instead to receive your Secured Returns Benefit under the WB Plan. There is no waiting period for participation in the WB Plan, but you must make your election prior to your 10th Account Anniversary or annuitization, whichever is earlier. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under the Secured Returns Benefit are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected the Secured Returns Benefit, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your GLB amount proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under the Secured Returns Benefit, see Examples 5 through 8 below.

If you elected to participate in the AB Plan and you remained in the Plan for the entire 10-year period, you may elect to renew your participation in the Secured Returns Benefit, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns Benefit to new Owners. If we do so, renewals will no longer be available.

If you elected to participate in the WB Plan during your initial 10-year period, you may not renew your participation in the Secured Returns Benefit.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your Guaranteed Living Benefit Amount ("GLB amount") over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage Guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 2 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns Benefit.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 5 and 7 below.)

If you (as Participant) die while the AB Plan is still in force, all benefits and charges under Secured Returns Benefit will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and your 10th Account Anniversary. If your surviving spouse does not elect the WB Plan, the AB Plan will continue. In such case, the benefits under AB Plan will be determined according to the original 10-year period. In all cases, the GLB amount will not reset upon your death.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. This set dollar amount, or "maximum WB amount," is equal to 7% of the GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining RGLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns Benefits if your Account Value is less than the remaining GLB amount. In addition, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments if you have elected the WB Plan.

For examples of how we calculate benefits under the WB Plan, see Examples 3 and 4 below.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce your remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, your remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 6 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

If you (as Participant) die while the WB Plan is in force and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, the Secured Returns Benefit will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance " under "DEATH BENEFIT.") In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Certificate, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION YOU SELECTED THE SECURED RETURNS BENEFIT ON OR BEFORE YOUR ISSUE DATE.

Examples 1 through 4 demonstrate how we calculate your Secured Returns Benefit assuming you make no subsequent Purchase Payments and you make no withdrawals other than those satisfying the maximum WB amount under the WB Plan. Examples 1 and 2 show your benefit under the AB Plan, and Examples 3 and 4 show your benefit under the WB Plan.

EXAMPLE 1: Low investment performance; no WB election.
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance.

●

Assume that on January 1, 2013, your Account Value is $85,000. On that date, your Account Value will be increased by $15,000 ($100,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: High investment performance; no WB election
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance.

●

Assume that on January 1, 2013, your Account Value is $200,000. Because your Account Value is greater that the GLB amount of $100,000, your Account Value will not be increased. If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $200,000 at the cost and terms available to new Owners.

EXAMPLE 3: Low investment performance; WB election
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $80,000. These withdrawals continue for seven more years.

●

On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $0. These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 15, after the final withdrawal of $2,000 has been taken. At that time, the Benefit terminates and no renewal applies.

EXAMPLE 4: High investment performance; WB election
●	Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On December 31, 2003, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●	On December 31, 2004, your remaining GLB amount will be $86,000 ($93,000 - $7,000). Assume that, on that date, your Account Value is $90,000. These withdrawals continue for seven more years.

●	On December 31, 2011, your remaining GLB amount will be $37,000 ($86,000 - ($7,000 x 7 years)). Assume that, on that date, your Account Value is $50,000. These withdrawals continue for 5 more years.

●	On December 31, 2016, the remaining GLB amount equals $2,000 ($37,000 - ($7,000 x 5 years)). Assume the Account Value equals $30,000.

●

Assume that, on December 31, 2017, your withdraw the remaining $2,000 to exhaust the remaining GLB amount. The Secured Returns Benefit thus terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No renewal is available.

Examples 5 through 8 demonstrate how withdrawals and subsequent Purchase Payments affect your Secured Returns Benefit. Examples 5 and 7 show how withdrawals affect your benefits under the AB Plan. Example 6 shows the effect of withdrawing more than the maximum WB amount under the WB Plan in any one Account Year. Examples 7 and 8 show the effects of making subsequent Purchase Payments.

EXAMPLE 5: Withdrawals Under the AB Plan
●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Your GLB amount is $100,000.

●

Assume that on January 1, 2004, your Account Value is $110,000 and you withdraw 10% of your Account Value (or $11,000). Your GLB amount will be reset to $90,000, i.e., the previous GLB amount ($100,000) reduced proportional to the amount of Account Value withdrawn (10%), or $100,000 - (10% of $100,000).

●

Assume you make no more withdrawals or deposits and that your Account Value, on January 1, 2013, is $85,000. Your Account Value will be increased by $5,000 ($90,000 - $85,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit, at the cost and terms available to new Owners, with a new GLB amount of $90,000.

EXAMPLE 6: Withdrawals Under the WB Plan
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB Plan at issue. Your maximum WB amount would be $7,000 (i.e., 7% of the $100,000).

●	Assume that, on January 1, 2004, your Account Value is $95,000. Assume that no withdrawals have been made. Your remaining GLB amount is still $100,000 and your maximum WB amount is still $7,000.

●

Assume that, on September 3, 2004, your Account Value is $93,000 and you withdraw $5,000. Your Account Value is thus reduced to $88,000, and your remaining GLB amount is reduced to $95,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●

Assume that, on January 4, 2005, your Account Value is $85,000 and you withdraw another $5,000. Your Account Value is thus reduced to $80,000. This is now a new Account Year, so the maximum WB amount has not yet been exceeded. Your remaining GLB amount is reduced to $90,000. Your maximum WB amount is still $7,000; however, you can only withdraw $2,000 more this Account Year without exceeding your maximum WB amount for the Account Year.

●

Assume that, on November 4, 2005, your Account Value is $79,000 and you withdraw another $5,000. Your Account Value is thus reduced to $74,000. Your total withdrawals for the current Account Year equal $10,000 ($5,000 + $5,000), a total of $3,000 in excess of your maximum WB amount. Your remaining GLB amount is thus reduced to $74,000; i.e., the lesser of your Account Value ($74,000) and your previous remaining GLB amount reduced dollar for dollar by the withdrawal ($90,000 - $5,000). Your maximum WB amount is reduced so that the date on which the remaining GLB amount expires will be the same date it would have expired had the maximum WB been withdrawn every year, i.e., ($90,000 - $2,000) / $7000 = 12.57 years. Thus the maximum WB amount will become $5,887 ($74,000/12.57).

EXAMPLE 7: Withdrawals with Subsequent Purchase Payments under the AB Plan
●	Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you did not elect the WB Plan at any time.

●	On June 1, 2007, you make a subsequent Purchase Payment of $100,000. Your GLB amount is now $185,000, i.e., ($100,000 x 100%) + ($100,000 x 85%).

●

Assume that, on June 1, 2009, your Account Value is $240,000 and you withdraw $40,000. Your Account Value is reduced to $200,000. Your GLB amount is reset to $154,167, i.e., the previous GLB amount reduced proportional to the amount of Account Value withdrawn, or $185,000 x ($200,000/$240,000). Assume you make no more withdrawals or subsequent Purchase Payments.

●

Assume that, on January 1, 2013, your Account Value is $125,000. On that date, your Account Value will be increased by $29,167 ($154,167 - $125,000). If the Secured Returns Benefit is still available to new Owners, you may elect to renew your participation in the Benefit with a new GLB amount of $154,167 at the cost and terms available to new Owners.

EXAMPLE 8: Withdrawals with Subsequent Purchase Payments under the WB Plan
●

Assume that on January 1, 2003, you purchased a Contract with an initial Purchase Payment of $100,000. Assume that you elected the WB plan at issue and choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 or $7,000).

●	On January 1, 2004, your remaining GLB amount will be $93,000 ($100,000 - $7,000). Assume that, on that date, your Account Value is $91,000.

●

Assume that, on January 6, 2004, you make an additional deposit of $50,000. Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000). Your maximum WB amount is reset to $10,500 ($7,000 + (7% x $50,000)). Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●

Assume that, on January 1, 2005, you withdraw the maximum WB amount of $10,500 and your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that no additional subsequent Purchase Payments are made and the maximum WB amount is withdrawn annually.

●

Assume that, on January 1, 2013, your Account Value equals $0. Your remaining GLB amount will be $48,500, i.e., ($132,500 - ($10,500 x 8 years). Withdrawals will continue until the remaining GLB amount is reduced to zero. No renewal of the Secured Returns Benefit is available.

APPENDIX L -
SECURED RETURNS 2 BENEFIT

If you purchased the Secured Returns Benefit ("SR1") prior to the later of September 7, 2004, or the date Secured Returns 2 became available for sale in your state, you were given to opportunity to replace SR1 with Secured Returns 2. If you chose to replace your SR1 with Secured Returns 2, the following terms and conditions apply to your Contract:

●	Your GLB amount did not change.

●

Charges for Secured Returns 2 commenced on the first "Account Quarter" (defined below) following the date we received your notification to participate in Secured Returns 2 ("Notification Date"), and were be applied on a pro rata basis starting from the Notification Date.

●	All benefits provided under Secured Returns 2 commenced on the Notification Date.

●	Any refund of rider charges (described below) will only be applied to charges paid after the Notification Date. You will not receive any refund of charges paid for SR1.

●

The time period for measuring the duration of your Secured Returns 2 Benefit will be based upon your Contract's Issue Date. For example, if you chose to exchange SR1 for Secured Returns 2 twelve months after your Issue Date, your AB Plan will mature in nine years.

●

If you were participating in the WB Plan on the Notification Date, then you must remain in the WB Plan. If you were participating in the AB Plan on the Notification Date, you may not elect to participate in the WB Plan until after your first Account Anniversary.

Subject to state availability, after October 31, 2005, a new enhanced living benefit rider, Secured Returns for Life, became available under the Contract. The following information applies to your Contract if you purchased your Contract prior to the date Secured Returns for Life became available and you have not elected to replace Secured Returns 2 with Secured Returns for Life.

The Secured Returns 2 Benefit ("Benefit" or "Secured Returns 2") guarantees a return of your Purchase Payments (adjusted for subsequent Purchase Payments and withdrawals), regardless of the investment performance of the underlying funds, provided that you comply with certain Benefit requirements. The amount guaranteed can be greater than or less than your Account Value. All Benefits and charges under Secured Returns 2 terminate upon annuitization.

Secured Returns 2 is available only if you are age 84 or younger on the Open Date. If you choose to participate in the Benefit, you must make your election no later than your Issue Date. You may combine the Benefit with any optional death benefit rider other than the EEB Premier Plus rider. Upon annuitization, Secured Returns 2 and any elected optional death benefit rider automatically terminate.

To participate in Secured Returns 2, all of your Account Value must be invested in one or more of the "Designated Funds" during the entire term of the plan: a 10-year period under the AB Plan or, if you elected the WB Plan, until the guaranteed amount is reduced to zero. Your application lists the only Funds and asset allocation models that currently qualify as "Designated Funds." We reserve the right to change the available Designated Funds on new and existing Contracts without prior notice. Any time there is a change, your Account Value will remain in the current Designated Funds, but future transfers or Purchase Payments may be allocated only to the Designated Funds then available.

Unlike other Contract charges, the charge for Secured Returns 2 will not be calculated as a percentage of average daily net assets as described under "Variable Accumulation Unit Value." Instead, the charge for the Benefit will be made as a specific deduction from the Account Value, taken on the last valuation day of the Account Quarter. For Contracts issued in the State of Washington, the charge for the Benefit will be made as a specific deduction from Variable Account Value, taken on the last valuation day of the Account Quarter. ("Account Quarters" are defined as three-month periods, with the first Account Quarter beginning on your Issue Date.) The charge per year is equal to 0.50% of your Account Value (Variable Account Value in Washington). The quarterly charge will be determined by multiplying the Account Value (Variable Account Value in Washington) at the end of the Account Quarter by 0.00125. (See Example 12 in Appendix I.) The specific amount of the quarterly charge will be reflected on your quarterly account statement. We will continue to deduct this charge until you annuitize or your Secured Returns 2 Benefit expires or is revoked. Cancellation of the Benefit (caused by a transfer out of the Designated Funds or a Purchase Payment allocation to a non-Designated Fund) will not terminate the charge, until the 7th Account Anniversary. Anytime after your 7th Account Anniversary, you may revoke Secured Returns 2. Once revoked, Secured Returns 2 may not be reinstated. After Secured Returns 2 has been revoked, all benefits and charges will end.

Transfers among the Designated Funds are permitted as described under "Transfer Privilege." If however you transfer some or all of your Account Value out of the Designated Funds into another investment option offered under your Contract, the Secured Returns 2 Benefit will be automatically cancelled. Likewise, if you allocate one or more subsequent Purchase Payments to an investment option other than one of the Designated Funds, the Secured Returns 2 Benefit will be cancelled. Once the Benefit has been cancelled, it cannot be reinstated. After the cancellation of the Benefit, you will continue to pay the annual charge for the Benefit until your 7th Account Anniversary.

If you elect Secured Returns 2, you may choose to receive your Benefit under one of two plans: the Guaranteed Minimum Accumulation Benefit ("AB") Plan or the Guaranteed Minimum Withdrawal Benefit ("WB") Plan.

If you elect Secured Returns 2, you are automatically enrolled in the AB Plan. After your first Account Anniversary, you may elect instead to receive your Benefit under the WB Plan, provided that you make the election prior to the earliest of your 81st birthday, the date you annuitize, and the date your AB Plan matures. Once you elect to participate in the WB Plan, you may not change your election to the AB Plan. If you do not specifically elect the WB Plan, you will be deemed to have elected to remain in the AB Plan.

All withdrawals under Secured Returns 2 are subject to withdrawal charges if they are in excess of the annual free withdrawal amount. (See "Free Withdrawal Amount" under "Withdrawal Charge.") In addition, if you have elected Secured Returns 2, but have not yet elected to participate in the WB Plan, any withdrawals you make will reduce your Guaranteed Living Benefit Amount ("GLB amount") proportionally to the amount of Account Value withdrawn. For examples showing how withdrawals affect your benefits under Secured Returns 2, see Examples 6, 7, 9 and 11 below.

If you elect to participate in the AB Plan and you remain in the Plan until it matures, you may elect to renew your participation in Secured Returns 2, provided that we are still offering the Benefit to new Owners. Upon renewal, the annual charge for participation in the Benefit will be extended under the terms and conditions applicable to new Owners at that time. If renewal in the Secured Returns 2 Benefit is not available, or is available but you make no election to renew your participation in the Benefit, all further benefits under the Benefit will be discontinued. We reserve the right to stop offering the optional Secured Returns 2 Benefit to new Owners. If we do so, renewals will no longer be available.

Once you elect to participate in the WB Plan, you may not renew your participation in Secured Returns 2.

Under the terms of the Guaranteed Minimum Accumulation Benefit ("AB") Plan, on your 10th Account Anniversary, we will credit your Account Value with any excess of your GLB amount over your Account Value after the application of any other Contract transactions. Any such amount will be allocated on a pro rata basis to all Designated Funds in which you are invested at that time. Your GLB amount is equal to the sum of 100% of your initial Purchase Payment plus a specified percentage of any subsequent Purchase Payments, adjusted in amount for partial withdrawals. One or more subsequent Purchase Payments during the 10-year period will not restart the 10-year period. For each subsequent Purchase Payment after the second Account Anniversary, we will guarantee the return of less than 100% of the Purchase depending upon the Account Year in which it was made, as follows:

Account Year in which Purchase Payment was made	Percentage guaranteed
1-2	100%
3-5	85%
6-8	70%
9-10	60%

For examples of how we calculate benefits under the AB Plan, see Examples 1 and 3 below. Note that the timing and amount of subsequent Purchase Payments may affect the total Secured Returns 2 Benefit.

If your Contract remains in the AB Plan until it "matures" on the later of your 10th Account Anniversary or 10 years from your last Step-Up Date, and the Account Value is greater than or equal to the GLB amount on the "maturity date," then we will refund the charges you have paid for Secured Return 2 ("Refund Amount") by crediting the Refund Amount to your Account Value. The Refund Amount will be allocated on a pro rata basis to the Designated Funds in which you are invested on such "maturity date." No refund of Secured Return 2 charges will be made if you change from the AB Plan to the WB Plan.

To calculate the GLB amount after a partial withdrawal under the AB Plan, we multiply the GLB amount immediately before the withdrawal by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal. (See Examples 6 and 9 below.)

If you die while participating in the AB Plan, all benefits and charges under Secured Returns 2 will automatically terminate when we receive Due Proof of Death, unless your surviving spouse is the sole Beneficiary. Your surviving spouse may elect to continue the Contract. If such election is made, the same Secured Returns 2 Benefit will apply. Your surviving spouse can elect the WB Plan at any time prior to the earliest of annuitization, the surviving spouse's 81st birthday, and the date the AB Plan is scheduled to "mature". If your surviving spouse does not elect the WB Plan, the AB Plan will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In all cases, the GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value.

Under the terms of the Guaranteed Minimum Withdrawal Benefit ("WB") Plan, you may withdraw up to a set dollar amount from your Account Value each year until your remaining GLB amount equals zero. Once the RGLB amount is reduced to zero, the Secured Returns 2 Benefit will expire and no new Purchase Payments will be accepted into the WB Plan. This set dollar amount, or "maximum WB amount," is equal to 7% of the remaining GLB amount on the date you elect to participate in the WB Plan. You are not required to make any withdrawals after you have elected the WB Plan; however, if you withdraw more than the maximum WB amount in any Account Year, your remaining GLB amount may be adversely affected. You should be aware that a withdrawal in excess of the maximum WB amount might significantly reduce your Secured Returns 2 Benefits if your Account Value is less than your remaining GLB amount. In all cases, the value you will receive upon a full withdrawal, or "surrender" of your Contract, will be your Contract's Surrender Value and not the remaining GLB amount. Provided any remaining GLB amount is not reduced to zero, any subsequent Purchase Payment made after you have elected the WB Plan, and before your fourth Account Anniversary, will increase your remaining GLB amount by 100% of such subsequent Purchase Payment. Your maximum WB amount will increase by 7% of such subsequent Purchase Payment. After your fourth Account Anniversary, you may not make any additional Purchase Payments unless your WB Plan has expired.

Once you have elected to participate in the WB Plan, withdrawals of no more than the maximum WB amount will reduce the remaining GLB amount dollar for dollar. If you are participating in the WB Plan and you withdraw, in any one Account Year, more than the current maximum WB amount, the remaining GLB amount will be reduced to equal the lesser of:
(a)	your previous remaining GLB amount reduced dollar for dollar by the amount of the withdrawal, or

(b)	your Account Value.

If (b), above, is less than (a), then your maximum WB amount will be reduced so that the new remaining GLB amount will expire on the same date it would have had the maximum WB amount been withdrawn every year thereafter. (See Example 7 below.)

The maximum WB amount is not cumulative. That is to say, if you withdraw less than the maximum WB amount in any one Account Year, you cannot add that unused portion to withdrawals made in future years to exceed the maximum WB amount.

Under the WB Plan, your Secured Returns 2 benefits will continue until your remaining GLB amount is reduced to zero, even if your Account Value drops to zero. If your Account Value drops to zero, no subsequent Purchase Payment will be accepted and no death benefit will be payable. We will however, continue to pay the maximum WB amount each Account Year while you are alive until your remaining GLB amount has been reduced to zero.

For examples of how we calculate benefits under the WB Plan, see Examples 4 and 5 below.

If you die while participating in the WB Plan and your surviving spouse, as the sole Beneficiary, elects to continue the Contract, Secured Returns 2 will continue on the same terms, for your surviving spouse, even though the Account Value may have been enhanced under the provisions of the death benefit. (See "Spousal Continuance" under "DEATH BENEFIT.") In such case, the remaining GLB amount will not reset upon your death, but the charges under Secured Returns 2 will be assessed against the enhanced Account Value. In all other situations, the Beneficiary may elect to exercise any of the available options under the Death Benefit provisions of the Contract, or in the alternative, to receive the maximum WB amount on an annual basis until the remaining GLB amount has been reduced to zero.

Step-Up of GLB Amount

After your fifth Account Anniversary, you may elect to increase your GLB amount or remaining GLB amount to your then current Account Value. Currently, this step-up election may be made on any day after your fifth Account Anniversary. (We reserve the right to require step-up elections to occur only within 30 days following the fifth or any subsequent Account Anniversary.) On the day we receive your step-up election notice in good order (the "Step-Up Date"), we will increase your GLB or remaining GLB amount to an amount equal to your Account Value on the Step-Up Date. If you elect to step-up your GLB or remaining GLB amount, at least 5 full years from the Step-Up Date must pass before you can elect another step-up. You can only elect to step-up the GLB or remaining GLB amount if the current Account Value is greater than the current GLB or remaining GLB amount. If you are in the AB Plan, you must be less than age 85 on the Step-Up Date. If you are in the WB Plan, you must be less than age 81 on the Step-Up Date.

Following your step-up election, the rider fee may be changed to an amount equal to the Secured Returns 2 fee charged on newly issued Contracts at that time. This fee may be higher than your current Secured Returns 2 fee as set forth below under "Cost of the Benefit." If we are no longer issuing new Contracts with the Secured Returns 2 Rider, then the rider fee after the step-up will be set by us, based upon current market conditions at the time of the step-up.

If you are participating in the AB Plan and you elect to step-up your GLB amount, the term of your benefit under the AB Plan will change. Without a step-up, your benefit under the AB Plan will "mature" on the 10th Account Anniversary (the date we credit your Account with any excess of your GLB amount over your Account Value or refund your Secured Returns 2 rider charges). After you make a step-up election, your benefit under the AB Plan will mature 10 years from the Step-Up Date. (See Example 2 below.)

If you have been receiving benefits under the WB Plan, a step-up may change your "maximum WB amount." After the step up, your "maximum WB amount" will become the greater of the current "maximum WB amount" and 7% of your new remaining GLB amount. Note that, if you step-up in a particular Account Year, any withdrawals previously made in that Account Year are applied against your new "maximum WB amount." (See Example 8 below.)

At the time of a step-up, if your benefit is under the AB Plan, you can still change to the WB Plan at a later date, subject to the applicable age restrictions described above.

Subsequent Purchase Payments After a Step-Up of GLB Amount

Because Purchase Payments, under the WB Plan, are not allowed after your fourth Account Anniversary, you must be participating in the AB Plan to make any Purchase Payments after a Step-Up. After your step-up election, any subsequent Purchase Payment will increase the GLB amount under your AB Plan by a specified percentage of the subsequent Purchase Payment. The percentage guaranteed depends upon "Step-Up Year" in which the Payment was made. (A "Step-Up Year" is the 365-day period (366, if a leap year) commencing on your Step-Up Date.) The example below illustrates how we determine the percentage guaranteed after a subsequent Purchase Payment:

Assume you purchased a Contract on July 1, 2005, and elected to step-up your Contract on October 1, 2010. Under the AB Plan that you have elected, your benefit matures on October 1, 2020. For any subsequent Purchase Payments you make, your GLB amount will increase by the following percentages:

Step-Up Year	Payments Made Between	Percentage Guaranteed
1	10/02/10 - 10/01/11	100%
2	10/02/11 - 10/01/12	100%
3	10/02/12 - 10/01/13	85%
4	10/02/13 - 10/01/14	85%
5	10/02/14 - 10/01/15	85%
6	10/02/15 - 10/01/16	70%
7	10/02/16 - 10/01/17	70%
8	10/02/17 - 10/01/18	70%
9	10/02/18 - 10/01/19	60%
10	10/02/19 - 10/01/20	60%

Thus, a subsequent Purchase Payment made on October 2, 2015, will provide only a 70% guarantee whereas a subsequent Purchase Payment made on October 1, 2015, will provide an 85% guarantee. (See Example 10 below.)

ALL OF THE FOLLOWING EXAMPLES ARE BASED UPON THE ASSUMPTION THAT YOU PURCHASED A CONTRACT ON JANUARY 1, 2005 WITH AN INITIAL PURCHASE PAYMENT OF $100,000 AND YOU SELECTED THE SECURED RETURNS 2 PROGRAM. YOUR INITIAL GLB AMOUNT EQUALS YOUR DEPOSIT AMOUNT OF $100,000.

EXAMPLE 1: Low investment performance; no WB election.
●

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. Since your Account Value was below the GLB amount of $100,000 from January 1, 2010 through January 1, 2015, the step-up feature is not available.

●	Assume that on January 1, 2015, your Account Value is $85,000. Assume that your total rider charges to date are $4,625.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($100,000 - $85,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $100,000 at the cost and terms available to new Owners.

EXAMPLE 2: Low investment performance; no WB election, Step-up elected.
●

Assume that you did not elect the WB plan at any time and that your Designated Funds have had low investment performance. However, assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020, your Account Value is $130,000. Assume that your total rider charges to date are $10,125.

●	Since your Account Value is lower than your stepped-up GLB by $20,000, an amount equal to $20,000 will be deposited into your Contract ($150,000 - $130,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $150,000 at the cost and terms available to new Owners.

EXAMPLE 3: High investment performance; no WB election, Refund applies.
●

Assume that you did not elect the WB plan at any time and that your Designated Funds have had high investment performance. Assume that your Account Value was $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10-year period, with a new GLB amount of $150,000. Assume that you do not elect to step-up.

●	Assume that on January 1, 2015, your Account Value is $200,000. Assume that your total rider charges to date are $7,500.

●	Because your Account Value is greater than the GLB amount of $100,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $207,500.

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Program with a new GLB amount of $207,500 at the cost and terms available to new Owners.

EXAMPLE 4: Low investment performance; WB election.
●

Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●

On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $80,000. The $7,000 withdrawals continue for seven more years. Assume that from January 1, 2010 through December 31, 2014, your Account Value is less than your remaining GLB amount. Therefore, the step-up feature is not available.

●	On December 31, 2014, your remaining GLB amount will be $37,000. Assume that, on this date, your Account Value is $0.

●	These withdrawals of $7,000 continue until the remaining GLB amount runs out in year 2020. At that time, Secured Returns 2 terminates and no renewal is available.

EXAMPLE 5: High investment performance; WB election, Step-up elected.
●

Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On December 31, 2006, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $95,000.

●

On December 31, 2007, your remaining GLB amount will be $86,000. Assume that, on this date, your Account Value is $90,000. The $7,000 withdrawals continue for two more years. Assume that on January 1, 2010, your Account Value is $80,000 and your remaining GLB amount is $72,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $80,000. Assume you elect to step-up. Your maximum WB amount is calculated as 7% of $80,000 = $5,600. However, since this is less than your current maximum WB amount of $7,000, your maximum WB amount will remain at $7,000.

●	Assume you continue to withdraw $7,000 per year for four more years. On December 31, 2013, your remaining GLB amount will be $52,000. Assume that, on this date, your Account Value is $56,000.

●	These $7,000 withdrawals continue. On December 31, 2020, the remaining GLB amount equals $3,000. Assume that, on this date, your Account Value equals $20,000.

●

Assume that you withdraw $3,000 on February 12, 2021. At this time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 6: Withdrawals under the AB Plan; low investment performance.
●	Assume that you did not elect the WB plan at any time.

●	Assume that on January 1, 2006, you withdraw 10% of your Account Value of $110,000 (or $11,000). Your Account Value is now $99,000.

●	On January 1, 2006, your GLB amount will be reset to $90,000 (the previous GLB amount reduced proportional to the amount of Account Value withdrawn).

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015 is $87,000. Assume that your total rider charges to date are $4,710.

●	Since your Account Value is less than your GLB amount by $3,000, an amount equal to $3,000 will be deposited into your Contract ($90,000 - $87,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $90,000 at the cost and terms available to new Owners.

EXAMPLE 7: Withdrawals under the WB Plan; low investment performance.
●

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume no withdrawals are made. On July 1, 2006, assume that your Account Value is $95,000. The remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●	Assume that you make a withdrawal of $5,000 on September 3, 2006. Your remaining GLB amount is now $95,000. Assume that your Account Value is now $88,000.

●

Assume that you make another withdrawal of $5,000 on April 5, 2007. This is now a new Account Year, so the maximum WB amount has not been exceeded yet. Your remaining GLB amount is now $90,000. Assume that your Account Value is now $80,000.

●

Assume that you make another withdrawal of $5,000 on September 18, 2007. Your total withdrawals in the current Account Year are now $10,000 and exceed the WB maximum of $7,000. Assume that your Account is $79,000 just before the withdrawal, and $74,000 just after the withdrawal.

●

Because your withdrawals exceeded the maximum WB amount, your remaining GLB amount is reduced to the lesser of your previous remaining GLB amount reduced dollar for dollar for the withdrawal ($90,000 - $5,000), and your current Account Value ($74,000). Therefore, your new remaining GLB amount is $74,000. Your maximum WB amount is reduced so that the date on which the remaining GLB expires will be the same date it would have expired had the maximum WB been withdrawn every year (i.e., ($90,000 - $2,000) / $7,000 = 12.57 years). Thus the new maximum WB amount becomes $5,887 ($74,000 / 12.57).

EXAMPLE 8: Withdrawals under the WB Plan; high investment performance, Step-up elected.
●

Assume that you elect the WB plan at the beginning of your second Account Year. The maximum WB amount would be $7,000 (i.e., 7% of the $100,000 remaining GLB amount). However, assume you make no withdrawals. On February 1, 2010, assume that your Account Value is $124,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $124,000. Assume that you do not step-up. Your remaining GLB amount is still $100,000, and the maximum WB amount is still $7,000.

●

Assume that on March 3, 2010, your Account Value is now $125,000. You now make a withdrawal of $5,000. Your remaining GLB amount is now $95,000. Your Account Value is now $120,000. Since your Account Value is greater than your remaining GLB amount, you may step-up your remaining GLB amount to $120,000. Assume that you do step-up. Your maximum WB amount is calculated as 7% of $120,000 = $8,400. Since this is greater than your current maximum WB amount of $7,000, your maximum WB amount increases to $8,400.

●

Assume that you wish to make another withdrawal on October 5, 2010. Because you have already withdrawn $5,000 in the current Account Year, you can withdraw $3,400 ($8,400 - $5,000) without exceeding your WB maximum. Assume that you withdraw this $3,400. Your remaining GLB amount is now $116,600 ($120,000 - $3,400). Assume that your Account Value is now $118,000.

●

On January 2, 2011 you begin a new Account Year. Therefore, you can withdraw $8,400 in this new Account Year without exceeding your WB maximum. Assume that you do withdraw $8,400 in this Account Year. On December 31, 2011, the remaining GLB amount equals $108,200. Assume that, on this date, your Account Value equals $110,000.

●	Assume that you continue to withdraw $8,400 each Account Year. On December 31, 2023, the remaining GLB amount equals $7,400. Assume that, on this date, your Account Value equals $30,000.

●

Assume that you withdraw $7,400 on March 12, 2024. At that time, the remaining GLB amount is reduced to zero and Secured Returns 2 terminates and the annual fee stops. However, because there is a remaining Account Value, the Contract continues. No Secured Returns 2 renewal is available.

EXAMPLE 9: Withdrawals with Sub-deposits under the AB Plan; low investment performance.
●	Assume that you did not elect the WB Plan at any time.

●	On June 1, 2010, you deposit an additional $80,000.

●	On June 1, 2010, your GLB amount is $168,000 [$100,000 + ($80,000 x 85%)].

●	Assume that, on June 1, 2011, you withdraw $40,000 and that your Account Value is $240,000 at this time. After the withdrawal, your Account Value is $200,000.

●

On June 1, 2011, your GLB amount is reset to $140,000. This equals the previous remaining GLB amount reduced proportional to the amount of Account Value withdrawn, or $168,000 x [1 - (40,000/240,000)].

●	Assume you make no more withdrawals or deposits and that your Account Value on January 1, 2015, is $125,000. Assume that your total rider charges to date are $6,670.

●	Since your Account Value is less than your GLB amount by $15,000, an amount equal to $15,000 will be deposited into your Contract ($140,000 - $125,000).

●	If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount of $140,000 at the cost and terms available to new Owners.

EXAMPLE 10: Step-up and Sub-deposits under the AB Plan; high investment performance, Step-up elected, Refund applies.
●

Assume that you did not elect the WB Plan at any time and that your Designated Funds had high investment performance. Assume that your Account Value is $150,000 on January 1, 2010. Since this amount is greater than your GLB amount, you may step-up to a new 10 year period, with a new GLB amount of $150,000. Assume that you do elect to step-up.

●	On June 1, 2011, you deposit an additional $80,000.

●

On June 1, 2011, your GLB amount is $230,000 [$150,000 + ($80,000 x 100%)]. Since it has only been one year since the step-up was elected, the GLB amount is increased by 100% of the new deposit amount.

●

Your new GMAB rider maturity date is now January 1, 2020 (ten years after the date of the step-up). Assume that on January 1, 2020 your Account Value is $280,000. Assume that your total rider charges to date are $15,130.

●	Because your Account Value is greater than the GLB amount of $230,000, your account will be credited with the amount of your rider charges, increasing your Account Value to $295,130.

●

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in the Secured Returns 2 with a new GLB amount of $295,130 at the cost and terms available to new Owners.

EXAMPLE 11: Withdrawals with Sub-deposits under the WB Plan.
●

Assume that you elect the WB plan at the beginning of the second Account Year and then choose to systematically withdraw the maximum WB amount (i.e., 7% of the $100,000 remaining GLB amount, or $7,000).

●	On January 1, 2007, your remaining GLB amount will be $93,000. Assume that, on this date, your Account Value is $91,000.

●	On January 6, 2007, you make an additional deposit of $50,000.

●	Your remaining GLB amount is reset to $143,000 ($93,000 + $50,000).

●	Your maximum WB amount is reset to $10,500 [$7,000 + (7% x $50,000)].

●	Assume you increase your annual withdrawals to equal the maximum WB amount of $10,500.

●	On January 1, 2008, your remaining GLB amount is $132,500 ($143,000 - $10,500). Assume that you make no additional deposits and the maximum WB amount is withdrawn annually.

●

Assume that on January 1, 2016, your Account Value is $0. Your remaining GLB amount will be $48,500 [$132,500 - ($10,500 x 8 years)]. Withdrawals of $10,500 will continue until the remaining GLB amount runs out in year 2020. At that time, the Secured Returns 2 terminates and no Secured Returns 2 renewal is available.

EXAMPLE 12: Calculation of Explicit Rider Charges.
●

Assume that you did not elect the WB plan at any time. Assume that your Account Value increases at an annual rate of 5% per year throughout the next ten years. Also assume that you do not elect to step-up at any time.

●

On March 31, 2005, your Account Value before the charge for Secured Returns 2 is taken is $101,196.79. The charge deducted on March 31, 2005 is $126.50 ($101,196.79 x .00125). Therefore, your ending Account Value on March 31, 2005 is $101,070.29 ($101,196.79 - $126.50).

●

On June 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $102,307.23. The fee deducted on June 30, 2005 is $127.88 ($102,307.23 x .00125). Therefore, your ending Account Value on June 30, 2005 is $102,179.35 ($102,307.23 - $127.88).

●

On September 30, 2005, your Account Value before the charge for Secured Returns 2 is taken is $103,443.69. The fee deducted on September 30, 2005 is $129.30 ($103,443.69 x .00125). Therefore, your ending Account Value on September 30, 2005 is $103,314.39 ($103,443.69 - $129.30).

●

This pattern continues until the maturity date for your Benefit of January 1, 2015. On that date, your Account will be credited with a payment. If your current Account Value is less than your current GLB amount, then your Account will be credited with the difference between these two amounts. If your current Account Value is greater than your current GLB amount, then your Account will be credited with the sum of all of Secured Returns 2 charges that have been made. Note that if Secured Returns 2 was revoked or cancelled before the maturity date for your Benefit of January 1, 2015, then no Secured Returns 2 credit will be made to your Account.

●

If Secured Returns 2 is still available to new Owners, you may elect to renew your participation in Secured Returns 2 with a new GLB amount equal to the ending January 1, 2015 Account Value at the cost and terms available to new Owners.

APPENDIX M -
Build Your Portfolio
Cash and Short-Term Bond Funds	Intermediate and Long-Term Bond Funds	Core Equity Funds	Growth Equity Funds	Specialty Funds
15% to 60%	10% to 40%	20% to 50%	0% to 30%	0% to 10%
Sun Capital Money Market	PIMCO Total Return	Lord Abbett All Value	Franklin Small Cap Value Securities	MFS High Yield

PIMCO Low Duration	Sun Cap Investment Grade Bond	Lord Abbett Growth and Income	Oppenheimer Main Street Small Cap	PIMCO Emerging Markets Bond

	MFS Government Securities	MFS Value	MFS Strategic Growth	Sun Cap Real Estate

	PIMCO Real Return	MFS Total Return	MFS Mass Investors Growth Stock	PIMCO All Asset

		Franklin Mutual Shares	MFS Emerging Growth	PIMCO CommodityRealReturn

		Lord Abbett Mid Cap Value	Oppenheimer Capital Appreciation	Templeton Developing Markets Securities

		MFS Utilities	Sun Cap All Cap	MFS/Sun Life Emerging Markets Equity

		MFS Capital Opportunities	Lord Abbett Growth Opportunities

		MFS Mass Investors Trust	MFS New Discovery

		MFS Research	MFS Templeton Foreign Securities

		Oppenheimer Main St.	MFS Research International

		Fidelity VIP Freedom 2010	Templeton Growth Securities

		Fidelity VIP Freedom 2015	Oppenheimer Global Securities

		Fidelity VIP Freedom 2020	Columbia Marsico Growth

Columbia Marsico 21st Century

Columbia Marsico International Opportunities

Wanger US Smaller Companies

Wanger Select

Columbia Small Cap Value

SC FI Large Cap Growth

APPENDIX N -
CONDENSED FINANCIAL INFORMATION

The following information for SUN LIFE FINANCIAL MASTERS CHOICE should be read in conjunction with the Variable Account's Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown.
Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year Units

Colonial Small Cap Value Class B	01	2005	10.000	10.663	0

Colonial Small Cap Value Class B	02	2005	10.000	10.646	546

Colonial Small Cap Value Class B	03	2005	10.000	10.642	0

Colonial Small Cap Value Class B	04	2005	10.000	10.629	0

Colonial Small Cap Value Class B	05	2005	10.000	10.625	0

Colonial Small Cap Value Class B	06	2005	10.000	10.612	0

Colonial Small Cap Value Class B	07	2005	10.000	10.608	0

Colonial Small Cap Value Class B	08	2005	10.000	10.591	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	01	2005	10.000	10.318	23,604

Fidelity VIP Freedom 2010 Portfolio Service Class 2	02	2005	10.000	10.315	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	03	2005	10.000	10.314	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	04	2005	10.000	10.312	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	05	2005	10.000	10.311	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	06	2005	10.000	10.308	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	07	2005	10.000	10.307	0

Fidelity VIP Freedom 2010 Portfolio Service Class 2	08	2005	10.000	10.304	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	01	2005	10.000	10.394	486

Fidelity VIP Freedom 2015 Portfolio Service Class 2	02	2005	10.000	10.390	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	03	2005	10.000	10.389	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	04	2005	10.000	10.387	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	05	2005	10.000	10.386	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	06	2005	10.000	10.383	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	07	2005	10.000	10.382	0

Fidelity VIP Freedom 2015 Portfolio Service Class 2	08	2005	10.000	10.379	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	01	2005	10.000	10.435	1,426

Fidelity VIP Freedom 2020 Portfolio Service Class 2	02	2005	10.000	10.431	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	03	2005	10.000	10.430	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	04	2005	10.000	10.428	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	05	2005	10.000	10.427	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	06	2005	10.000	10.424	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	07	2005	10.000	10.423	0

Fidelity VIP Freedom 2020 Portfolio Service Class 2	08	2005	10.000	10.420	0

Franklin Small Cap Value Securities Fund	01	2005	16.656	17.872	61,977
Franklin Small Cap Value Securities Fund	01	2004	13.644	16.656	48,744
Franklin Small Cap Value Securities Fund	01	2003	10.468	13.644	17,206
Franklin Small Cap Value Securities Fund	01	2002	10.000	10.468	2,459

Franklin Small Cap Value Securities Fund	02	2005	16.574	17.749	128,824
Franklin Small Cap Value Securities Fund	02	2004	13.605	16.574	82,077
Franklin Small Cap Value Securities Fund	02	2003	10.459	13.605	44,106
Franklin Small Cap Value Securities Fund	02	2002	10.000	10.459	3,770

Franklin Small Cap Value Securities Fund	03	2005	16.554	17.718	3,530
Franklin Small Cap Value Securities Fund	03	2004	13.596	16.554	1,206
Franklin Small Cap Value Securities Fund	03	2003	10.457	13.596	24
Franklin Small Cap Value Securities Fund	03	2002	10.000	10.457	0

Franklin Small Cap Value Securities Fund	04	2005	16.494	17.626	76,643
Franklin Small Cap Value Securities Fund	04	2004	13.566	16.494	56,641
Franklin Small Cap Value Securities Fund	04	2003	10.451	13.566	35,649
Franklin Small Cap Value Securities Fund	04	2002	10.000	10.451	1,032

Franklin Small Cap Value Securities Fund	05	2005	16.473	17.596	2,389
Franklin Small Cap Value Securities Fund	05	2004	13.557	16.473	297
Franklin Small Cap Value Securities Fund	05	2003	10.448	13.557	321
Franklin Small Cap Value Securities Fund	05	2002	10.000	10.448	0

Franklin Small Cap Value Securities Fund	06	2005	16.413	17.505	25,405
Franklin Small Cap Value Securities Fund	06	2004	13.528	16.413	7,978
Franklin Small Cap Value Securities Fund	06	2003	10.442	13.528	1,921
Franklin Small Cap Value Securities Fund	06	2002	10.000	10.442	0

Franklin Small Cap Value Securities Fund	07	2005	15.277	16.285	0
Franklin Small Cap Value Securities Fund	07	2004	12.598	15.277	0
Franklin Small Cap Value Securities Fund	07	2003	10.000	12.598	0

Franklin Small Cap Value Securities Fund	08	2005	15.226	16.197	0
Franklin Small Cap Value Securities Fund	08	2004	12.581	15.226	0
Franklin Small Cap Value Securities Fund	08	2003	10.000	12.581	0

Lord Abbett All Value Portfolio	01	2005	11.862	12.516	35,436
Lord Abbett All Value Portfolio	01	2004	10.392	11.862	21,821
Lord Abbett All Value Portfolio	01	2003	10.000	10.392	0

Lord Abbett All Value Portfolio	02	2005	11.836	12.463	37,607
Lord Abbett All Value Portfolio	02	2004	10.391	11.836	20,910
Lord Abbett All Value Portfolio	02	2003	10.000	10.391	0

Lord Abbett All Value Portfolio	03	2005	11.830	12.450	0
Lord Abbett All Value Portfolio	03	2004	10.390	11.830	0
Lord Abbett All Value Portfolio	03	2003	10.000	10.390	0

Lord Abbett All Value Portfolio	04	2005	11.811	12.411	35,460
Lord Abbett All Value Portfolio	04	2004	10.389	11.811	26,253
Lord Abbett All Value Portfolio	04	2003	10.000	10.389	0

Lord Abbett All Value Portfolio	05	2005	11.804	12.398	1,532
Lord Abbett All Value Portfolio	05	2004	10.389	11.804	0
Lord Abbett All Value Portfolio	05	2003	10.000	10.389	0

Lord Abbett All Value Portfolio	06	2005	11.785	12.359	29,300
Lord Abbett All Value Portfolio	06	2004	10.388	11.785	0
Lord Abbett All Value Portfolio	06	2003	10.000	10.388	0

Lord Abbett All Value Portfolio	07	2005	11.779	12.346	0
Lord Abbett All Value Portfolio	07	2004	10.388	11.779	0
Lord Abbett All Value Portfolio	07	2003	10.000	10.388	0

Lord Abbett All Value Portfolio	08	2005	11.753	12.294	0
Lord Abbett All Value Portfolio	08	2004	10.386	11.753	0
Lord Abbett All Value Portfolio	08	2003	10.000	10.386	0

Lord Abbett Series Fund Growth and Income	01	2005	15.400	15.686	1,088,575
Lord Abbett Series Fund Growth and Income	01	2004	13.858	15.400	715,233
Lord Abbett Series Fund Growth and Income	01	2003	10.722	13.858	111,487
Lord Abbett Series Fund Growth and Income	01	2002	10.000	10.722	925

Lord Abbett Series Fund Growth and Income	02	2005	15.325	15.578	715,720
Lord Abbett Series Fund Growth and Income	02	2004	13.818	15.325	477,142
Lord Abbett Series Fund Growth and Income	02	2003	10.713	13.818	147,754
Lord Abbett Series Fund Growth and Income	02	2002	10.000	10.713	5,774

Lord Abbett Series Fund Growth and Income	03	2005	15.306	15.551	76,348
Lord Abbett Series Fund Growth and Income	03	2004	13.808	15.306	68,193
Lord Abbett Series Fund Growth and Income	03	2003	10.711	13.808	2,351
Lord Abbett Series Fund Growth and Income	03	2002	10.000	10.711	0

Lord Abbett Series Fund Growth and Income	04	2005	15.250	15.470	853,531
Lord Abbett Series Fund Growth and Income	04	2004	13.779	15.250	911,998
Lord Abbett Series Fund Growth and Income	04	2003	10.704	13.779	274,749
Lord Abbett Series Fund Growth and Income	04	2002	10.000	10.704	774

Lord Abbett Series Fund Growth and Income	05	2005	15.231	15.443	13,091
Lord Abbett Series Fund Growth and Income	05	2004	13.769	15.231	4,610
Lord Abbett Series Fund Growth and Income	05	2003	10.702	13.769	1,485
Lord Abbett Series Fund Growth and Income	05	2002	10.000	10.702	0

Lord Abbett Series Fund Growth and Income	06	2005	15.175	15.363	116,460
Lord Abbett Series Fund Growth and Income	06	2004	13.739	15.175	87,783
Lord Abbett Series Fund Growth and Income	06	2003	10.695	13.739	49,496
Lord Abbett Series Fund Growth and Income	06	2002	10.000	10.695	0

Lord Abbett Series Fund Growth and Income	07	2005	13.198	13.355	131,532
Lord Abbett Series Fund Growth and Income	07	2004	11.956	13.198	192,793
Lord Abbett Series Fund Growth and Income	07	2003	10.000	11.956	65,996

Lord Abbett Series Fund Growth and Income	08	2005	13.154	13.283	8,288
Lord Abbett Series Fund Growth and Income	08	2004	11.940	13.154	12,145
Lord Abbett Series Fund Growth and Income	08	2003	10.000	11.940	6,127

Lord Abbett Series Fund Growth Opportunities	01	2005	11.207	11.567	297,665
Lord Abbett Series Fund Growth Opportunities	01	2004	10.213	11.207	114,490
Lord Abbett Series Fund Growth Opportunities	01	2003	10.000	10.213	0
Lord Abbett Series Fund Growth Opportunities	01	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	02	2005	11.183	11.519	148,978
Lord Abbett Series Fund Growth Opportunities	02	2004	10.212	11.183	46,846
Lord Abbett Series Fund Growth Opportunities	02	2003	10.000	10.212	0
Lord Abbett Series Fund Growth Opportunities	02	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	03	2005	11.177	11.507	24,137
Lord Abbett Series Fund Growth Opportunities	03	2004	10.212	11.177	13,217
Lord Abbett Series Fund Growth Opportunities	03	2003	10.000	10.212	0
Lord Abbett Series Fund Growth Opportunities	03	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	04	2005	11.158	11.471	179,993
Lord Abbett Series Fund Growth Opportunities	04	2004	10.211	11.158	131,123
Lord Abbett Series Fund Growth Opportunities	04	2003	10.000	10.211	0
Lord Abbett Series Fund Growth Opportunities	04	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	05	2005	11.152	11.459	3,905
Lord Abbett Series Fund Growth Opportunities	05	2004	10.211	11.152	756
Lord Abbett Series Fund Growth Opportunities	05	2003	10.000	10.211	0
Lord Abbett Series Fund Growth Opportunities	05	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	06	2005	11.134	11.423	26,736
Lord Abbett Series Fund Growth Opportunities	06	2004	10.210	11.134	11,897
Lord Abbett Series Fund Growth Opportunities	06	2003	10.000	10.210	0
Lord Abbett Series Fund Growth Opportunities	06	2002	10.000	10.000	0

Lord Abbett Series Fund Growth Opportunities	07	2005	11.128	11.411	19,999
Lord Abbett Series Fund Growth Opportunities	07	2004	10.209	11.128	23,374
Lord Abbett Series Fund Growth Opportunities	07	2003	10.000	10.209	0

Lord Abbett Series Fund Growth Opportunities	08	2005	11.104	11.362	682
Lord Abbett Series Fund Growth Opportunities	08	2004	10.208	11.104	721
Lord Abbett Series Fund Growth Opportunities	08	2003	10.000	10.208	0

Lord Abbett Series Fund Mid Cap Value	01	2005	16.083	17.171	229,487
Lord Abbett Series Fund Mid Cap Value	01	2004	13.143	16.083	213,352
Lord Abbett Series Fund Mid Cap Value	01	2003	10.679	13.143	33,969
Lord Abbett Series Fund Mid Cap Value	01	2002	10.000	10.679	4,566

Lord Abbett Series Fund Mid Cap Value	02	2005	16.004	17.052	211,641
Lord Abbett Series Fund Mid Cap Value	02	2004	13.106	16.004	163,268
Lord Abbett Series Fund Mid Cap Value	02	2003	10.671	13.106	31,838
Lord Abbett Series Fund Mid Cap Value	02	2002	10.000	10.671	2,521

Lord Abbett Series Fund Mid Cap Value	03	2005	15.985	17.023	17,333
Lord Abbett Series Fund Mid Cap Value	03	2004	13.097	15.985	19,701
Lord Abbett Series Fund Mid Cap Value	03	2003	10.668	13.097	25
Lord Abbett Series Fund Mid Cap Value	03	2002	10.000	10.668	0

Lord Abbett Series Fund Mid Cap Value	04	2005	15.926	16.935	161,089
Lord Abbett Series Fund Mid Cap Value	04	2004	13.069	15.926	212,275
Lord Abbett Series Fund Mid Cap Value	04	2003	10.662	13.069	46,465
Lord Abbett Series Fund Mid Cap Value	04	2002	10.000	10.662	423

Lord Abbett Series Fund Mid Cap Value	05	2005	15.907	16.906	1,375
Lord Abbett Series Fund Mid Cap Value	05	2004	13.059	15.907	968
Lord Abbett Series Fund Mid Cap Value	05	2003	10.660	13.059	0
Lord Abbett Series Fund Mid Cap Value	05	2002	10.000	10.660	0

Lord Abbett Series Fund Mid Cap Value	06	2005	15.848	16.818	62,375
Lord Abbett Series Fund Mid Cap Value	06	2004	13.031	15.848	28,051
Lord Abbett Series Fund Mid Cap Value	06	2003	10.653	13.031	10,231
Lord Abbett Series Fund Mid Cap Value	06	2002	10.000	10.653	0

Lord Abbett Series Fund Mid Cap Value	07	2005	14.737	15.630	5,175
Lord Abbett Series Fund Mid Cap Value	07	2004	12.123	14.737	32,520
Lord Abbett Series Fund Mid Cap Value	07	2003	10.000	12.123	0

Lord Abbett Series Fund Mid Cap Value	08	2005	14.687	15.546	65
Lord Abbett Series Fund Mid Cap Value	08	2004	12.108	14.687	1,077
Lord Abbett Series Fund Mid Cap Value	08	2003	10.000	12.108	0

MFS/Sun Life Bond Series S Class	01	2005	11.945	11.972	46,403
MFS/Sun Life Bond Series S Class	01	2004	11.433	11.945	47,705
MFS/Sun Life Bond Series S Class	01	2003	10.591	11.433	34,787
MFS/Sun Life Bond Series S Class	01	2002	10.000	10.591	39

MFS/Sun Life Bond Series S Class	02	2005	11.887	11.889	45,587
MFS/Sun Life Bond Series S Class	02	2004	11.401	11.887	48,572
MFS/Sun Life Bond Series S Class	02	2003	10.582	11.401	41,977
MFS/Sun Life Bond Series S Class	02	2002	10.000	10.582	2,266

MFS/Sun Life Bond Series S Class	03	2005	11.872	11.869	0
MFS/Sun Life Bond Series S Class	03	2004	11.392	11.872	0
MFS/Sun Life Bond Series S Class	03	2003	10.580	11.392	0
MFS/Sun Life Bond Series S Class	03	2002	10.000	10.580	0

MFS/Sun Life Bond Series S Class	04	2005	11.829	11.807	180,737
MFS/Sun Life Bond Series S Class	04	2004	11.368	11.829	181,358
MFS/Sun Life Bond Series S Class	04	2003	10.573	11.368	182,940
MFS/Sun Life Bond Series S Class	04	2002	10.000	10.573	1,659

MFS/Sun Life Bond Series S Class	05	2005	11.814	11.787	872
MFS/Sun Life Bond Series S Class	05	2004	11.360	11.814	820
MFS/Sun Life Bond Series S Class	05	2003	10.571	11.360	764
MFS/Sun Life Bond Series S Class	05	2002	10.000	10.571	0

MFS/Sun Life Bond Series S Class	06	2005	11.771	11.726	10,218
MFS/Sun Life Bond Series S Class	06	2004	11.336	11.771	9,976
MFS/Sun Life Bond Series S Class	06	2003	10.565	11.336	10,045
MFS/Sun Life Bond Series S Class	06	2002	10.000	10.565	0

MFS/Sun Life Bond Series S Class	07	2005	10.536	10.490	25,312
MFS/Sun Life Bond Series S Class	07	2004	10.152	10.536	25,203
MFS/Sun Life Bond Series S Class	07	2003	10.000	10.152	43,091

MFS/Sun Life Bond Series S Class	08	2005	10.501	10.434	13,069
MFS/Sun Life Bond Series S Class	08	2004	10.139	10.501	11,931
MFS/Sun Life Bond Series S Class	08	2003	10.000	10.139	0

MFS/Sun Life Capital Appreciation Series S Class	01	2005	14.609	14.504	14,645
MFS/Sun Life Capital Appreciation Series S Class	01	2004	13.368	14.609	17,852
MFS/Sun Life Capital Appreciation Series S Class	01	2003	10.558	13.368	15,714
MFS/Sun Life Capital Appreciation Series S Class	01	2002	10.000	10.558	0

MFS/Sun Life Capital Appreciation Series S Class	02	2005	14.538	14.404	56,841
MFS/Sun Life Capital Appreciation Series S Class	02	2004	13.330	14.538	53,116
MFS/Sun Life Capital Appreciation Series S Class	02	2003	10.549	13.330	29,622
MFS/Sun Life Capital Appreciation Series S Class	02	2002	10.000	10.549	0

MFS/Sun Life Capital Appreciation Series S Class	03	2005	14.520	14.379	0
MFS/Sun Life Capital Appreciation Series S Class	03	2004	13.320	14.520	0
MFS/Sun Life Capital Appreciation Series S Class	03	2003	10.547	13.320	0
MFS/Sun Life Capital Appreciation Series S Class	03	2002	10.000	10.547	0

MFS/Sun Life Capital Appreciation Series S Class	04	2005	14.467	14.304	16,178
MFS/Sun Life Capital Appreciation Series S Class	04	2004	13.292	14.467	16,793
MFS/Sun Life Capital Appreciation Series S Class	04	2003	10.540	13.292	16,496
MFS/Sun Life Capital Appreciation Series S Class	04	2002	10.000	10.540	113

MFS/Sun Life Capital Appreciation Series S Class	05	2005	14.449	14.280	646
MFS/Sun Life Capital Appreciation Series S Class	05	2004	13.282	14.449	647
MFS/Sun Life Capital Appreciation Series S Class	05	2003	10.538	13.282	647
MFS/Sun Life Capital Appreciation Series S Class	05	2002	10.000	10.538	0

MFS/Sun Life Capital Appreciation Series S Class	06	2005	14.396	14.206	0
MFS/Sun Life Capital Appreciation Series S Class	06	2004	13.254	14.396	0
MFS/Sun Life Capital Appreciation Series S Class	06	2003	10.532	13.254	0
MFS/Sun Life Capital Appreciation Series S Class	06	2002	10.000	10.532	0

MFS/Sun Life Capital Appreciation Series S Class	07	2005	12.251	12.083	0
MFS/Sun Life Capital Appreciation Series S Class	07	2004	11.285	12.251	0
MFS/Sun Life Capital Appreciation Series S Class	07	2003	10.000	11.285	0

MFS/Sun Life Capital Appreciation Series S Class	08	2005	12.210	12.018	0
MFS/Sun Life Capital Appreciation Series S Class	08	2004	11.270	12.210	0
MFS/Sun Life Capital Appreciation Series S Class	08	2003	10.000	11.270	0

MFS/Sun Life Capital Opportunities Series S Class	01	2005	14.890	14.882	23,200
MFS/Sun Life Capital Opportunities Series S Class	01	2004	13.415	14.890	26,074
MFS/Sun Life Capital Opportunities Series S Class	01	2003	10.623	13.415	10,052
MFS/Sun Life Capital Opportunities Series S Class	01	2002	10.000	10.623	0

MFS/Sun Life Capital Opportunities Series S Class	02	2005	14.818	14.780	50,125
MFS/Sun Life Capital Opportunities Series S Class	02	2004	13.377	14.818	51,417
MFS/Sun Life Capital Opportunities Series S Class	02	2003	10.615	13.377	34,662
MFS/Sun Life Capital Opportunities Series S Class	02	2002	10.000	10.615	411

MFS/Sun Life Capital Opportunities Series S Class	03	2005	14.800	14.754	0
MFS/Sun Life Capital Opportunities Series S Class	03	2004	13.367	14.800	0
MFS/Sun Life Capital Opportunities Series S Class	03	2003	10.612	13.367	0
MFS/Sun Life Capital Opportunities Series S Class	03	2002	10.000	10.612	0

MFS/Sun Life Capital Opportunities Series S Class	04	2005	14.745	14.678	26,979
MFS/Sun Life Capital Opportunities Series S Class	04	2004	13.338	14.745	26,251
MFS/Sun Life Capital Opportunities Series S Class	04	2003	10.606	13.338	9,450
MFS/Sun Life Capital Opportunities Series S Class	04	2002	10.000	10.606	0

MFS/Sun Life Capital Opportunities Series S Class	05	2005	14.727	14.653	654
MFS/Sun Life Capital Opportunities Series S Class	05	2004	13.329	14.727	655
MFS/Sun Life Capital Opportunities Series S Class	05	2003	10.604	13.329	655
MFS/Sun Life Capital Opportunities Series S Class	05	2002	10.000	10.604	0

MFS/Sun Life Capital Opportunities Series S Class	06	2005	14.673	14.577	0
MFS/Sun Life Capital Opportunities Series S Class	06	2004	13.300	14.673	0
MFS/Sun Life Capital Opportunities Series S Class	06	2003	10.597	13.300	0
MFS/Sun Life Capital Opportunities Series S Class	06	2002	10.000	10.597	0

MFS/Sun Life Capital Opportunities Series S Class	07	2005	12.856	12.765	0
MFS/Sun Life Capital Opportunities Series S Class	07	2004	11.659	12.856	0
MFS/Sun Life Capital Opportunities Series S Class	07	2003	10.000	11.659	0

MFS/Sun Life Capital Opportunities Series S Class	08	2005	12.813	12.696	0
MFS/Sun Life Capital Opportunities Series S Class	08	2004	11.644	12.813	0
MFS/Sun Life Capital Opportunities Series S Class	08	2003	10.000	11.644	0

MFS/Sun Life Emerging Growth Series S Class	01	2005	15.101	16.224	23,136
MFS/Sun Life Emerging Growth Series S Class	01	2004	13.552	15.101	19,156
MFS/Sun Life Emerging Growth Series S Class	01	2003	10.475	13.552	6,869
MFS/Sun Life Emerging Growth Series S Class	01	2002	10.000	10.475	0

MFS/Sun Life Emerging Growth Series S Class	02	2005	15.028	16.112	38,241
MFS/Sun Life Emerging Growth Series S Class	02	2004	13.513	15.028	35,676
MFS/Sun Life Emerging Growth Series S Class	02	2003	10.467	13.513	23,470
MFS/Sun Life Emerging Growth Series S Class	02	2002	10.000	10.467	0

MFS/Sun Life Emerging Growth Series S Class	03	2005	15.009	16.084	0
MFS/Sun Life Emerging Growth Series S Class	03	2004	13.503	15.009	0
MFS/Sun Life Emerging Growth Series S Class	03	2003	10.464	13.503	0
MFS/Sun Life Emerging Growth Series S Class	03	2002	10.000	10.464	0

MFS/Sun Life Emerging Growth Series S Class	04	2005	14.954	16.001	11,702
MFS/Sun Life Emerging Growth Series S Class	04	2004	13.475	14.954	13,558
MFS/Sun Life Emerging Growth Series S Class	04	2003	10.458	13.475	11,245
MFS/Sun Life Emerging Growth Series S Class	04	2002	10.000	10.458	0

MFS/Sun Life Emerging Growth Series S Class	05	2005	14.936	15.973	1,581
MFS/Sun Life Emerging Growth Series S Class	05	2004	13.465	14.936	1,618
MFS/Sun Life Emerging Growth Series S Class	05	2003	10.456	13.465	1,606
MFS/Sun Life Emerging Growth Series S Class	05	2002	10.000	10.456	0

MFS/Sun Life Emerging Growth Series S Class	06	2005	14.881	15.890	2,090
MFS/Sun Life Emerging Growth Series S Class	06	2004	13.436	14.881	2,064
MFS/Sun Life Emerging Growth Series S Class	06	2003	10.449	13.436	0
MFS/Sun Life Emerging Growth Series S Class	06	2002	10.000	10.449	0

MFS/Sun Life Emerging Growth Series S Class	07	2005	12.770	13.629	0
MFS/Sun Life Emerging Growth Series S Class	07	2004	11.536	12.770	0
MFS/Sun Life Emerging Growth Series S Class	07	2003	10.000	11.536	0

MFS/Sun Life Emerging Growth Series S Class	08	2005	12.727	13.555	0
MFS/Sun Life Emerging Growth Series S Class	08	2004	11.521	12.727	0
MFS/Sun Life Emerging Growth Series S Class	08	2003	10.000	11.521	0

MFS/Sun Life Emerging Markets Equity Series S Class	01	2005	10.000	11.259	17,564

MFS/Sun Life Emerging Markets Equity Series S Class	02	2005	10.000	11.255	0

MFS/Sun Life Emerging Markets Equity Series S Class	03	2005	10.000	11.254	91

MFS/Sun Life Emerging Markets Equity Series S Class	04	2005	10.000	11.251	0

MFS/Sun Life Emerging Markets Equity Series S Class	05	2005	10.000	11.250	0

MFS/Sun Life Emerging Markets Equity Series S Class	06	2005	10.000	11.247	0

MFS/Sun Life Emerging Markets Equity Series S Class	07	2005	10.000	11.246	0

MFS/Sun Life Emerging Markets Equity Series S Class	08	2005	10.000	11.243	0

MFS/Sun Life Global Growth Series S Class	01	2005	15.607	16.895	4,755
MFS/Sun Life Global Growth Series S Class	01	2004	13.708	15.607	6,209
MFS/Sun Life Global Growth Series S Class	01	2003	10.283	13.708	2,234
MFS/Sun Life Global Growth Series S Class	01	2002	10.000	10.283	0

MFS/Sun Life Global Growth Series S Class	02	2005	15.531	16.779	24,503
MFS/Sun Life Global Growth Series S Class	02	2004	13.669	15.531	23,800
MFS/Sun Life Global Growth Series S Class	02	2003	10.275	13.669	13,924
MFS/Sun Life Global Growth Series S Class	02	2002	10.000	10.275	97

MFS/Sun Life Global Growth Series S Class	03	2005	15.512	16.750	0
MFS/Sun Life Global Growth Series S Class	03	2004	13.660	15.512	0
MFS/Sun Life Global Growth Series S Class	03	2003	10.273	13.660	0
MFS/Sun Life Global Growth Series S Class	03	2002	10.000	10.273	0

MFS/Sun Life Global Growth Series S Class	04	2005	15.455	16.663	8,852
MFS/Sun Life Global Growth Series S Class	04	2004	13.630	15.455	4,549
MFS/Sun Life Global Growth Series S Class	04	2003	10.266	13.630	5,227
MFS/Sun Life Global Growth Series S Class	04	2002	10.000	10.266	0

MFS/Sun Life Global Growth Series S Class	05	2005	15.436	16.635	0
MFS/Sun Life Global Growth Series S Class	05	2004	13.621	15.436	0
MFS/Sun Life Global Growth Series S Class	05	2003	10.264	13.621	0
MFS/Sun Life Global Growth Series S Class	05	2002	10.000	10.264	0

MFS/Sun Life Global Growth Series S Class	06	2005	15.379	16.548	4,436
MFS/Sun Life Global Growth Series S Class	06	2004	13.591	15.379	4,483
MFS/Sun Life Global Growth Series S Class	06	2003	10.258	13.591	4,487
MFS/Sun Life Global Growth Series S Class	06	2002	10.000	10.258	0

MFS/Sun Life Global Growth Series S Class	07	2005	14.042	15.102	0
MFS/Sun Life Global Growth Series S Class	07	2004	12.416	14.042	0
MFS/Sun Life Global Growth Series S Class	07	2003	10.000	12.416	0

MFS/Sun Life Global Growth Series S Class	08	2005	13.995	15.021	0
MFS/Sun Life Global Growth Series S Class	08	2004	12.400	13.995	0
MFS/Sun Life Global Growth Series S Class	08	2003	10.000	12.400	0

MFS/Sun Life Government Securities Series S Class	01	2005	10.521	10.588	1,149,249
MFS/Sun Life Government Securities Series S Class	01	2004	10.300	10.521	600,878
MFS/Sun Life Government Securities Series S Class	01	2003	10.249	10.300	190,478
MFS/Sun Life Government Securities Series S Class	01	2002	10.000	10.249	4,265

MFS/Sun Life Government Securities Series S Class	02	2005	10.470	10.515	736,263
MFS/Sun Life Government Securities Series S Class	02	2004	10.271	10.470	402,013
MFS/Sun Life Government Securities Series S Class	02	2003	10.241	10.271	169,944
MFS/Sun Life Government Securities Series S Class	02	2002	10.000	10.241	3,211

MFS/Sun Life Government Securities Series S Class	03	2005	10.457	10.497	77,300
MFS/Sun Life Government Securities Series S Class	03	2004	10.263	10.457	47,262
MFS/Sun Life Government Securities Series S Class	03	2003	10.239	10.263	9,421
MFS/Sun Life Government Securities Series S Class	03	2002	10.000	10.239	0

MFS/Sun Life Government Securities Series S Class	04	2005	10.419	10.442	958,421
MFS/Sun Life Government Securities Series S Class	04	2004	10.241	10.419	814,674
MFS/Sun Life Government Securities Series S Class	04	2003	10.232	10.241	489,262
MFS/Sun Life Government Securities Series S Class	04	2002	10.000	10.232	22,929

MFS/Sun Life Government Securities Series S Class	05	2005	10.406	10.424	9,804
MFS/Sun Life Government Securities Series S Class	05	2004	10.234	10.406	2,219
MFS/Sun Life Government Securities Series S Class	05	2003	10.230	10.234	339
MFS/Sun Life Government Securities Series S Class	05	2002	10.000	10.230	0

MFS/Sun Life Government Securities Series S Class	06	2005	10.368	10.370	134,831
MFS/Sun Life Government Securities Series S Class	06	2004	10.212	10.368	131,200
MFS/Sun Life Government Securities Series S Class	06	2003	10.224	10.212	107,360
MFS/Sun Life Government Securities Series S Class	06	2002	10.000	10.224	0

MFS/Sun Life Government Securities Series S Class	07	2005	10.017	10.015	167,270
MFS/Sun Life Government Securities Series S Class	07	2004	9.872	10.017	162,865
MFS/Sun Life Government Securities Series S Class	07	2003	10.000	9.872	107,021

MFS/Sun Life Government Securities Series S Class	08	2005	9.984	9.961	13,147
MFS/Sun Life Government Securities Series S Class	08	2004	9.859	9.984	14,284
MFS/Sun Life Government Securities Series S Class	08	2003	10.000	9.859	10,934

MFS/Sun Life High Yield Series S Class	01	2005	13.578	13.655	312,136
MFS/Sun Life High Yield Series S Class	01	2004	12.585	13.578	210,411
MFS/Sun Life High Yield Series S Class	01	2003	10.525	12.585	112,274
MFS/Sun Life High Yield Series S Class	01	2002	10.000	10.525	5,609

MFS/Sun Life High Yield Series S Class	02	2005	13.512	13.561	229,349
MFS/Sun Life High Yield Series S Class	02	2004	12.550	13.512	170,684
MFS/Sun Life High Yield Series S Class	02	2003	10.517	12.550	86,973
MFS/Sun Life High Yield Series S Class	02	2002	10.000	10.517	10,804

MFS/Sun Life High Yield Series S Class	03	2005	13.496	13.537	18,269
MFS/Sun Life High Yield Series S Class	03	2004	12.541	13.496	9,860
MFS/Sun Life High Yield Series S Class	03	2003	10.515	12.541	671
MFS/Sun Life High Yield Series S Class	03	2002	10.000	10.515	0

MFS/Sun Life High Yield Series S Class	04	2005	13.446	13.467	249,703
MFS/Sun Life High Yield Series S Class	04	2004	12.514	13.446	230,500
MFS/Sun Life High Yield Series S Class	04	2003	10.508	12.514	173,956
MFS/Sun Life High Yield Series S Class	04	2002	10.000	10.508	0

MFS/Sun Life High Yield Series S Class	05	2005	13.430	13.444	3,803
MFS/Sun Life High Yield Series S Class	05	2004	12.505	13.430	717
MFS/Sun Life High Yield Series S Class	05	2003	10.506	12.505	279
MFS/Sun Life High Yield Series S Class	05	2002	10.000	10.506	0

MFS/Sun Life High Yield Series S Class	06	2005	13.380	13.374	78,578
MFS/Sun Life High Yield Series S Class	06	2004	12.478	13.380	46,424
MFS/Sun Life High Yield Series S Class	06	2003	10.499	12.478	37,408
MFS/Sun Life High Yield Series S Class	06	2002	10.000	10.499	0

MFS/Sun Life High Yield Series S Class	07	2005	11.715	11.703	39,139
MFS/Sun Life High Yield Series S Class	07	2004	10.930	11.715	38,257
MFS/Sun Life High Yield Series S Class	07	2003	10.000	10.930	21,591

MFS/Sun Life High Yield Series S Class	08	2005	11.675	11.640	2,488
MFS/Sun Life High Yield Series S Class	08	2004	10.916	11.675	2,810
MFS/Sun Life High Yield Series S Class	08	2003	10.000	10.916	1,778

MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2005	13.406	13.775	142,563
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2004	12.427	13.406	140,340
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2003	10.254	12.427	74,561
MFS/Sun Life Massachusetts Investors Growth Series S Class	01	2002	10.000	10.254	14,784

MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2005	13.341	13.680	108,240
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2004	12.392	13.341	102,531
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2003	10.246	12.392	77,046
MFS/Sun Life Massachusetts Investors Growth Series S Class	02	2002	10.000	10.246	1,040

MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2005	13.324	13.657	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2004	12.383	13.324	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2003	10.244	12.383	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	03	2002	10.000	10.244	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2005	13.275	13.586	220,578
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2004	12.356	13.275	227,164
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2003	10.237	12.356	197,338
MFS/Sun Life Massachusetts Investors Growth Series S Class	04	2002	10.000	10.237	4,149

MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2005	13.259	13.562	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2004	12.348	13.259	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2003	10.235	12.348	0
MFS/Sun Life Massachusetts Investors Growth Series S Class	05	2002	10.000	10.235	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2005	13.211	13.492	15,002
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2004	12.321	13.211	15,246
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2003	10.229	12.321	10,001
MFS/Sun Life Massachusetts Investors Growth Series S Class	06	2002	10.000	10.229	0

MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2005	11.902	12.149	22,808
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2004	11.106	11.902	24,608
MFS/Sun Life Massachusetts Investors Growth Series S Class	07	2003	10.000	11.106	40,190

MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2005	11.862	12.084	11,776
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2004	11.092	11.862	11,649
MFS/Sun Life Massachusetts Investors Growth Series S Class	08	2003	10.000	11.092	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2005	13.920	14.751	973,782
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2004	12.628	13.920	103,072
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2003	10.454	12.628	65,549
MFS/Sun Life Massachusetts Investors Trust Series S Class	01	2002	10.000	10.454	14,888

MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2005	13.852	14.650	533,794
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2004	12.593	13.852	60,367
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2003	10.446	12.593	45,112
MFS/Sun Life Massachusetts Investors Trust Series S Class	02	2002	10.000	10.446	1,805

MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2005	13.835	14.625	73,486
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2004	12.584	13.835	1,442
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2003	10.443	12.584	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	03	2002	10.000	10.443	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2005	13.784	14.549	564,936
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2004	12.557	13.784	44,842
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2003	10.437	12.557	56,882
MFS/Sun Life Massachusetts Investors Trust Series S Class	04	2002	10.000	10.437	42

MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2005	13.768	14.524	10,439
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2004	12.548	13.768	936
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2003	10.435	12.548	938
MFS/Sun Life Massachusetts Investors Trust Series S Class	05	2002	10.000	10.435	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2005	13.717	14.448	49,804
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2004	12.521	13.717	6,523
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2003	10.428	12.521	5,875
MFS/Sun Life Massachusetts Investors Trust Series S Class	06	2002	10.000	10.428	625

MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2005	12.464	13.122	81,074
MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2004	11.383	12.464	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	07	2003	10.000	11.383	0

MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2005	12.422	13.051	3,291
MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2004	11.368	12.422	0
MFS/Sun Life Massachusetts Investors Trust Series S Class	08	2003	10.000	11.368	0

MFS/Sun Life Mid Cap Growth Series S Class	01	2005	16.300	16.527	47,774
MFS/Sun Life Mid Cap Growth Series S Class	01	2004	14.458	16.300	47,910
MFS/Sun Life Mid Cap Growth Series S Class	01	2003	10.672	14.458	30,919
MFS/Sun Life Mid Cap Growth Series S Class	01	2002	10.000	10.672	30

MFS/Sun Life Mid Cap Growth Series S Class	02	2005	16.221	16.413	73,643
MFS/Sun Life Mid Cap Growth Series S Class	02	2004	14.417	16.221	84,132
MFS/Sun Life Mid Cap Growth Series S Class	02	2003	10.663	14.417	60,849
MFS/Sun Life Mid Cap Growth Series S Class	02	2002	10.000	10.663	909

MFS/Sun Life Mid Cap Growth Series S Class	03	2005	16.201	16.385	2,202
MFS/Sun Life Mid Cap Growth Series S Class	03	2004	14.407	16.201	2,254
MFS/Sun Life Mid Cap Growth Series S Class	03	2003	10.661	14.407	948
MFS/Sun Life Mid Cap Growth Series S Class	03	2002	10.000	10.661	0

MFS/Sun Life Mid Cap Growth Series S Class	04	2005	16.141	16.300	104,525
MFS/Sun Life Mid Cap Growth Series S Class	04	2004	14.376	16.141	116,668
MFS/Sun Life Mid Cap Growth Series S Class	04	2003	10.654	14.376	107,920
MFS/Sun Life Mid Cap Growth Series S Class	04	2002	10.000	10.654	81

MFS/Sun Life Mid Cap Growth Series S Class	05	2005	16.122	16.272	1,107
MFS/Sun Life Mid Cap Growth Series S Class	05	2004	14.366	16.122	1,101
MFS/Sun Life Mid Cap Growth Series S Class	05	2003	10.652	14.366	1,091
MFS/Sun Life Mid Cap Growth Series S Class	05	2002	10.000	10.652	0

MFS/Sun Life Mid Cap Growth Series S Class	06	2005	16.062	16.188	10,816
MFS/Sun Life Mid Cap Growth Series S Class	06	2004	14.335	16.062	13,304
MFS/Sun Life Mid Cap Growth Series S Class	06	2003	10.646	14.335	12,382
MFS/Sun Life Mid Cap Growth Series S Class	06	2002	10.000	10.646	0

MFS/Sun Life Mid Cap Growth Series S Class	07	2005	13.658	13.757	13,856
MFS/Sun Life Mid Cap Growth Series S Class	07	2004	12.195	13.658	14,194
MFS/Sun Life Mid Cap Growth Series S Class	07	2003	10.000	12.195	19,317

MFS/Sun Life Mid Cap Growth Series S Class	08	2005	13.612	13.683	1,197
MFS/Sun Life Mid Cap Growth Series S Class	08	2004	12.179	13.612	1,537
MFS/Sun Life Mid Cap Growth Series S Class	08	2003	10.000	12.179	1,576

MFS/Sun Life Mid Cap Value Series S Class	01	2005	16.239	17.206	49,731
MFS/Sun Life Mid Cap Value Series S Class	01	2004	13.521	16.239	51,916
MFS/Sun Life Mid Cap Value Series S Class	01	2003	10.390	13.521	40,512
MFS/Sun Life Mid Cap Value Series S Class	01	2002	10.000	10.390	717

MFS/Sun Life Mid Cap Value Series S Class	02	2005	16.160	17.087	70,088
MFS/Sun Life Mid Cap Value Series S Class	02	2004	13.482	16.160	74,680
MFS/Sun Life Mid Cap Value Series S Class	02	2003	10.382	13.482	53,721
MFS/Sun Life Mid Cap Value Series S Class	02	2002	10.000	10.382	1,488

MFS/Sun Life Mid Cap Value Series S Class	03	2005	16.140	17.058	2,120
MFS/Sun Life Mid Cap Value Series S Class	03	2004	13.473	16.140	2,273
MFS/Sun Life Mid Cap Value Series S Class	03	2003	10.380	13.473	1,070
MFS/Sun Life Mid Cap Value Series S Class	03	2002	10.000	10.380	0

MFS/Sun Life Mid Cap Value Series S Class	04	2005	16.081	16.970	88,343
MFS/Sun Life Mid Cap Value Series S Class	04	2004	13.444	16.081	98,971
MFS/Sun Life Mid Cap Value Series S Class	04	2003	10.373	13.444	88,992
MFS/Sun Life Mid Cap Value Series S Class	04	2002	10.000	10.373	499

MFS/Sun Life Mid Cap Value Series S Class	05	2005	16.061	16.940	498
MFS/Sun Life Mid Cap Value Series S Class	05	2004	13.434	16.061	515
MFS/Sun Life Mid Cap Value Series S Class	05	2003	10.371	13.434	538
MFS/Sun Life Mid Cap Value Series S Class	05	2002	10.000	10.371	0

MFS/Sun Life Mid Cap Value Series S Class	06	2005	16.002	16.852	8,853
MFS/Sun Life Mid Cap Value Series S Class	06	2004	13.405	16.002	10,727
MFS/Sun Life Mid Cap Value Series S Class	06	2003	10.365	13.405	12,180
MFS/Sun Life Mid Cap Value Series S Class	06	2002	10.000	10.365	0

MFS/Sun Life Mid Cap Value Series S Class	07	2005	14.705	15.479	12,341
MFS/Sun Life Mid Cap Value Series S Class	07	2004	12.325	14.705	13,242
MFS/Sun Life Mid Cap Value Series S Class	07	2003	10.000	12.325	20,001

MFS/Sun Life Mid Cap Value Series S Class	08	2005	14.656	15.396	1,066
MFS/Sun Life Mid Cap Value Series S Class	08	2004	12.309	14.656	1,434
MFS/Sun Life Mid Cap Value Series S Class	08	2003	10.000	12.309	1,640

MFS/Sun Life New Discovery Series S Class	01	2005	14.506	15.020	444,535
MFS/Sun Life New Discovery Series S Class	01	2004	13.716	14.506	171,789
MFS/Sun Life New Discovery Series S Class	01	2003	10.298	13.716	9,140
MFS/Sun Life New Discovery Series S Class	01	2002	10.000	10.298	1,687

MFS/Sun Life New Discovery Series S Class	02	2005	14.436	14.917	263,155
MFS/Sun Life New Discovery Series S Class	02	2004	13.677	14.436	118,338
MFS/Sun Life New Discovery Series S Class	02	2003	10.289	13.677	39,406
MFS/Sun Life New Discovery Series S Class	02	2002	10.000	10.289	49

MFS/Sun Life New Discovery Series S Class	03	2005	14.418	14.891	31,949
MFS/Sun Life New Discovery Series S Class	03	2004	13.667	14.418	17,956
MFS/Sun Life New Discovery Series S Class	03	2003	10.287	13.667	0
MFS/Sun Life New Discovery Series S Class	03	2002	10.000	10.287	0

MFS/Sun Life New Discovery Series S Class	04	2005	14.365	14.814	261,344
MFS/Sun Life New Discovery Series S Class	04	2004	13.638	14.365	201,468
MFS/Sun Life New Discovery Series S Class	04	2003	10.281	13.638	27,936
MFS/Sun Life New Discovery Series S Class	04	2002	10.000	10.281	84

MFS/Sun Life New Discovery Series S Class	05	2005	14.348	14.789	4,731
MFS/Sun Life New Discovery Series S Class	05	2004	13.628	14.348	1,710
MFS/Sun Life New Discovery Series S Class	05	2003	10.279	13.628	608
MFS/Sun Life New Discovery Series S Class	05	2002	10.000	10.279	0

MFS/Sun Life New Discovery Series S Class	06	2005	14.295	14.712	29,818
MFS/Sun Life New Discovery Series S Class	06	2004	13.599	14.295	14,677
MFS/Sun Life New Discovery Series S Class	06	2003	10.272	13.599	3,873
MFS/Sun Life New Discovery Series S Class	06	2002	10.000	10.272	0

MFS/Sun Life New Discovery Series S Class	07	2005	12.963	13.334	35,659
MFS/Sun Life New Discovery Series S Class	07	2004	12.338	12.963	40,294
MFS/Sun Life New Discovery Series S Class	07	2003	10.000	12.338	0

MFS/Sun Life New Discovery Series S Class	08	2005	12.919	13.262	1,467
MFS/Sun Life New Discovery Series S Class	08	2004	12.322	12.919	1,484
MFS/Sun Life New Discovery Series S Class	08	2003	10.000	12.322	0

MFS/Sun Life Research International Series S Class	01	2005	15.900	18.226	291,030
MFS/Sun Life Research International Series S Class	01	2004	13.325	15.900	136,925
MFS/Sun Life Research International Series S Class	01	2003	10.125	13.325	30,416
MFS/Sun Life Research International Series S Class	01	2002	10.000	10.125	0

MFS/Sun Life Research International Series S Class	02	2005	15.822	18.100	148,668
MFS/Sun Life Research International Series S Class	02	2004	13.287	15.822	79,630
MFS/Sun Life Research International Series S Class	02	2003	10.117	13.287	40,920
MFS/Sun Life Research International Series S Class	02	2002	10.000	10.117	34

MFS/Sun Life Research International Series S Class	03	2005	15.803	18.069	25,474
MFS/Sun Life Research International Series S Class	03	2004	13.278	15.803	21,218
MFS/Sun Life Research International Series S Class	03	2003	10.115	13.278	871
MFS/Sun Life Research International Series S Class	03	2002	10.000	10.115	0

MFS/Sun Life Research International Series S Class	04	2005	15.745	17.975	301,188
MFS/Sun Life Research International Series S Class	04	2004	13.249	15.745	285,579
MFS/Sun Life Research International Series S Class	04	2003	10.108	13.249	160,802
MFS/Sun Life Research International Series S Class	04	2002	10.000	10.108	44

MFS/Sun Life Research International Series S Class	05	2005	15.726	17.944	1,918
MFS/Sun Life Research International Series S Class	05	2004	13.240	15.726	1,825
MFS/Sun Life Research International Series S Class	05	2003	10.106	13.240	1,219
MFS/Sun Life Research International Series S Class	05	2002	10.000	10.106	0

MFS/Sun Life Research International Series S Class	06	2005	15.668	17.851	16,394
MFS/Sun Life Research International Series S Class	06	2004	13.211	15.668	11,488
MFS/Sun Life Research International Series S Class	06	2003	10.100	13.211	5,162
MFS/Sun Life Research International Series S Class	06	2002	10.000	10.100	0

MFS/Sun Life Research International Series S Class	07	2005	14.956	17.031	25,469
MFS/Sun Life Research International Series S Class	07	2004	12.617	14.956	35,451
MFS/Sun Life Research International Series S Class	07	2003	10.000	12.617	37,057

MFS/Sun Life Research International Series S Class	08	2005	14.906	16.940	8,720
MFS/Sun Life Research International Series S Class	08	2004	12.601	14.906	9,571
MFS/Sun Life Research International Series S Class	08	2003	10.000	12.601	0

MFS/Sun Life Research Series S Class	01	2005	14.653	15.570	13,837
MFS/Sun Life Research Series S Class	01	2004	12.856	14.653	9,544
MFS/Sun Life Research Series S Class	01	2003	10.424	12.856	4,276
MFS/Sun Life Research Series S Class	01	2002	10.000	10.424	196

MFS/Sun Life Research Series S Class	02	2005	14.581	15.462	33,905
MFS/Sun Life Research Series S Class	02	2004	12.819	14.581	33,722
MFS/Sun Life Research Series S Class	02	2003	10.416	12.819	22,416
MFS/Sun Life Research Series S Class	02	2002	10.000	10.416	0

MFS/Sun Life Research Series S Class	03	2005	14.563	15.436	0
MFS/Sun Life Research Series S Class	03	2004	12.810	14.563	0
MFS/Sun Life Research Series S Class	03	2003	10.414	12.810	0
MFS/Sun Life Research Series S Class	03	2002	10.000	10.414	0

MFS/Sun Life Research Series S Class	04	2005	14.510	15.356	17,778
MFS/Sun Life Research Series S Class	04	2004	12.783	14.510	15,553
MFS/Sun Life Research Series S Class	04	2003	10.407	12.783	14,829
MFS/Sun Life Research Series S Class	04	2002	10.000	10.407	585

MFS/Sun Life Research Series S Class	05	2005	14.492	15.329	1,370
MFS/Sun Life Research Series S Class	05	2004	12.774	14.492	1,370
MFS/Sun Life Research Series S Class	05	2003	10.405	12.774	1,371
MFS/Sun Life Research Series S Class	05	2002	10.000	10.405	0

MFS/Sun Life Research Series S Class	06	2005	14.439	15.250	14,033
MFS/Sun Life Research Series S Class	06	2004	12.746	14.439	5,823
MFS/Sun Life Research Series S Class	06	2003	10.399	12.746	3,050
MFS/Sun Life Research Series S Class	06	2002	10.000	10.399	0

MFS/Sun Life Research Series S Class	07	2005	13.054	13.780	0
MFS/Sun Life Research Series S Class	07	2004	11.530	13.054	0
MFS/Sun Life Research Series S Class	07	2003	10.000	11.530	0

MFS/Sun Life Research Series S Class	08	2005	13.011	13.706	0
MFS/Sun Life Research Series S Class	08	2004	11.515	13.011	0
MFS/Sun Life Research Series S Class	08	2003	10.000	11.515	0

MFS/Sun Life Strategic Growth Series S Class	01	2005	14.671	14.643	92,859
MFS/Sun Life Strategic Growth Series S Class	01	2004	13.954	14.671	90,120
MFS/Sun Life Strategic Growth Series S Class	01	2003	11.134	13.954	46,446
MFS/Sun Life Strategic Growth Series S Class	01	2002	10.000	11.134	0

MFS/Sun Life Strategic Growth Series S Class	02	2005	14.600	14.543	113,059
MFS/Sun Life Strategic Growth Series S Class	02	2004	13.914	14.600	121,079
MFS/Sun Life Strategic Growth Series S Class	02	2003	11.124	13.914	79,849
MFS/Sun Life Strategic Growth Series S Class	02	2002	10.000	11.124	867

MFS/Sun Life Strategic Growth Series S Class	03	2005	14.582	14.518	5,119
MFS/Sun Life Strategic Growth Series S Class	03	2004	13.905	14.582	5,234
MFS/Sun Life Strategic Growth Series S Class	03	2003	11.122	13.905	1,864
MFS/Sun Life Strategic Growth Series S Class	03	2002	10.000	11.122	0

MFS/Sun Life Strategic Growth Series S Class	04	2005	14.529	14.442	162,506
MFS/Sun Life Strategic Growth Series S Class	04	2004	13.875	14.529	176,435
MFS/Sun Life Strategic Growth Series S Class	04	2003	11.115	13.875	137,648
MFS/Sun Life Strategic Growth Series S Class	04	2002	10.000	11.115	0

MFS/Sun Life Strategic Growth Series S Class	05	2005	14.511	14.417	853
MFS/Sun Life Strategic Growth Series S Class	05	2004	13.865	14.511	833
MFS/Sun Life Strategic Growth Series S Class	05	2003	11.113	13.865	775
MFS/Sun Life Strategic Growth Series S Class	05	2002	10.000	11.113	0

MFS/Sun Life Strategic Growth Series S Class	06	2005	14.458	14.343	41,545
MFS/Sun Life Strategic Growth Series S Class	06	2004	13.835	14.458	39,416
MFS/Sun Life Strategic Growth Series S Class	06	2003	11.106	13.835	33,194
MFS/Sun Life Strategic Growth Series S Class	06	2002	10.000	11.106	0

MFS/Sun Life Strategic Growth Series S Class	07	2005	11.893	11.793	33,268
MFS/Sun Life Strategic Growth Series S Class	07	2004	11.387	11.893	33,958
MFS/Sun Life Strategic Growth Series S Class	07	2003	10.000	11.387	43,133

MFS/Sun Life Strategic Growth Series S Class	08	2005	11.854	11.729	3,101
MFS/Sun Life Strategic Growth Series S Class	08	2004	11.372	11.854	3,848
MFS/Sun Life Strategic Growth Series S Class	08	2003	10.000	11.372	3,775

MFS/Sun Life Strategic Income Series S Class	01	2005	12.338	12.367	24,619
MFS/Sun Life Strategic Income Series S Class	01	2004	11.599	12.338	29,387
MFS/Sun Life Strategic Income Series S Class	01	2003	10.454	11.599	21,940
MFS/Sun Life Strategic Income Series S Class	01	2002	10.000	10.454	963

MFS/Sun Life Strategic Income Series S Class	02	2005	12.278	12.282	17,406
MFS/Sun Life Strategic Income Series S Class	02	2004	11.566	12.278	26,132
MFS/Sun Life Strategic Income Series S Class	02	2003	10.445	11.566	20,870
MFS/Sun Life Strategic Income Series S Class	02	2002	10.000	10.445	1,273

MFS/Sun Life Strategic Income Series S Class	03	2005	12.263	12.261	1,511
MFS/Sun Life Strategic Income Series S Class	03	2004	11.558	12.263	1,576
MFS/Sun Life Strategic Income Series S Class	03	2003	10.443	11.558	1,256
MFS/Sun Life Strategic Income Series S Class	03	2002	10.000	10.443	0

MFS/Sun Life Strategic Income Series S Class	04	2005	12.218	12.198	22,074
MFS/Sun Life Strategic Income Series S Class	04	2004	11.533	12.218	21,852
MFS/Sun Life Strategic Income Series S Class	04	2003	10.436	11.533	30,378
MFS/Sun Life Strategic Income Series S Class	04	2002	10.000	10.436	420

MFS/Sun Life Strategic Income Series S Class	05	2005	12.203	12.177	421
MFS/Sun Life Strategic Income Series S Class	05	2004	11.525	12.203	397
MFS/Sun Life Strategic Income Series S Class	05	2003	10.434	11.525	376
MFS/Sun Life Strategic Income Series S Class	05	2002	10.000	10.434	0

MFS/Sun Life Strategic Income Series S Class	06	2005	12.158	12.113	4,864
MFS/Sun Life Strategic Income Series S Class	06	2004	11.500	12.158	4,470
MFS/Sun Life Strategic Income Series S Class	06	2003	10.428	11.500	3,200
MFS/Sun Life Strategic Income Series S Class	06	2002	10.000	10.428	0

MFS/Sun Life Strategic Income Series S Class	07	2005	11.019	10.973	0
MFS/Sun Life Strategic Income Series S Class	07	2004	10.428	11.019	0
MFS/Sun Life Strategic Income Series S Class	07	2003	10.000	10.428	0

MFS/Sun Life Strategic Income Series S Class	08	2005	10.982	10.914	0
MFS/Sun Life Strategic Income Series S Class	08	2004	10.415	10.982	0
MFS/Sun Life Strategic Income Series S Class	08	2003	10.000	10.415	0

MFS/Sun Life Strategic Value Series S Class	01	2005	15.840	15.514	10,072
MFS/Sun Life Strategic Value Series S Class	01	2004	13.635	15.840	11,583
MFS/Sun Life Strategic Value Series S Class	01	2003	10.882	13.635	10,713
MFS/Sun Life Strategic Value Series S Class	01	2002	10.000	10.882	186

MFS/Sun Life Strategic Value Series S Class	02	2005	15.763	15.408	63,130
MFS/Sun Life Strategic Value Series S Class	02	2004	13.596	15.763	63,810
MFS/Sun Life Strategic Value Series S Class	02	2003	10.873	13.596	52,783
MFS/Sun Life Strategic Value Series S Class	02	2002	10.000	10.873	1,435

MFS/Sun Life Strategic Value Series S Class	03	2005	15.744	15.381	0
MFS/Sun Life Strategic Value Series S Class	03	2004	13.586	15.744	0
MFS/Sun Life Strategic Value Series S Class	03	2003	10.870	13.586	0
MFS/Sun Life Strategic Value Series S Class	03	2002	10.000	10.870	0

MFS/Sun Life Strategic Value Series S Class	04	2005	15.686	15.301	22,230
MFS/Sun Life Strategic Value Series S Class	04	2004	13.557	15.686	24,427
MFS/Sun Life Strategic Value Series S Class	04	2003	10.864	13.557	17,664
MFS/Sun Life Strategic Value Series S Class	04	2002	10.000	10.864	92

MFS/Sun Life Strategic Value Series S Class	05	2005	15.667	15.275	0
MFS/Sun Life Strategic Value Series S Class	05	2004	13.548	15.667	0
MFS/Sun Life Strategic Value Series S Class	05	2003	10.862	13.548	0
MFS/Sun Life Strategic Value Series S Class	05	2002	10.000	10.862	0

MFS/Sun Life Strategic Value Series S Class	06	2005	15.609	15.196	16,514
MFS/Sun Life Strategic Value Series S Class	06	2004	13.519	15.609	11,206
MFS/Sun Life Strategic Value Series S Class	06	2003	10.855	13.519	11,193
MFS/Sun Life Strategic Value Series S Class	06	2002	10.000	10.855	0

MFS/Sun Life Strategic Value Series S Class	07	2005	13.558	13.192	0
MFS/Sun Life Strategic Value Series S Class	07	2004	11.748	13.558	0
MFS/Sun Life Strategic Value Series S Class	07	2003	10.000	11.748	0

MFS/Sun Life Strategic Value Series S Class	08	2005	13.513	13.121	0
MFS/Sun Life Strategic Value Series S Class	08	2004	11.733	13.513	0
MFS/Sun Life Strategic Value Series S Class	08	2003	10.000	11.733	0

MFS/Sun Life Total Return Series S Class	01	2005	13.306	13.496	4,933,959
MFS/Sun Life Total Return Series S Class	01	2004	12.136	13.306	1,412,573
MFS/Sun Life Total Return Series S Class	01	2003	10.530	12.136	212,931
MFS/Sun Life Total Return Series S Class	01	2002	10.000	10.530	34,122

MFS/Sun Life Total Return Series S Class	02	2005	13.241	13.403	2,217,231
MFS/Sun Life Total Return Series S Class	02	2004	12.101	13.241	847,311
MFS/Sun Life Total Return Series S Class	02	2003	10.521	12.101	273,228
MFS/Sun Life Total Return Series S Class	02	2002	10.000	10.521	17,667

MFS/Sun Life Total Return Series S Class	03	2005	13.225	13.380	182,015
MFS/Sun Life Total Return Series S Class	03	2004	12.093	13.225	85,595
MFS/Sun Life Total Return Series S Class	03	2003	10.519	12.093	37,431
MFS/Sun Life Total Return Series S Class	03	2002	10.000	10.519	0

MFS/Sun Life Total Return Series S Class	04	2005	13.176	13.310	2,443,924
MFS/Sun Life Total Return Series S Class	04	2004	12.067	13.176	2,272,251
MFS/Sun Life Total Return Series S Class	04	2003	10.512	12.067	582,004
MFS/Sun Life Total Return Series S Class	04	2002	10.000	10.512	841

MFS/Sun Life Total Return Series S Class	05	2005	13.160	13.287	55,107
MFS/Sun Life Total Return Series S Class	05	2004	12.058	13.160	1,614
MFS/Sun Life Total Return Series S Class	05	2003	10.510	12.058	0
MFS/Sun Life Total Return Series S Class	05	2002	10.000	10.510	0

MFS/Sun Life Total Return Series S Class	06	2005	13.112	13.218	272,890
MFS/Sun Life Total Return Series S Class	06	2004	12.032	13.112	256,318
MFS/Sun Life Total Return Series S Class	06	2003	10.504	12.032	83,182
MFS/Sun Life Total Return Series S Class	06	2002	10.000	10.504	0

MFS/Sun Life Total Return Series S Class	07	2005	11.990	12.081	137,742
MFS/Sun Life Total Return Series S Class	07	2004	11.008	11.990	146,611
MFS/Sun Life Total Return Series S Class	07	2003	10.000	11.008	165,166

MFS/Sun Life Total Return Series S Class	08	2005	11.950	12.016	25,462
MFS/Sun Life Total Return Series S Class	08	2004	10.994	11.950	25,974
MFS/Sun Life Total Return Series S Class	08	2003	10.000	10.994	18,232

MFS/Sun Life Utilities Series S Class	01	2005	19.078	22.016	42,022
MFS/Sun Life Utilities Series S Class	01	2004	14.875	19.078	16,802
MFS/Sun Life Utilities Series S Class	01	2003	11.085	14.875	7,556
MFS/Sun Life Utilities Series S Class	01	2002	10.000	11.085	1,341

MFS/Sun Life Utilities Series S Class	02	2005	18.985	21.864	42,643
MFS/Sun Life Utilities Series S Class	02	2004	14.833	18.985	26,174
MFS/Sun Life Utilities Series S Class	02	2003	11.076	14.833	14,117
MFS/Sun Life Utilities Series S Class	02	2002	10.000	11.076	0

MFS/Sun Life Utilities Series S Class	03	2005	18.962	21.827	1,854
MFS/Sun Life Utilities Series S Class	03	2004	14.822	18.962	278
MFS/Sun Life Utilities Series S Class	03	2003	11.073	14.822	0
MFS/Sun Life Utilities Series S Class	03	2002	10.000	11.073	0

MFS/Sun Life Utilities Series S Class	04	2005	18.893	21.714	157,514
MFS/Sun Life Utilities Series S Class	04	2004	14.790	18.893	100,484
MFS/Sun Life Utilities Series S Class	04	2003	11.066	14.790	30,898
MFS/Sun Life Utilities Series S Class	04	2002	10.000	11.066	0

MFS/Sun Life Utilities Series S Class	05	2005	18.870	21.676	942
MFS/Sun Life Utilities Series S Class	05	2004	14.780	18.870	0
MFS/Sun Life Utilities Series S Class	05	2003	11.064	14.780	0
MFS/Sun Life Utilities Series S Class	05	2002	10.000	11.064	0

MFS/Sun Life Utilities Series S Class	06	2005	18.800	21.564	15,927
MFS/Sun Life Utilities Series S Class	06	2004	14.748	18.800	0
MFS/Sun Life Utilities Series S Class	06	2003	11.057	14.748	386
MFS/Sun Life Utilities Series S Class	06	2002	10.000	11.057	0

MFS/Sun Life Utilities Series S Class	07	2005	15.289	17.528	0
MFS/Sun Life Utilities Series S Class	07	2004	12.000	15.289	0
MFS/Sun Life Utilities Series S Class	07	2003	10.000	12.000	0

MFS/Sun Life Utilities Series S Class	08	2005	15.238	17.433	0
MFS/Sun Life Utilities Series S Class	08	2004	11.984	15.238	0
MFS/Sun Life Utilities Series S Class	08	2003	10.000	11.984	0

MFS/Sun Life Value Series S Class	01	2005	14.691	15.412	142,727
MFS/Sun Life Value Series S Class	01	2004	12.930	14.691	93,920
MFS/Sun Life Value Series S Class	01	2003	10.478	12.930	43,120
MFS/Sun Life Value Series S Class	01	2002	10.000	10.478	4,405

MFS/Sun Life Value Series S Class	02	2005	14.619	15.306	98,869
MFS/Sun Life Value Series S Class	02	2004	12.893	14.619	82,647
MFS/Sun Life Value Series S Class	02	2003	10.469	12.893	45,595
MFS/Sun Life Value Series S Class	02	2002	10.000	10.469	991

MFS/Sun Life Value Series S Class	03	2005	14.602	15.280	4,063
MFS/Sun Life Value Series S Class	03	2004	12.884	14.602	1,293
MFS/Sun Life Value Series S Class	03	2003	10.467	12.884	0
MFS/Sun Life Value Series S Class	03	2002	10.000	10.467	0

MFS/Sun Life Value Series S Class	04	2005	14.548	15.201	287,047
MFS/Sun Life Value Series S Class	04	2004	12.856	14.548	249,612
MFS/Sun Life Value Series S Class	04	2003	10.461	12.856	209,851
MFS/Sun Life Value Series S Class	04	2002	10.000	10.461	9,946

MFS/Sun Life Value Series S Class	05	2005	14.530	15.174	1,144
MFS/Sun Life Value Series S Class	05	2004	12.847	14.530	0
MFS/Sun Life Value Series S Class	05	2003	10.459	12.847	0
MFS/Sun Life Value Series S Class	05	2002	10.000	10.459	0

MFS/Sun Life Value Series S Class	06	2005	14.477	15.096	16,416
MFS/Sun Life Value Series S Class	06	2004	12.819	14.477	13,840
MFS/Sun Life Value Series S Class	06	2003	10.452	12.819	10,977
MFS/Sun Life Value Series S Class	06	2002	10.000	10.452	624

MFS/Sun Life Value Series S Class	07	2005	13.467	14.035	19,694
MFS/Sun Life Value Series S Class	07	2004	11.931	13.467	21,549
MFS/Sun Life Value Series S Class	07	2003	10.000	11.931	39,111

MFS/Sun Life Value Series S Class	08	2005	13.422	13.960	10,168
MFS/Sun Life Value Series S Class	08	2004	11.915	13.422	10,202
MFS/Sun Life Value Series S Class	08	2003	10.000	11.915	0

Mutual Shares Securities Fund	01	2005	13.920	15.182	117,812
Mutual Shares Securities Fund	01	2004	12.528	13.920	74,113
Mutual Shares Securities Fund	01	2003	10.148	12.528	35,452
Mutual Shares Securities Fund	01	2002	10.000	10.148	988

Mutual Shares Securities Fund	02	2005	13.852	15.077	167,655
Mutual Shares Securities Fund	02	2004	12.493	13.852	118,278
Mutual Shares Securities Fund	02	2003	10.139	12.493	63,486
Mutual Shares Securities Fund	02	2002	10.000	10.139	443

Mutual Shares Securities Fund	03	2005	13.835	15.051	2,330
Mutual Shares Securities Fund	03	2004	12.484	13.835	65
Mutual Shares Securities Fund	03	2003	10.137	12.484	26
Mutual Shares Securities Fund	03	2002	10.000	10.137	0

Mutual Shares Securities Fund	04	2005	13.784	14.973	103,178
Mutual Shares Securities Fund	04	2004	12.457	13.784	69,496
Mutual Shares Securities Fund	04	2003	10.131	12.457	32,555
Mutual Shares Securities Fund	04	2002	10.000	10.131	3,974

Mutual Shares Securities Fund	05	2005	13.767	14.947	3,872
Mutual Shares Securities Fund	05	2004	12.448	13.767	961
Mutual Shares Securities Fund	05	2003	10.129	12.448	963
Mutual Shares Securities Fund	05	2002	10.000	10.129	0

Mutual Shares Securities Fund	06	2005	13.717	14.870	41,600
Mutual Shares Securities Fund	06	2004	12.421	13.717	9,746
Mutual Shares Securities Fund	06	2003	10.123	12.421	7,896
Mutual Shares Securities Fund	06	2002	10.000	10.123	0

Mutual Shares Securities Fund	07	2005	12.947	14.028	0
Mutual Shares Securities Fund	07	2004	11.730	12.947	0
Mutual Shares Securities Fund	07	2003	10.000	11.730	0

Mutual Shares Securities Fund	08	2005	12.904	13.952	0
Mutual Shares Securities Fund	08	2004	11.715	12.904	0
Mutual Shares Securities Fund	08	2003	10.000	11.715	0

Nations Marsico 21st Century	01	2005	10.000	11.306	0

Nations Marsico 21st Century	02	2005	10.000	11.288	0

Nations Marsico 21st Century	03	2005	10.000	11.283	0

Nations Marsico 21st Century	04	2005	10.000	11.270	0

Nations Marsico 21st Century	05	2005	10.000	11.265	0

Nations Marsico 21st Century	06	2005	10.000	11.252	0

Nations Marsico 21st Century	07	2005	10.000	11.248	0

Nations Marsico 21st Century	08	2005	10.000	11.230	0

Nations Marsico Growth Portfolio	01	2005	10.000	10.981	0

Nations Marsico Growth Portfolio	02	2005	10.000	10.964	0

Nations Marsico Growth Portfolio	03	2005	10.000	10.960	0

Nations Marsico Growth Portfolio	04	2005	10.000	10.947	0

Nations Marsico Growth Portfolio	05	2005	10.000	10.942	0

Nations Marsico Growth Portfolio	06	2005	10.000	10.929	0

Nations Marsico Growth Portfolio	07	2005	10.000	10.925	0

Nations Marsico Growth Portfolio	08	2005	10.000	10.908	0

Nations Marsico International Opportunities	01	2005	10.000	11.971	0

Nations Marsico International Opportunities	02	2005	10.000	11.952	570

Nations Marsico International Opportunities	03	2005	10.000	11.948	0

Nations Marsico International Opportunities	04	2005	10.000	11.934	0

Nations Marsico International Opportunities	05	2005	10.000	11.929	0

Nations Marsico International Opportunities	06	2005	10.000	11.915	0

Nations Marsico International Opportunities	07	2005	10.000	11.910	0

Nations Marsico International Opportunities	08	2005	10.000	11.891	0

Oppenheimer Capital Appreciation Fund/VA	01	2005	14.698	15.205	194,205
Oppenheimer Capital Appreciation Fund/VA	01	2004	13.975	14.698	173,395
Oppenheimer Capital Appreciation Fund/VA	01	2003	10.840	13.975	66,406
Oppenheimer Capital Appreciation Fund/VA	01	2002	10.000	10.840	2,156

Oppenheimer Capital Appreciation Fund/VA	02	2005	14.627	15.101	175,692
Oppenheimer Capital Appreciation Fund/VA	02	2004	13.935	14.627	154,529
Oppenheimer Capital Appreciation Fund/VA	02	2003	10.831	13.935	87,266
Oppenheimer Capital Appreciation Fund/VA	02	2002	10.000	10.831	837

Oppenheimer Capital Appreciation Fund/VA	03	2005	14.609	15.075	8,136
Oppenheimer Capital Appreciation Fund/VA	03	2004	13.926	14.609	5,421
Oppenheimer Capital Appreciation Fund/VA	03	2003	10.829	13.926	1,783
Oppenheimer Capital Appreciation Fund/VA	03	2002	10.000	10.829	0

Oppenheimer Capital Appreciation Fund/VA	04	2005	14.555	14.996	216,339
Oppenheimer Capital Appreciation Fund/VA	04	2004	13.896	14.555	212,271
Oppenheimer Capital Appreciation Fund/VA	04	2003	10.822	13.896	161,182
Oppenheimer Capital Appreciation Fund/VA	04	2002	10.000	10.822	1,526

Oppenheimer Capital Appreciation Fund/VA	05	2005	14.537	14.971	2,703
Oppenheimer Capital Appreciation Fund/VA	05	2004	13.886	14.537	1,801
Oppenheimer Capital Appreciation Fund/VA	05	2003	10.820	13.886	1,780
Oppenheimer Capital Appreciation Fund/VA	05	2002	10.000	10.820	0

Oppenheimer Capital Appreciation Fund/VA	06	2005	14.484	14.893	40,714
Oppenheimer Capital Appreciation Fund/VA	06	2004	13.856	14.484	38,391
Oppenheimer Capital Appreciation Fund/VA	06	2003	10.813	13.856	34,450
Oppenheimer Capital Appreciation Fund/VA	06	2002	10.000	10.813	0

Oppenheimer Capital Appreciation Fund/VA	07	2005	12.409	12.753	33,077
Oppenheimer Capital Appreciation Fund/VA	07	2004	11.877	12.409	33,684
Oppenheimer Capital Appreciation Fund/VA	07	2003	10.000	11.877	43,623

Oppenheimer Capital Appreciation Fund/VA	08	2005	12.368	12.685	3,284
Oppenheimer Capital Appreciation Fund/VA	08	2004	11.862	12.368	3,964
Oppenheimer Capital Appreciation Fund/VA	08	2003	10.000	11.862	4,044

Oppenheimer Global Securities Fund	01	2005	12.304	13.844	56,351
Oppenheimer Global Securities Fund	01	2004	10.492	12.304	33,914
Oppenheimer Global Securities Fund	01	2003	10.000	10.492	0

Oppenheimer Global Securities Fund	02	2005	12.277	13.787	36,013
Oppenheimer Global Securities Fund	02	2004	10.490	12.277	16,550
Oppenheimer Global Securities Fund	02	2003	10.000	10.490	0

Oppenheimer Global Securities Fund	03	2005	12.270	13.772	73
Oppenheimer Global Securities Fund	03	2004	10.490	12.270	0
Oppenheimer Global Securities Fund	03	2003	10.000	10.490	0

Oppenheimer Global Securities Fund	04	2005	12.250	13.729	70,656
Oppenheimer Global Securities Fund	04	2004	10.489	12.250	53,593
Oppenheimer Global Securities Fund	04	2003	10.000	10.489	0

Oppenheimer Global Securities Fund	05	2005	12.244	13.715	642
Oppenheimer Global Securities Fund	05	2004	10.489	12.244	0
Oppenheimer Global Securities Fund	05	2003	10.000	10.489	0

Oppenheimer Global Securities Fund	06	2005	12.224	13.672	32,459
Oppenheimer Global Securities Fund	06	2004	10.488	12.224	6,196
Oppenheimer Global Securities Fund	06	2003	10.000	10.488	0

Oppenheimer Global Securities Fund	07	2005	12.217	13.657	0
Oppenheimer Global Securities Fund	07	2004	10.487	12.217	0
Oppenheimer Global Securities Fund	07	2003	10.000	10.487	0

Oppenheimer Global Securities Fund	08	2005	12.191	13.600	0
Oppenheimer Global Securities Fund	08	2004	10.486	12.191	0
Oppenheimer Global Securities Fund	08	2003	10.000	10.486	0

Oppenheimer Main St. Fund/VA	01	2005	13.633	14.221	1,956,570
Oppenheimer Main St. Fund/VA	01	2004	12.662	13.633	725,813
Oppenheimer Main St. Fund/VA	01	2003	10.151	12.662	56,196
Oppenheimer Main St. Fund/VA	01	2002	10.000	10.151	1,243

Oppenheimer Main St. Fund/VA	02	2005	13.566	14.123	1,119,136
Oppenheimer Main St. Fund/VA	02	2004	12.626	13.566	462,516
Oppenheimer Main St. Fund/VA	02	2003	10.143	12.626	77,943
Oppenheimer Main St. Fund/VA	02	2002	10.000	10.143	479

Oppenheimer Main St. Fund/VA	03	2005	13.550	14.099	157,532
Oppenheimer Main St. Fund/VA	03	2004	12.617	13.550	91,789
Oppenheimer Main St. Fund/VA	03	2003	10.141	12.617	9,685
Oppenheimer Main St. Fund/VA	03	2002	10.000	10.141	9,659

Oppenheimer Main St. Fund/VA	04	2005	13.500	14.026	1,219,978
Oppenheimer Main St. Fund/VA	04	2004	12.590	13.500	898,322
Oppenheimer Main St. Fund/VA	04	2003	10.134	12.590	53,950
Oppenheimer Main St. Fund/VA	04	2002	10.000	10.134	289

Oppenheimer Main St. Fund/VA	05	2005	13.484	14.002	22,063
Oppenheimer Main St. Fund/VA	05	2004	12.581	13.484	5,268
Oppenheimer Main St. Fund/VA	05	2003	10.132	12.581	0
Oppenheimer Main St. Fund/VA	05	2002	10.000	10.132	0

Oppenheimer Main St. Fund/VA	06	2005	13.434	13.929	128,133
Oppenheimer Main St. Fund/VA	06	2004	12.554	13.434	78,360
Oppenheimer Main St. Fund/VA	06	2003	10.126	12.554	14,798
Oppenheimer Main St. Fund/VA	06	2002	10.000	10.126	0

Oppenheimer Main St. Fund/VA	07	2005	12.511	12.965	172,396
Oppenheimer Main St. Fund/VA	07	2004	11.697	12.511	192,804
Oppenheimer Main St. Fund/VA	07	2003	10.000	11.697	0

Oppenheimer Main St. Fund/VA	08	2005	12.469	12.896	7,148
Oppenheimer Main St. Fund/VA	08	2004	11.682	12.469	7,645
Oppenheimer Main St. Fund/VA	08	2003	10.000	11.682	0

Oppenheimer Main St. Small Cap Fund/VA	01	2005	16.948	18.344	40,980
Oppenheimer Main St. Small Cap Fund/VA	01	2004	14.415	16.948	31,118
Oppenheimer Main St. Small Cap Fund/VA	01	2003	10.130	14.415	10,230
Oppenheimer Main St. Small Cap Fund/VA	01	2002	10.000	10.130	720

Oppenheimer Main St. Small Cap Fund/VA	02	2005	16.865	18.217	69,957
Oppenheimer Main St. Small Cap Fund/VA	02	2004	14.374	16.865	70,464
Oppenheimer Main St. Small Cap Fund/VA	02	2003	10.122	14.374	28,106
Oppenheimer Main St. Small Cap Fund/VA	02	2002	10.000	10.122	906

Oppenheimer Main St. Small Cap Fund/VA	03	2005	16.844	18.186	1,257
Oppenheimer Main St. Small Cap Fund/VA	03	2004	14.364	16.844	56
Oppenheimer Main St. Small Cap Fund/VA	03	2003	10.120	14.364	22
Oppenheimer Main St. Small Cap Fund/VA	03	2002	10.000	10.120	0

Oppenheimer Main St. Small Cap Fund/VA	04	2005	16.783	18.092	51,426
Oppenheimer Main St. Small Cap Fund/VA	04	2004	14.333	16.783	41,293
Oppenheimer Main St. Small Cap Fund/VA	04	2003	10.114	14.333	24,300
Oppenheimer Main St. Small Cap Fund/VA	04	2002	10.000	10.114	714

Oppenheimer Main St. Small Cap Fund/VA	05	2005	16.762	18.061	987
Oppenheimer Main St. Small Cap Fund/VA	05	2004	14.323	16.762	898
Oppenheimer Main St. Small Cap Fund/VA	05	2003	10.112	14.323	908
Oppenheimer Main St. Small Cap Fund/VA	05	2002	10.000	10.112	0

Oppenheimer Main St. Small Cap Fund/VA	06	2005	16.701	17.967	15,019
Oppenheimer Main St. Small Cap Fund/VA	06	2004	14.292	16.701	5,066
Oppenheimer Main St. Small Cap Fund/VA	06	2003	10.105	14.292	3,441
Oppenheimer Main St. Small Cap Fund/VA	06	2002	10.000	10.105	0

Oppenheimer Main St. Small Cap Fund/VA	07	2005	15.312	16.465	215
Oppenheimer Main St. Small Cap Fund/VA	07	2004	13.111	15.312	0
Oppenheimer Main St. Small Cap Fund/VA	07	2003	10.000	13.111	0

Oppenheimer Main St. Small Cap Fund/VA	08	2005	15.261	16.376	0
Oppenheimer Main St. Small Cap Fund/VA	08	2004	13.094	15.261	0
Oppenheimer Main St. Small Cap Fund/VA	08	2003	10.000	13.094	0

PIMCO Emerging Markets Bond Portfolio	01	2005	16.711	18.264	17,828
PIMCO Emerging Markets Bond Portfolio	01	2004	15.109	16.711	6,436
PIMCO Emerging Markets Bond Portfolio	01	2003	10.000	15.109	0

PIMCO Emerging Markets Bond Portfolio	02	2005	16.635	18.144	11,229
PIMCO Emerging Markets Bond Portfolio	02	2004	15.071	16.635	2,387
PIMCO Emerging Markets Bond Portfolio	02	2003	10.000	15.071	0

PIMCO Emerging Markets Bond Portfolio	03	2005	16.616	18.114	1,186
PIMCO Emerging Markets Bond Portfolio	03	2004	15.061	16.616	0
PIMCO Emerging Markets Bond Portfolio	03	2003	10.000	15.061	0

PIMCO Emerging Markets Bond Portfolio	04	2005	16.559	18.025	12,935
PIMCO Emerging Markets Bond Portfolio	04	2004	15.033	16.559	5,076
PIMCO Emerging Markets Bond Portfolio	04	2003	10.000	15.033	0

PIMCO Emerging Markets Bond Portfolio	05	2005	16.540	17.995	119
PIMCO Emerging Markets Bond Portfolio	05	2004	15.023	16.540	0
PIMCO Emerging Markets Bond Portfolio	05	2003	10.000	15.023	0

PIMCO Emerging Markets Bond Portfolio	06	2005	16.483	17.906	7,263
PIMCO Emerging Markets Bond Portfolio	06	2004	14.994	16.483	3,658
PIMCO Emerging Markets Bond Portfolio	06	2003	10.000	14.994	0

PIMCO Emerging Markets Bond Portfolio	07	2005	11.695	12.697	258
PIMCO Emerging Markets Bond Portfolio	07	2004	10.644	11.695	0
PIMCO Emerging Markets Bond Portfolio	07	2003	10.000	10.644	0

PIMCO Emerging Markets Bond Portfolio	08	2005	11.655	12.629	0
PIMCO Emerging Markets Bond Portfolio	08	2004	10.630	11.655	0
PIMCO Emerging Markets Bond Portfolio	08	2003	10.000	10.630	0

PIMCO Low Duration Portfolio	01	2005	10.056	10.022	2,464,311
PIMCO Low Duration Portfolio	01	2004	10.009	10.056	937,912
PIMCO Low Duration Portfolio	01	2003	10.000	10.009	0

PIMCO Low Duration Portfolio	02	2005	10.035	9.980	1,571,202
PIMCO Low Duration Portfolio	02	2004	10.008	10.035	585,060
PIMCO Low Duration Portfolio	02	2003	10.000	10.008	0

PIMCO Low Duration Portfolio	03	2005	10.029	9.969	164,857
PIMCO Low Duration Portfolio	03	2004	10.008	10.029	78,149
PIMCO Low Duration Portfolio	03	2003	10.000	10.008	0

PIMCO Low Duration Portfolio	04	2005	10.013	9.938	1,415,401
PIMCO Low Duration Portfolio	04	2004	10.007	10.013	1,076,642
PIMCO Low Duration Portfolio	04	2003	10.000	10.007	0

PIMCO Low Duration Portfolio	05	2005	10.008	9.928	28,528
PIMCO Low Duration Portfolio	05	2004	10.006	10.008	6,459
PIMCO Low Duration Portfolio	05	2003	10.000	10.006	0

PIMCO Low Duration Portfolio	06	2005	9.991	9.896	134,562
PIMCO Low Duration Portfolio	06	2004	10.005	9.991	97,495
PIMCO Low Duration Portfolio	06	2003	10.000	10.005	0

PIMCO Low Duration Portfolio	07	2005	9.986	9.886	228,474
PIMCO Low Duration Portfolio	07	2004	10.005	9.986	245,436
PIMCO Low Duration Portfolio	07	2003	10.000	10.005	0

PIMCO Low Duration Portfolio	08	2005	9.964	9.844	10,658
PIMCO Low Duration Portfolio	08	2004	10.004	9.964	11,313
PIMCO Low Duration Portfolio	08	2003	10.000	10.004	0

PIMCO Real Return Portfolio	01	2005	12.172	12.260	138,070
PIMCO Real Return Portfolio	01	2004	11.329	12.172	81,890
PIMCO Real Return Portfolio	01	2003	10.550	11.329	49,281
PIMCO Real Return Portfolio	01	2002	10.000	10.550	1,999

PIMCO Real Return Portfolio	02	2005	12.113	12.176	183,010
PIMCO Real Return Portfolio	02	2004	11.297	12.113	152,598
PIMCO Real Return Portfolio	02	2003	10.541	11.297	83,685
PIMCO Real Return Portfolio	02	2002	10.000	10.541	0

PIMCO Real Return Portfolio	03	2005	12.098	12.155	4,245
PIMCO Real Return Portfolio	03	2004	11.288	12.098	70
PIMCO Real Return Portfolio	03	2003	10.539	11.288	27
PIMCO Real Return Portfolio	03	2002	10.000	10.539	0

PIMCO Real Return Portfolio	04	2005	12.054	12.092	131,411
PIMCO Real Return Portfolio	04	2004	11.264	12.054	102,967
PIMCO Real Return Portfolio	04	2003	10.532	11.264	123,264
PIMCO Real Return Portfolio	04	2002	10.000	10.532	8,184

PIMCO Real Return Portfolio	05	2005	12.039	12.071	3,718
PIMCO Real Return Portfolio	05	2004	11.256	12.039	1,612
PIMCO Real Return Portfolio	05	2003	10.530	11.256	1,545
PIMCO Real Return Portfolio	05	2002	10.000	10.530	0

PIMCO Real Return Portfolio	06	2005	11.995	12.008	6,286
PIMCO Real Return Portfolio	06	2004	11.232	11.995	7,731
PIMCO Real Return Portfolio	06	2003	10.524	11.232	6,737
PIMCO Real Return Portfolio	06	2002	10.000	10.524	0

PIMCO Real Return Portfolio	07	2005	10.873	10.880	82
PIMCO Real Return Portfolio	07	2004	10.187	10.873	0
PIMCO Real Return Portfolio	07	2003	10.000	10.187	0

PIMCO Real Return Portfolio	08	2005	10.837	10.821	0
PIMCO Real Return Portfolio	08	2004	10.174	10.837	0
PIMCO Real Return Portfolio	08	2003	10.000	10.174	0

PIMCO Total Return Portfolio	01	2005	11.148	11.268	340,572
PIMCO Total Return Portfolio	01	2004	10.774	11.148	293,934
PIMCO Total Return Portfolio	01	2003	10.397	10.774	164,307
PIMCO Total Return Portfolio	01	2002	10.000	10.397	16,499

PIMCO Total Return Portfolio	02	2005	11.094	11.190	400,256
PIMCO Total Return Portfolio	02	2004	10.743	11.094	345,067
PIMCO Total Return Portfolio	02	2003	10.388	10.743	218,300
PIMCO Total Return Portfolio	02	2002	10.000	10.388	4,432

PIMCO Total Return Portfolio	03	2005	11.080	11.171	12,933
PIMCO Total Return Portfolio	03	2004	10.736	11.080	12,530
PIMCO Total Return Portfolio	03	2003	10.386	10.736	2,224
PIMCO Total Return Portfolio	03	2002	10.000	10.386	0

PIMCO Total Return Portfolio	04	2005	11.039	11.113	419,983
PIMCO Total Return Portfolio	04	2004	10.713	11.039	375,047
PIMCO Total Return Portfolio	04	2003	10.380	10.713	371,835
PIMCO Total Return Portfolio	04	2002	10.000	10.380	37,233

PIMCO Total Return Portfolio	05	2005	11.026	11.094	3,862
PIMCO Total Return Portfolio	05	2004	10.705	11.026	660
PIMCO Total Return Portfolio	05	2003	10.378	10.705	650
PIMCO Total Return Portfolio	05	2002	10.000	10.378	0

PIMCO Total Return Portfolio	06	2005	10.985	11.036	114,056
PIMCO Total Return Portfolio	06	2004	10.682	10.985	84,624
PIMCO Total Return Portfolio	06	2003	10.371	10.682	75,691
PIMCO Total Return Portfolio	06	2002	10.000	10.371	0

PIMCO Total Return Portfolio	07	2005	10.268	10.310	38,619
PIMCO Total Return Portfolio	07	2004	9.989	10.268	37,692
PIMCO Total Return Portfolio	07	2003	10.000	9.989	49,422

PIMCO Total Return Portfolio	08	2005	10.233	10.254	3,835
PIMCO Total Return Portfolio	08	2004	9.976	10.233	4,432
PIMCO Total Return Portfolio	08	2003	10.000	9.976	4,599

PIMCO VIT All Asset Portfolio	01	2005	10.000	10.224	246

PIMCO VIT All Asset Portfolio	02	2005	10.000	10.220	0

PIMCO VIT All Asset Portfolio	03	2005	10.000	10.219	0

PIMCO VIT All Asset Portfolio	04	2005	10.000	10.217	7,735

PIMCO VIT All Asset Portfolio	05	2005	10.000	10.216	0

PIMCO VIT All Asset Portfolio	06	2005	10.000	10.213	0

PIMCO VIT All Asset Portfolio	07	2005	10.000	10.212	0

PIMCO VIT All Asset Portfolio	08	2005	10.000	10.209	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	01	2005	10.000	10.302	5,314

PIMCO VIT CommodityRealReturn Strategy Portfolio	02	2005	10.000	10.298	824

PIMCO VIT CommodityRealReturn Strategy Portfolio	03	2005	10.000	10.298	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	04	2005	10.000	10.295	4,281

PIMCO VIT CommodityRealReturn Strategy Portfolio	05	2005	10.000	10.294	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	06	2005	10.000	10.292	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	07	2005	10.000	10.291	0

PIMCO VIT CommodityRealReturn Strategy Portfolio	08	2005	10.000	10.287	0

Sun Capital All Cap S Class	01	2005	11.171	10.913	9,001
Sun Capital All Cap S Class	01	2004	10.000	11.171	10,659
Sun Capital All Cap S Class	01	2003	10.000	10.000	0

Sun Capital All Cap S Class	02	2005	11.151	10.871	5,373
Sun Capital All Cap S Class	02	2004	10.000	11.151	4,032
Sun Capital All Cap S Class	02	2003	10.000	10.000	0

Sun Capital All Cap S Class	03	2005	11.145	10.860	0
Sun Capital All Cap S Class	03	2004	10.000	11.145	0
Sun Capital All Cap S Class	03	2003	10.000	10.000	0

Sun Capital All Cap S Class	04	2005	11.130	10.829	3,909
Sun Capital All Cap S Class	04	2004	10.000	11.130	461
Sun Capital All Cap S Class	04	2003	10.000	10.000	0

Sun Capital All Cap S Class	05	2005	11.125	10.818	1,742
Sun Capital All Cap S Class	05	2004	10.000	11.125	0
Sun Capital All Cap S Class	05	2003	10.000	10.000	0

Sun Capital All Cap S Class	06	2005	11.109	10.787	3,713
Sun Capital All Cap S Class	06	2004	10.000	11.109	791
Sun Capital All Cap S Class	06	2003	10.000	10.000	0

Sun Capital All Cap S Class	07	2005	11.104	10.776	0
Sun Capital All Cap S Class	07	2004	10.000	11.104	0
Sun Capital All Cap S Class	07	2003	10.000	10.000	0

Sun Capital All Cap S Class	08	2005	11.083	10.734	0
Sun Capital All Cap S Class	08	2004	10.000	11.083	0
Sun Capital All Cap S Class	08	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	01	2005	10.371	10.408	12,361
Sun Capital Investment Grade Bond S Class	01	2004	10.000	10.371	6,858
Sun Capital Investment Grade Bond S Class	01	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	02	2005	10.351	10.368	8,219
Sun Capital Investment Grade Bond S Class	02	2004	10.000	10.351	2,168
Sun Capital Investment Grade Bond S Class	02	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	03	2005	10.347	10.358	0
Sun Capital Investment Grade Bond S Class	03	2004	10.000	10.347	0
Sun Capital Investment Grade Bond S Class	03	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	04	2005	10.332	10.328	29,712
Sun Capital Investment Grade Bond S Class	04	2004	10.000	10.332	8,435
Sun Capital Investment Grade Bond S Class	04	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	05	2005	10.327	10.318	0
Sun Capital Investment Grade Bond S Class	05	2004	10.000	10.327	0
Sun Capital Investment Grade Bond S Class	05	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	06	2005	10.313	10.288	0
Sun Capital Investment Grade Bond S Class	06	2004	10.000	10.313	0
Sun Capital Investment Grade Bond S Class	06	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	07	2005	10.308	10.278	0
Sun Capital Investment Grade Bond S Class	07	2004	10.000	10.308	0
Sun Capital Investment Grade Bond S Class	07	2003	10.000	10.000	0

Sun Capital Investment Grade Bond S Class	08	2005	10.289	10.238	0
Sun Capital Investment Grade Bond S Class	08	2004	10.000	10.289	0
Sun Capital Investment Grade Bond S Class	08	2003	10.000	10.000	0

Sun Capital Money Market S Class	01	2005	10.000	10.086	6,096

Sun Capital Money Market S Class	02	2005	10.000	10.070	0

Sun Capital Money Market S Class	03	2005	10.000	10.066	1,030

Sun Capital Money Market S Class	04	2005	10.000	10.054	0

Sun Capital Money Market S Class	05	2005	10.000	10.050	0

Sun Capital Money Market S Class	06	2005	10.000	10.038	0

Sun Capital Money Market S Class	07	2005	10.000	10.034	0

Sun Capital Money Market S Class	08	2005	10.000	10.018	0

Sun Capital Real Estate Fund	01	2005	17.799	19.258	60,040
Sun Capital Real Estate Fund	01	2004	13.534	17.799	61,081
Sun Capital Real Estate Fund	01	2003	10.091	13.534	44,914
Sun Capital Real Estate Fund	01	2002	10.000	10.091	723

Sun Capital Real Estate Fund	02	2005	17.712	19.125	63,001
Sun Capital Real Estate Fund	02	2004	13.495	17.712	66,310
Sun Capital Real Estate Fund	02	2003	10.083	13.495	51,696
Sun Capital Real Estate Fund	02	2002	10.000	10.083	57

Sun Capital Real Estate Fund	03	2005	17.691	19.092	4,940
Sun Capital Real Estate Fund	03	2004	13.486	17.691	5,141
Sun Capital Real Estate Fund	03	2003	10.081	13.486	946
Sun Capital Real Estate Fund	03	2002	10.000	10.081	0

Sun Capital Real Estate Fund	04	2005	17.626	18.993	89,097
Sun Capital Real Estate Fund	04	2004	13.457	17.626	107,272
Sun Capital Real Estate Fund	04	2003	10.075	13.457	106,542
Sun Capital Real Estate Fund	04	2002	10.000	10.075	3,381

Sun Capital Real Estate Fund	05	2005	17.605	18.960	759
Sun Capital Real Estate Fund	05	2004	13.447	17.605	791
Sun Capital Real Estate Fund	05	2003	10.073	13.447	914
Sun Capital Real Estate Fund	05	2002	10.000	10.073	0

Sun Capital Real Estate Fund	06	2005	17.540	18.862	27,035
Sun Capital Real Estate Fund	06	2004	13.419	17.540	24,749
Sun Capital Real Estate Fund	06	2003	10.066	13.419	27,121
Sun Capital Real Estate Fund	06	2002	10.000	10.066	0

Sun Capital Real Estate Fund	07	2005	15.914	17.105	19,530
Sun Capital Real Estate Fund	07	2004	12.181	15.914	22,881
Sun Capital Real Estate Fund	07	2003	10.000	12.181	21,278

Sun Capital Real Estate Fund	08	2005	15.860	17.013	1,538
Sun Capital Real Estate Fund	08	2004	12.165	15.860	1,927
Sun Capital Real Estate Fund	08	2003	10.000	12.165	1,969

Sun Capital Real Estate Fund S Class	01	2005	12.458	13.441	392,041
Sun Capital Real Estate Fund S Class	01	2004	10.000	12.458	140,564

Sun Capital Real Estate Fund S Class	02	2005	12.435	13.389	199,856
Sun Capital Real Estate Fund S Class	02	2004	10.000	12.435	58,334

Sun Capital Real Estate Fund S Class	03	2005	12.429	13.376	28,933
Sun Capital Real Estate Fund S Class	03	2004	10.000	12.429	16,443

Sun Capital Real Estate Fund S Class	04	2005	12.412	13.337	273,030
Sun Capital Real Estate Fund S Class	04	2004	10.000	12.412	199,136

Sun Capital Real Estate Fund S Class	05	2005	12.406	13.324	4,859
Sun Capital Real Estate Fund S Class	05	2004	10.000	12.406	1,074

Sun Capital Real Estate Fund S Class	06	2005	12.389	13.285	35,999
Sun Capital Real Estate Fund S Class	06	2004	10.000	12.389	12,205

Sun Capital Real Estate Fund S Class	07	2005	12.383	13.272	18,319
Sun Capital Real Estate Fund S Class	07	2004	10.000	12.383	21,000

Sun Capital Real Estate Fund S Class	08	2005	12.360	13.221	523
Sun Capital Real Estate Fund S Class	08	2004	10.000	12.360	580

Templeton Developing Markets Securities Fund, Class 2	01	2005	10.000	11.212	8,195

Templeton Developing Markets Securities Fund, Class 2	02	2005	10.000	11.208	6,620

Templeton Developing Markets Securities Fund, Class 2	03	2005	10.000	11.207	1,914

Templeton Developing Markets Securities Fund, Class 2	04	2005	10.000	11.205	1,372

Templeton Developing Markets Securities Fund, Class 2	05	2005	10.000	11.204	0

Templeton Developing Markets Securities Fund, Class 2	06	2005	10.000	11.201	0

Templeton Developing Markets Securities Fund, Class 2	07	2005	10.000	11.200	0

Templeton Developing Markets Securities Fund, Class 2	08	2005	10.000	11.196	0

Templeton Foreign Securities Fund	01	2005	14.683	15.959	1,554,814
Templeton Foreign Securities Fund	01	2004	12.558	14.683	648,051
Templeton Foreign Securities Fund	01	2003	9.628	12.558	80,720
Templeton Foreign Securities Fund	01	2002	10.000	9.628	5,359

Templeton Foreign Securities Fund	02	2005	14.612	15.849	906,150
Templeton Foreign Securities Fund	02	2004	12.522	14.612	408,014
Templeton Foreign Securities Fund	02	2003	9.620	12.522	93,153
Templeton Foreign Securities Fund	02	2002	10.000	9.620	1,016

Templeton Foreign Securities Fund	03	2005	14.594	15.821	118,620
Templeton Foreign Securities Fund	03	2004	12.513	14.594	68,259
Templeton Foreign Securities Fund	03	2003	9.618	12.513	1,698
Templeton Foreign Securities Fund	03	2002	10.000	9.618	0

Templeton Foreign Securities Fund	04	2005	14.540	15.739	1,057,524
Templeton Foreign Securities Fund	04	2004	12.486	14.540	841,752
Templeton Foreign Securities Fund	04	2003	9.612	12.486	173,056
Templeton Foreign Securities Fund	04	2002	10.000	9.612	709

Templeton Foreign Securities Fund	05	2005	14.523	15.712	18,365
Templeton Foreign Securities Fund	05	2004	12.477	14.523	5,767
Templeton Foreign Securities Fund	05	2003	9.610	12.477	1,596
Templeton Foreign Securities Fund	05	2002	10.000	9.610	0

Templeton Foreign Securities Fund	06	2005	14.469	15.631	132,883
Templeton Foreign Securities Fund	06	2004	12.451	14.469	86,288
Templeton Foreign Securities Fund	06	2003	9.604	12.451	44,129
Templeton Foreign Securities Fund	06	2002	10.000	9.604	0

Templeton Foreign Securities Fund	07	2005	14.738	15.913	142,973
Templeton Foreign Securities Fund	07	2004	12.688	14.738	168,731
Templeton Foreign Securities Fund	07	2003	10.000	12.688	39,555

Templeton Foreign Securities Fund	08	2005	14.689	15.827	7,156
Templeton Foreign Securities Fund	08	2004	12.672	14.689	8,726
Templeton Foreign Securities Fund	08	2003	10.000	12.672	3,474

Templeton Growth Securities Fund Class 2	01	2005	15.806	16.975	39,074
Templeton Growth Securities Fund Class 2	01	2004	13.810	15.806	12,323
Templeton Growth Securities Fund Class 2	01	2003	10.000	13.810	0

Templeton Growth Securities Fund Class 2	02	2005	15.734	16.864	33,705
Templeton Growth Securities Fund Class 2	02	2004	13.775	15.734	19,339
Templeton Growth Securities Fund Class 2	02	2003	10.000	13.775	0

Templeton Growth Securities Fund Class 2	03	2005	15.716	16.836	0
Templeton Growth Securities Fund Class 2	03	2004	13.766	15.716	0
Templeton Growth Securities Fund Class 2	03	2003	10.000	13.766	0

Templeton Growth Securities Fund Class 2	04	2005	15.662	16.753	32,024
Templeton Growth Securities Fund Class 2	04	2004	13.740	15.662	10,688
Templeton Growth Securities Fund Class 2	04	2003	10.000	13.740	0

Templeton Growth Securities Fund Class 2	05	2005	15.644	16.725	2,424
Templeton Growth Securities Fund Class 2	05	2004	13.731	15.644	0
Templeton Growth Securities Fund Class 2	05	2003	10.000	13.731	0

Templeton Growth Securities Fund Class 2	06	2005	15.590	16.642	36,249
Templeton Growth Securities Fund Class 2	06	2004	13.705	15.590	934
Templeton Growth Securities Fund Class 2	06	2003	10.000	13.705	0

Templeton Growth Securities Fund Class 2	07	2005	14.236	15.188	0
Templeton Growth Securities Fund Class 2	07	2004	12.520	14.236	0
Templeton Growth Securities Fund Class 2	07	2003	10.000	12.520	0

Templeton Growth Securities Fund Class 2	08	2005	14.188	15.107	0
Templeton Growth Securities Fund Class 2	08	2004	12.504	14.188	0
Templeton Growth Securities Fund Class 2	08	2003	10.000	12.504	0

Wanger Select, Variable Series	01	2005	10.000	11.546	3,495

Wanger Select, Variable Series	02	2005	10.000	11.528	143

Wanger Select, Variable Series	03	2005	10.000	11.523	570

Wanger Select, Variable Series	04	2005	10.000	11.509	427

Wanger Select, Variable Series	05	2005	10.000	11.505	0

Wanger Select, Variable Series	06	2005	10.000	11.491	0

Wanger Select, Variable Series	07	2005	10.000	11.487	0

Wanger Select, Variable Series	08	2005	10.000	11.468	0

Wanger US Smaller Companies, Variable Series	01	2005	10.000	11.097	0

Wanger US Smaller Companies, Variable Series	02	2005	10.000	11.079	0

Wanger US Smaller Companies, Variable Series	03	2005	10.000	11.075	0

Wanger US Smaller Companies, Variable Series	04	2005	10.000	11.062	0

Wanger US Smaller Companies, Variable Series	05	2005	10.000	11.057	0

Wanger US Smaller Companies, Variable Series	06	2005	10.000	11.044	0

Wanger US Smaller Companies, Variable Series	07	2005	10.000	11.040	0

Wanger US Smaller Companies, Variable Series	08	2005	10.000	11.022	0

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

TELEPHONE:
Toll Free (800) 752-7215

GENERAL DISTRIBUTOR
Clarendon Insurance Agency, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts 02481